Exhibit 99.1

THIS DOCUMENT IS IMPORTANT AND REQUIRES

YOUR IMMEDIATE ATTENTION

Proposed Scheme of Arrangement

to establish

Osmetech plc

as a wholly owned subsidiary of

GenMark Diagnostics, Inc.

and

proposed listing of GenMark Diagnostics, Inc.

on the NASDAQ Global Market

and

proposed issue of new common shares

by GenMark Diagnostics, Inc.

Circular to Osmetech Shareholders, Osmetech Optionholders and Osmetech Warrantholders

THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION.

PART II OF THIS DOCUMENT COMPRISES AN EXPLANATORY STATEMENT IN COMPLIANCE WITH SECTION 897 OF THE COMPANIES ACT 2006. If you are in any doubt as to the action you should take, you are recommended to seek immediately your own personal financial advice from your stockbroker, bank manager, solicitor, accountant or other independent financial adviser who, if you are taking advice in the United Kingdom, is authorised under the FSMA or, if you are in a territory outside the United Kingdom, is an appropriately authorised independent financial adviser. Capitalised terms used throughout this document have the meanings set forth in Part VII of this document.

If you have sold or otherwise transferred all of your Osmetech Shares, please send this document as soon as possible to the purchaser or transferee or to the stockbroker, bank or other agent through whom the sale or transfer was effected for delivery to the purchaser or transferee. However, such documents should not be forwarded or transmitted in or into any jurisdiction in which such act would constitute a violation of the relevant laws of such jurisdiction. If you have sold or otherwise transferred only part of your holding of Osmetech Shares, you should immediately consult the stockbroker, bank or other agent through whom the sale or transfer was effected.

The GenMark Shares are intended to be quoted on the NASDAQ Global Market. Once made, the application for quotation on NASDAQ is expected to become effective and trading in GenMark Shares on NASDAQ is expected to commence at 2.30 p.m. (9.30 a.m. New York time) on 25 May 2010, being the expected Effective Date. The GenMark Shares will not be admitted to AIM or to the Official List or to trading on the London Stock Exchange’s main market for listed securities.

It is intended that the existing quotation of the Osmetech Shares on AIM will be cancelled on the business day following the Effective Date.

Following implementation of the Proposal, GenMark will be governed by the General Corporation Law of the State of Delaware and the Exchange Act of 1934, amongst other state and federal laws of the United States.

OSMETECH PLC

Proposed scheme of arrangement

(under Part 26 of the Companies Act 2006)

to establish

Osmetech plc

as a

wholly-owned subsidiary of

GenMark Diagnostics, Inc.

and proposed listing of GenMark on the NASDAQ Global Market and proposed issue of new common shares by GenMark

The release, publication or distribution of this document and any of the accompanying documents in or into jurisdictions other than the United Kingdom or the United States may be restricted by laws of those jurisdictions and therefore persons into whose possession this document or any of the accompanying documents comes should inform themselves about, and observe, any such restrictions. Failure to comply with any such restrictions may constitute a violation of the securities laws of any such jurisdiction. This document and the accompanying documents have been prepared pursuant to, and for the purposes of complying with, English law and the information disclosed may not be the same as that which would have been disclosed if this document and the accompanying documents had been prepared in accordance with the laws of jurisdictions outside the United Kingdom.

This document is not an offer for sale of any Securities in the United States.

Securities may not be offered or sold in the United States unless registered under the Securities Act of 1933, as amended, and applicable state securities laws or exempt from such registration. In reliance on the exemption provided by Section 3(a)(10) of the Securities Act, the issuance of the GenMark Shares to be issued pursuant to the Scheme has not been and will not be registered with the SEC under the Securities Act. In reliance on the pre-emption of state securities laws attached to a NASDAQ Global Market quotation of the GenMark Shares, the issuance of the GenMark Shares to be issued pursuant to the Scheme has not been and will not be registered under the securities laws of any state or other jurisdiction of the United States. Persons who are affiliates of GenMark after the implementation of the Scheme will be subject to certain US transfer restrictions relating to GenMark Shares received under the Scheme as more fully described in paragraph 7.2 (Transfer Restrictions) of Part II.

You should read the whole of this document along with the accompanying documents. Your attention is drawn to the letter from the Chairman of Osmetech on pages 17 to 22 of this document, recommending that Osmetech Shareholders vote in favour of the Scheme of Arrangement at the Court Meeting and in favour of the resolutions relating to the Proposal to be proposed at the Scheme GM.

Your attention is drawn to the section headed “Risk factors” set out on pages 6 to 7 of this document for a discussion of certain factors that should be considered by Osmetech Shareholders when considering what action to take in connection with the Court Meeting and the Scheme GM.

Notices of the Court Meeting and the Scheme GM, and details of the time, date and venue of each meeting, are set out on pages 72 to 79 of this document.

Osmetech Shareholders are asked to complete and return the relevant enclosed forms of proxy in accordance with the instructions printed thereon as soon as possible, but in any event so as to be received by the Company’s registrar, Capita Registrars, PXS, 34 Beckenham Road, Beckenham, Kent BR3 4TU, not later than 48 hours before the relevant meeting. If the form of proxy for the Court Meeting is not lodged by then, it may be handed to Capita Registrars, on behalf of the chairman of the Court Meeting before the start of the taking of the poll at the Court Meeting.

The action to be taken by Osmetech Shareholders is detailed on pages 34 and 35 of this document.

Apart from the responsibilities and liabilities, if any, which may be imposed on Canaccord Adams by the FSMA or the regulatory regime established thereunder, Canaccord Adams does not accept any responsibility whatsoever for the contents of this document or for any statement made or purported to be made by it, or on its behalf, in connection with Osmetech, GenMark, the Osmetech Shares, the GenMark Shares or the Proposal. Canaccord Adams accordingly disclaims all and any liability whether arising in tort, contract or otherwise (save as referred to above) which it might otherwise have in respect of this document or any such statement.

Canaccord Adams, which is authorised and regulated in the United Kingdom by the FSA, is acting exclusively for Osmetech and GenMark and no one else in connection with the Proposal and will not be responsible to anyone other than Osmetech and GenMark for providing the protections afforded to clients of Canaccord Adams nor for providing advice in relation to the Proposal or the contents of this document, or any matter referred to herein.

This document does not constitute an offer or an invitation to any person to subscribe for or to purchase any securities in GenMark.

The GenMark Shares to be issued pursuant to the Scheme will only be issued to Osmetech Shareholders in accordance with the terms of the Scheme.

No shares in GenMark have been marketed to, nor are any shares in GenMark available for purchase by, the public in the United Kingdom in connection with the listing of the GenMark Shares on the NASDAQ Global Market. This document does not constitute, and neither Osmetech or GenMark is making, any offer of transferable securities to the public within the meaning of sections 85 and 102B of the FSMA. This document is not an approved prospectus for the purposes of and as defined in section 85 of the FSMA and has not been prepared in accordance with the Prospectus Rules and has not been approved by the FSA or by any other authority which could be a competent authority for the purposes of the Prospectus Directive.

The statements contained in this document are made as at the date of this document unless some other time is specified in relation to them, and service or delivery of this document shall not give rise to any implication that there has been no change in the facts set forth herein since such date.

EXPECTED TIMETABLE OF PRINCIPAL EVENTS

The following indicative timetable sets out the expected dates (subject to note 6 below) for the implementation of the Proposal.

Event	Time and/or date(1)
Latest time for lodging blue forms of proxy for the Court Meeting	11.30 a.m. on 18 April 2010(2)
Latest time for lodging white forms of proxy for the Scheme GM	11.45 a.m. on 18 April 2010(3)
Voting Record Time for the Court Meeting and the Scheme GM	6.00 p.m. on 18 April 2010(4)
Court Meeting	11.30 a.m. on 20 April 2010
Scheme GM	11.45 a.m. on 20 April 2010(5)
The following dates are subject to change (please see note (6) below)
Reduction Record Time	6.00 p.m. on 19 May 2010(6)
Last day of dealings in Osmetech Shares	Up until 4.30 p.m. on 19 May 2010
Suspension of trading of Osmetech Shares on AIM	7.00 a.m. on 20 May 2010(6)
Court Hearing to sanction the Scheme and Capital Reduction	20 May 2010(6)
Conditional dealings commence in GenMark Fundraising Shares	2.00 p.m. (9.00 a.m. New York time) on 20 May 2010(6)
Last day and time for receipt of transfers of Osmetech Shares for registration	12.00 p.m. on 24 May 2010(6)
Scheme Record Time	6.00 p.m. on 24 May 2010(6)
Effective Date of the Scheme	25 May 2010(6)
Commencement of trading on the NASDAQ Global Market in GenMark including in relation to GenMark Fundraising Shares	2.30 p.m. (9.30 a.m. New York time) on 25 May 2010(6)
Cancellation of quotation of Osmetech Shares on AIM	7.00 a.m. on 26 May 2010(6)
Latest date for despatch of DRS statements (if applicable) in respect of GenMark Shares	24 June 2010(6)

Notes:

(1)	References to time in this document are to London time, unless otherwise stated.

(2)	It is requested that forms of proxy for the Court Meeting be lodged at least 48 hours prior to the appointed time for the Court Meeting (or, in the case of an adjournment, not later than 48 hours before the time fixed for the holding of the adjourned Court Meeting), although forms of proxy not so lodged may be handed to the Company’s registrars, Capita Registrars, on behalf of the chairman of the Court Meeting before the taking of the poll at the Court Meeting.

(3)	Forms of proxy for the Scheme GM must be lodged at least 48 hours prior to the Scheme GM (or, in the case of an adjournment, not later than 48 hours before the time fixed for the holding of the adjourned Scheme GM). Forms of proxy for the Scheme GM not lodged by this time will be invalid.

(4)	If either the Court Meeting or the Scheme GM is adjourned, the Voting Record Time for the adjourned Shareholder Meeting will be 6.00 p.m. on the date two days before the date set for the adjourned Shareholder Meeting.

(5)	Or as soon thereafter as the Court Meeting shall have concluded or been adjourned.

(6)	These dates are indicative only and will depend, among other things, on the date upon which the Court sanctions the Scheme and confirms the associated Capital Reduction as well as the date on which the Court Order is delivered to the Registrar. These dates may also be adjusted to the extent that the dates of the GenMark Fundraising and the NASDAQ Listing are amended. If any of the dates set out above (including, inter alia, the expected date of the Court Hearing) change, the Company will give notice of the change by issuing an announcement through a Regulatory Information Service and by notice on the Company’s website.

ENCLOSURES

All Osmetech Shareholders will find enclosed with this document:

•	a BLUE form of proxy for use in connection with the Court Meeting; and

•	a WHITE form of proxy for use in connection with the Scheme GM.

HELPLINES

Osmetech Shareholders who have any questions about this document (other than in relation to the transfer of the GenMark Shares issued pursuant to the Scheme), the Court Meeting or the Scheme GM, or are in any doubt as to how to complete the forms of proxy for the Shareholder Meetings, should call Osmetech’s registrar, Capita Registrars, between 9.00 a.m. and 5.00 p.m. (London time) Monday to Friday on 0871 664 0321 or, if telephoning from outside the UK, on +44 208 639 3399. Calls to the Capita Registrars’ 0871 664 0321 number are charged at 10 pence per minute (including VAT) plus any of your service provider’s network charges. Calls to the Capita Registrars’ +44 208 639 3399 number from outside the UK are charged at applicable international rates. Osmetech Shareholders who have any questions about the transfer of GenMark Shares issued pursuant to the Scheme should call AST, GenMark’s registrar and transfer agent, between 8.00 a.m. and 5.00 p.m. (Eastern time) Monday to Friday on 1-800-937-5449 or if telephoning from outside the US on +1-718-921-8124. Calls to AST’s 1-800-937-5449 number are not subject to any charges (however your service provider’s network charges may apply). Calls to AST’s +1-718-921-8124 number from outside the US are charged at applicable international rates.

Different charges may apply to calls made from mobile telephones and calls may be recorded and monitored randomly for security and training purposes.

Helpline operators cannot provide financial, taxation or legal advice or advice on the merits of the Proposal.

Helplines are open Monday to Friday (excluding public holidays) during normal business hours in the relevant jurisdiction.

LEGAL NOTICES

The GenMark Shares to be issued pursuant to the Scheme will only be issued to Osmetech Shareholders in accordance with the terms of the Scheme. Nothing contained in this document shall constitute an offer to sell, or a solicitation of any offer to purchase or subscribe for, any shares in Osmetech or GenMark, nor shall it form the basis of, or be relied upon in connection with, any contract for such purchase or subscription.

Securities may not be offered or sold in the United States unless registered under the Securities Act and applicable state securities laws or exempt from such registration. In reliance on the exemption provided by Section 3(a)(10) of the Securities Act, the issuance of the GenMark Shares to be issued pursuant to the Scheme has not been and will not be registered with the SEC under the Securities Act. In reliance on the pre-emption of state securities laws attached to a NASDAQ Global Market quotation of the GenMark Shares, the issuance of the GenMark Shares to be issued pursuant to the Scheme has not been and will not be registered under the securities laws of any state or other jurisdiction of the United States. Persons who are affiliates of GenMark after the implementation of the Scheme will be subject to certain US transfer restrictions relating to GenMark Shares received under the Scheme as more fully described in paragraph 7.2 (Transfer Restrictions) of Part II of this document.

FORWARD-LOOKING STATEMENTS

Statements in this document regarding the Scheme, including expectations with respect to the timetable for completing the Scheme, future financial operating results, potential benefits of the Scheme, and future opportunities for GenMark as well as any other statements about the future expectations, beliefs, goals, plans or prospects of the management of GenMark constitute “forward-looking” statements. Any statements that are not statements of historical fact (including statements containing the words “believe”, “plan”, “anticipate”, “expect”, “estimate”, and similar expressions) should also be considered to be forward-looking in nature. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including decreases in demand for Osmetech’s products and other factors described in Osmetech’s Annual Report for the year ended 31 December 2009. Osmetech disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this document.

All forward-looking statements should be read, in particular, in the context of the risk and other factors described in this section. Osmetech Shareholders are cautioned not to place undue weight on these forward-looking statements. Actual results may differ materially from those anticipated in such forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein may not be realised. More detailed information about these and other risk factors is set forth in the section headed “Risk factors” set out on pages 6 to 7 of this document and on pages 11 and 12 of Osmetech’s annual report and accounts for the year ended 31 December 2008 which is available from Osmetech’s website at www.osmetech.com or can be viewed at the offices of Ashurst LLP, Broadwalk House, 5 Appold Street, London EC2A 2HA from the date of this document until the Effective Date.

RISK FACTORS

The following risks and uncertainties relating to the Proposal should be carefully considered in addition to the other information set out in this document. There may be additional risks and uncertainties relating to the Proposal not presently known to the Directors or that the Directors currently deem immaterial which may have a material adverse effect on the Osmetech Group.

Implementation of the Proposal

•	There can be no certainty that the Scheme will be approved by Osmetech Shareholders or sanctioned by the Court, or that the Proposal will otherwise be completed.

Market price of GenMark Shares

•

The GenMark Shares are intended to be listed on the NASDAQ Global Market and the existing quotation of Osmetech’s Shares on AIM is intended to be cancelled. GenMark’s share price may be significantly affected by short-term changes in its financial condition or results of operations as reflected in its quarterly earnings reports.

•

Other factors unrelated to the Osmetech Group’s performance that may have an effect on the price of the GenMark Shares include: the extent of analytical coverage available to investors concerning the Osmetech Group’s business that may be limited if investment banks with research capabilities do not continue to follow GenMark’s securities; and any lessening in trading volume and general market interest in GenMark’s securities that may affect an investor’s ability to trade significant numbers of GenMark Shares. As a result of these factors, the market price of the GenMark Shares at any given point in time may not accurately reflect GenMark’s long-term value.

Future sales of GenMark Shares by existing shareholders

•

Sales of a large number of GenMark Shares in the public markets, or the potential for such sales, could decrease the trading price of GenMark Shares and could impair GenMark’s ability to raise capital through future issues of GenMark Shares.

•	Due to the change in domicile, certain shareholders may no longer be able to hold shares in GenMark due to their investment mandates.

Dilution of GenMark Shares

•

As there are no pre-emption rights for shareholders under the GenMark By-laws, an increase in the number of common shares in the capital of GenMark in the market through further issues by GenMark could result in the voting power of GenMark’s existing shareholders being diluted.

Changes in tax treatment

•	Any change in current tax law or practice could adversely affect the tax consequence of the Proposal to Osmetech Shareholders.

•

The statements in this document are brief and general summaries of United Kingdom and United States taxation treatment of the Proposal. The summaries are based on existing law, including statutes, regulations, administrative rulings and court decisions, and what is understood to be current HMRC and IRS practice, all as in effect at the date of this document. Future legislative, judicial or administrative changes or interpretations could be retroactive and could affect the tax consequences of the Proposal to Osmetech Shareholders.

HM Revenue & Customs Clearance

•

HMRC have granted clearance under section 138 of the Taxation of Chargeable Gains Act 1992 that the Scheme is being carried out for bona fide commercial purposes and does not form part of a scheme or arrangement of which the main purpose, or one of the main purposes, is the avoidance of a liability to capital gains tax or corporation tax. This should ensure that no Osmetech Shareholders will be treated as having made a disposal of their Osmetech Shares for the purposes of UK taxation of chargeable gains as reconstruction relief under section 136 Taxation of Chargeable Gains Act 1992 should apply. Although HMRC’s practice is that they will not give a clearance where it is apparent to them that the conditions for reconstruction relief are not met, it cannot be guaranteed that HMRC will not challenge the availability of reconstruction relief. If successful, this could result in either a taxable capital gain or allowable loss for Osmetech Shareholders (depending on their personal circumstances) as a result of the Scheme.

More extensive US regulation of GenMark

•

Osmetech expects that, although as at the date of this document it still qualifies as a “foreign private issuer” under the SEC’s rules, it will cease to so qualify on 30 June 2010, the next date such status is tested, as the number of Osmetech Shares owned by US residents has increased to above 50 per cent. of Osmetech’s issued share capital. Accordingly, Osmetech would become subject to the US public company reporting requirements of the SEC even without the Proposal. Following the Proposal, GenMark and its insiders will become subject to the US reporting, disclosure and corporate governance requirements.

Future business and operations of the Osmetech Group

•

The future business and operations of the Osmetech Group may be affected by risks and uncertainties which are unconnected with the Proposal. More detailed information about these risks and uncertainties is set forth in the Company’s annual report and accounts for the year ended 31 December 2008 which is available from Osmetech’s website at www.osmetech.com, or can be viewed at the offices of Ashurst LLP, Broadwalk House, 5 Appold Street, London EC2A 2HA from the date of this document until the Effective Date.

Completion of GenMark Fundraising

•

As part of the Proposals, GenMark is proposing to raise approximately $40 million through the issuance of GenMark Shares pursuant to the GenMark Fundraising. No assurance can be given that the GenMark Fundraising will be completed. If the GenMark Fundraising is not completed, it will not be possible for the NASDAQ Listing to become effective (and accordingly the GenMark Shares to be issued pursuant to the Scheme would not be listed on the NASDAQ Global Market). The Scheme must have become effective as a pre-condition for the NASDAQ Listing to take effect and for completion of the GenMark Fundraising. A structure is in place to enable the Osmetech Directors, so far as is reasonably practicable, to not take the necessary formal steps to bring the Scheme into effect if it appears that the GenMark Fundraising will not proceed and complete. If the Directors believe (based on the facts known to them immediately prior to the Effective Date) that the GenMark Fundraising will not proceed and complete, the Directors will not take such steps and Osmetech will continue to be traded on AIM as the holding company of the Osmetech Group. In particular, the Court Order sanctioning the Scheme will not be delivered to the Registrar to be registered and for the Scheme to become effective until all of the conditions to closing (save for the condition relating to the Scheme becoming effective) under the Underwriting Agreement have been satisfied or waived. Similarly, to the extent that the GenMark Fundraising and the NASDAQ Listing is delayed, the implementation of the Scheme will be postponed accordingly. In the opinion of the Directors, the structure adopted eliminates any material and reasonably foreseeable risk that the Scheme would proceed but that the GenMark Fundraising and the NASDAQ Listing would not.

Dilutive effect on Osmetech Shareholders arising as a result of the GenMark Fundraising

•

The GenMark Fundraising will be on a non pre-emptive basis, which means that the existing Osmetech Shareholders will not have an entitlement to participate in the GenMark Fundraising, although the Underwriters may approach some of the current Osmetech Shareholders as part of the GenMark Fundraising. As at the date of this document, the number and price at which the GenMark Shares will be issued pursuant to the GenMark Fundraising is not known, and will not be known before Osmetech Shareholders vote on the Scheme at the Shareholder Meetings. The number of GenMark Shares to be issued pursuant to the GenMark Fundraising, together with the price at which they will be issued, and accordingly the actual dilutive effect on Osmetech Shareholders as a consequence of the GenMark Fundraising will be announced on AIM when they have been determined. It is anticipated that the GenMark Fundraising will be completed at the same time as the Scheme becomes effective. By voting in favour of the Scheme at the Shareholder Meetings, Osmetech Shareholders will be giving the GenMark Directors discretion to determine the number of GenMark Shares and the price at which they are issued pursuant to the GenMark Fundraising. Whilst the GenMark Fundraising will have a dilutive effect on Osmetech Shareholders, the funds to be raised by the GenMark Fundraising will be available for the future development of the Osmetech Group for the benefit of all Osmetech Shareholders.

QUESTIONS AND ANSWERS ABOUT THE PROPOSAL

The following section is designed to assist your understanding of the Proposal. However, sole reliance should not be placed upon it and for a full and proper understanding of the Proposal you are advised to read the whole of this document.

1.	What is the Proposal?

The Proposal is to:

•

reorganise the Osmetech Group pursuant to a Court approved scheme of arrangement so that Osmetech becomes a wholly-owned subsidiary of GenMark, a new company incorporated in the State of Delaware, United States, and the current holders of Osmetech Shares become shareholders of GenMark;

•	move the trading facility of the parent company of the Osmetech Group from AIM to the NASDAQ Global Market; and

•	implement an equity fundraising in GenMark.

The Proposal is described in further detail in paragraph 2 of Part II of this document.

2.	What is the Scheme?

Osmetech is proposing to reorganise the Osmetech Group pursuant to a Court approved scheme of arrangement under Part 26 of the Companies Act so that Osmetech becomes a wholly and directly owned subsidiary of GenMark and the existing Osmetech Shareholders become shareholders of GenMark. Immediately following the Scheme becoming effective, former Osmetech Shareholders will hold 100 per cent. of the GenMark Shares in issue, however, as described in further detail in paragraph 2.1 of Part II of this document, the Board also proposes as part of the Proposal to implement an equity fundraising in GenMark immediately after the Scheme becomes effective which will not be open to all Osmetech Shareholders. The Scheme will be implemented by cancelling and extinguishing all of the Scheme Shares on the Effective Date, capitalising the reserve created by the cancellation and issuing New Osmetech Shares to GenMark. In return for GenMark’s receipt of New Osmetech Shares, Scheme Shareholders will receive one GenMark Share for every 230 Osmetech Shares previously held by them at the Scheme Record Time (with any fractional entitlements to GenMark Shares being rounded up).

3.	When will this all happen?

The Scheme will require the approval of Osmetech Shareholders at the Court Meeting and the Scheme GM, and the sanction of the Court. Both Shareholder Meetings are expected to be held on 20 April 2010 and the Court Hearing is expected to be held on 20 May 2010, although this date is subject to change. Notices of the Court Meeting and the Scheme GM are set out on pages 72 to 79 of this document.

Voting Record Time

Entitlement to attend and vote at the Shareholder Meetings and the number of votes which may be cast thereat will be determined by reference to the register of members of Osmetech at the Voting Record Time, being 6.00 p.m. on 18 April 2010, which is two days before the expected date of the Shareholder Meetings (or, in the event that the Shareholder Meetings are adjourned, by reference to the register of members of Osmetech at 6.00 p.m. on the day that is two days before the adjourned Shareholder Meetings).

Court Meeting

The Court Meeting has been convened for 11.30 a.m. on 20 April 2010 in accordance with the direction of the Court to enable Scheme Shareholders to consider and, if thought fit, approve the Scheme.

Scheme general meeting

The Scheme GM has been convened for 11.45 a.m. on 20 April 2010 (or as soon thereafter as the Court Meeting shall have concluded or been adjourned) to enable Osmetech Shareholders to consider and, if thought fit, pass certain resolutions relating to the Proposal (including a special resolution which requires a vote of not less than 75 per cent. of the votes cast).

Scheme Record Time

Entitlement to GenMark Shares under the terms of the Scheme will be determined by reference to Osmetech’s register of members as at the Scheme Record Time.

Scheme Effective Date

The Scheme will become effective as soon as a copy of the Court Order (together with the Statement of Capital attached thereto) is delivered to the Registrar for registration. Subject to the necessary Court and Osmetech Shareholder approvals being obtained, this is expected to occur, and the Scheme is expected to become effective, on 25 May 2010. However, this date is subject to change.

NASDAQ Listing

As part of the Proposal, Osmetech intends to apply to list the GenMark Shares to be issued under the Scheme on the NASDAQ Global Market, and to cancel Osmetech’s trading facility on AIM. The NASDAQ Listing is expected to become effective and trading in GenMark Shares on the NASDAQ Global Market is expected to commence at 2.30 p.m. (9.30 a.m. New York time) on 25 May 2010 (assuming the GenMark Fundraising Shares are also listed on the NASDAQ Global Market at the same time), the day on which the Scheme of Arrangement is expected to become effective. Any GenMark Fundraising Shares are also expected to be listed on the NASDAQ Global Market at the same time.

The Osmetech Shares are expected to be suspended from trading on AIM at 7.00 a.m. on 20 May 2010 and the cancellation of the AIM Trading Facility of Osmetech Shares is expected to take effect from 7.00 a.m. on 26 May 2010.

The expected timetable of principal events to give effect to the Proposal is set out on page 3 of this document. Please also see the response to question 24 (What is the GenMark Fundraising?) in relation to the interplay between completion of the Scheme, the NASDAQ Listing and the GenMark Fundraising.

4.	Why is Osmetech doing this?

The Board believes that the proposal to move to a US listing on the NASDAQ Global Market is in the best interests of Osmetech Shareholders. This is the natural next step in the evolution of the Company’s shareholder base which has seen a steady growth in US ownership since 2006, including a significant increase over the last two years with approximately 57 per cent. of Osmetech’s Ordinary Shares now being beneficially owned by US residents. The Proposal will align the place of listing with the business activities of the Osmetech Group, which are almost entirely based in the US, and where the Board expects the majority of the Osmetech Group’s future growth to take place. Currently over 95 per cent. of the Osmetech Group’s sales and net assets are in the US. The Board considers there to be a potentially larger pool of investors in the US than in the UK who are more familiar with the Osmetech Group’s business and have a better understanding of the US molecular diagnostics industry, which is the current focus of the Osmetech Group. The Board also believes that there is a general reluctance on the part of US investors to invest in UK companies of the size and profile of Osmetech unless they have a trading facility in the US. Furthermore, a significant number of emerging healthcare technology companies trade on the NASDAQ Global Market and the Directors believe that there is a greater knowledge and understanding of those companies in that market.

The Board believes that a NASDAQ Listing will raise the profile of the Osmetech Group amongst the investor community in the US and with potential strategic partners and customers. They also believe that a trading facility on the NASDAQ Global Market may also ultimately provide greater liquidity for Shareholders. In addition, the Board expects that the parent company of the Osmetech Group will benefit from its listing being amongst a more appropriate public company peer group.

The GenMark Directors have decided not to seek an AIM quotation for the GenMark Shares on account of:

(i)	the additional costs involved in obtaining and maintaining an AIM quotation in the UK;

(ii)	the fact that following the GenMark Fundraising it is anticipated that a very significant majority of the issued share capital of GenMark will be held by residents in the US and the fact that the entire operations of GenMark will be based in the US; and

(iii)	the belief that AIM is a less liquid market than the NASDAQ Global Market for a company such as Osmetech.

5.	What will be the effect of the Proposal on Osmetech Shares?

If fully implemented, the Proposal will result in all the Osmetech Shares being replaced by GenMark Shares, on the following basis:

one GenMark Share for every 230 Osmetech Shares held at the Scheme Record Time

Osmetech Shareholders will not have to pay anything for the GenMark Shares.

6.	Will I receive fractional interests in GenMark Shares in connection with the Proposal?

You will not receive a fractional interest in GenMark Shares in connection with the Proposal. To the extent that you would otherwise be entitled to a fractional interest in GenMark Shares, such fractional interest will be rounded up and a single GenMark Share will be issued in respect of any Scheme Shareholder’s aggregate fractional entitlement to a GenMark Share.

7.	Why is Court approval needed?

The Scheme, if approved, will be binding on all Scheme Shareholders, including any Scheme Shareholders who did not vote to approve the Scheme or who voted against the Scheme, when it becomes effective, thereby providing certainty and equality of treatment for Scheme Shareholders. The implementation of the Scheme must satisfy certain legal requirements for the protection of Osmetech Shareholders and creditors and therefore requires the approval of the Court.

8.	What are “Scheme Shares”?

Scheme Shares are Osmetech Shares that are: (1) currently in issue or are issued before the Voting Record Time; or (2) issued on or after the Voting Record Time but on or before the Reduction Record Time either on terms that the original or any subsequent holders of such shares are to be bound by the Scheme, or in respect of which the holders are, or have agreed in writing to be, bound by the Scheme (save for any Osmetech Shares held by GenMark). Accordingly, any ordinary shares in Osmetech which you hold at the date of this document will be Scheme Shares. Only Scheme Shares will be cancelled pursuant to the Scheme. It is anticipated that GenMark will acquire one Osmetech Share prior to the Reduction Record Time.

9.	What will actually happen to my Scheme Shares?

If the Proposal is fully implemented it will result in Osmetech Shareholders receiving one GenMark Share for every 230 Osmetech Shares held at the Scheme Record Time.

The key steps are as follows:

•	all Scheme Shares will be cancelled;

•	Osmetech will issue New Osmetech Shares to the new holding company, GenMark;

•	GenMark will issue to the Scheme Shareholders one GenMark Share for every 230 Scheme Shares held by them at the Scheme Record Time.

10.	When and how will I receive my new shares in GenMark?

GenMark has retained American Stock Transfer & Trust Company LLC to serve as its transfer agent and registrar. Upon the Effective Date of the Scheme, Capita Registrars, the transfer agent and registrar for Osmetech, will transfer to AST all information in its possession related to the Osmetech Shareholders as of the Scheme Record Time, including the names, addresses and share holding amounts of each Osmetech Shareholder. The current nominee details (including the account in which Osmetech Shares are currently held) will be replicated by AST. As a result, if Osmetech Shares are held by a nominee on the Scheme Record Time, GenMark Shares will be recorded by AST in the name of the relevant nominee. Those who hold Osmetech Shares via a nominee are advised, to the extent permitted by applicable law or regulation, to contact the relevant nominee. AST will set up an account for each of the Osmetech Shareholders or their respective nominees (as outlined above) and process all future changes to GenMark’s stock records. All GenMark Shares will be held in book-entry form, and no physical stock certificates will be issued. To help facilitate transfers or sales of the GenMark Shares by the former Osmetech Shareholders, GenMark has elected to use the Direct Registration System implemented by the Depository Trust Company for the book-entry shares held by eligible shareholders. DRS facilitates transfers by allowing the GenMark Shares to be electronically transferred between AST and an Eligible Broker selected by a former Osmetech Shareholder. Within 30 days from the Effective Date, each former Osmetech Shareholder will receive information from AST that details their account information and the number of GenMark Shares that are held in book-entry form at AST for such former Osmetech Shareholder. For GenMark Shares placed in DRS, this information also will be contained in a DRS Statement. The information a former Osmetech Shareholder receives from AST, including the DRS Statement, are not negotiable instruments nor a security, and delivery of this information does not itself confer any rights upon the recipient. Nevertheless, this information should be kept with important documents as a record of ownership of these securities.

The GenMark Shares held by those former Osmetech Shareholders who are officers, directors or affiliates of GenMark or who are subject to contractual transfer restrictions will not be placed in DRS and will continue to be held in book-entry form at AST. At the time these transfer restrictions are satisfied or lapse, the non-restricted GenMark Shares will be entered into DRS, and allowed to be transferred as outlined above.

For further information please see paragraph 7.2 of Part II of this document.

11.	Do I need to vote?

Your vote is important. In particular, the Court needs to be satisfied that there is a fair representation of the opinion of Scheme Shareholders at the Court Meeting.

Osmetech Shareholders are therefore urged to complete, sign and return BOTH of the enclosed forms of proxy as soon as possible. This will not preclude Osmetech Shareholders from attending the Shareholder Meetings in person. The BLUE form of proxy is for the Court Meeting and the WHITE form of proxy is for the Scheme GM.

12.	Who is entitled to vote?

Only Osmetech Shareholders entered in the register of members of Osmetech at the Voting Record Time will be entitled to attend and vote at the Shareholder Meetings.

If you are not the registered holder of your Osmetech Shares, the registered holder may be entitled to vote your Osmetech Shares if you provide that holder with instructions on how to vote. If your broker is the registered holder of your Osmetech Shares, you should instruct your broker to vote your Osmetech Shares following the directions provided by you to your broker.

If your broker has not received instructions from you and does not vote your Osmetech Shares, your shares will not be counted towards the number of shares considered present at the Shareholder Meetings and will not have an effect on the outcome of the vote.

13.	Why are there two Shareholder Meetings?

There are two Shareholder Meetings, being the Court Meeting and a subsequent Scheme GM, which are being called for different purposes and which will be held on the same day. The Court Meeting is a statutory requirement of the Scheme and is convened by the Court solely to approve the Scheme itself. The Scheme GM is a general meeting of the Company convened by the Company in order to pass a special resolution which is necessary to implement the Proposal (including the Scheme). Before the Court’s approval can be sought to sanction the Scheme, the

Scheme will require approval by Scheme Shareholders at the Court Meeting and the passing of the proposed special resolution by Osmetech Shareholders at the Scheme GM.

The Shareholder Meetings are to be held at the offices of Ashurst LLP, Broadwalk House, 5 Appold Street, London EC2A 2HA from 11.30 a.m. on 20 April 2010. The formal notices in respect of the Shareholder Meetings are set out on pages 72 to 79 of this document. Osmetech Shareholders who are unable or would prefer not to attend the Shareholder Meetings are encouraged to vote by completing and returning the enclosed forms of proxy in accordance with the instructions printed thereon.

14.	How do I vote if my Osmetech Shares are registered in my name?

If you are a Osmetech Shareholder, forms of proxy for your use in connection with the Shareholder Meetings are enclosed with this document. Whether or not you propose to attend the Shareholder Meetings, you should complete and sign the attached forms of proxy in accordance with the instructions on them. Completed forms of proxy should be returned to Osmetech’s registrar, Capita Registrars, PXS, 34 Beckenham Road, Beckenham, Kent BR3 4TU.

Osmetech Shareholders are requested to lodge BLUE forms of proxy, for use in connection with the Court Meeting, at least 48 hours before the time appointed for the Court Meeting (on the basis of the expected timetable, this will be by no later than 11.30 a.m. on 18 April 2010 or, if the Court Meeting is adjourned, 48 hours before the time set for the holding of the adjourned meeting). BLUE forms of proxy not lodged (i.e. received by Capita Registrars) by such time may be handed to the Company’s registrars, Capita Registrars, on behalf of the chairman of the Court Meeting before the taking of the poll at the Court Meeting.

WHITE forms of proxy, for use in connection with the Scheme GM, must be lodged (i.e. received by Capita Registrars) at least 48 hours before the time appointed for the Scheme GM (on the basis of the expected timetable, this will be by no later than 11.45 a.m. on 18 April 2010 or if the Scheme GM is adjourned 48 hours before the time set for the holding of the adjourned meeting). WHITE forms of proxy not lodged by such time will be invalid.

15.	If my broker is the registered holder of my Osmetech Shares, will my broker vote my shares for me?

If you are not the registered holder of your Osmetech Shares, the registered holder may be entitled to vote your Osmetech Shares if you provide that holder with instructions on how to vote. You should instruct your broker to vote your Osmetech Shares, following the directions provided to you by your broker.

If your broker has not received instructions from you and does not vote your Osmetech Shares, your shares will not be counted towards the number of shares considered present at the Shareholder Meetings and will not have an effect on the outcome of the vote.

16.	What should I do with my Osmetech Share certificate?

On the Effective Date (which is expected to be 25 May 2010, although this date is subject to change), Osmetech Share certificates will cease to be valid. Any share certificates issued in respect of Osmetech Shares will not need to be returned to AST or to GenMark (although GenMark reserves the right to request Osmetech Shareholders who hold their Osmetech Shares in certificated form to send such certificates to GenMark for cancellation).

17.	What if I am resident outside of the United Kingdom or the United States?

If you are resident outside the United Kingdom or the United States, or a national or citizen of jurisdictions outside the United Kingdom or the United States, you should read paragraph 9 of Part II and paragraph 3 of Part V of this document.

18.	Are there any taxation consequences of the Proposal?

(a)	Disposal of Osmetech Shares

Subject to the statements made in the Risk Factors section of this document, any UK resident or ordinarily resident Osmetech Shareholder should not be treated as having made a disposal of their

Osmetech Shares for the purposes of UK taxation of chargeable gains as a result of the Scheme being implemented. Non-UK resident Osmetech Shareholders will generally not be subject to UK taxation on chargeable gains in respect of their holdings of Osmetech Shares.

(b)	Dividend treatment

UK resident individual shareholders are currently entitled to a non-payable tax credit on dividends that they receive from Osmetech. Such shareholders will also generally be entitled to a non-payable tax credit on dividends that they receive from GenMark. UK resident corporate shareholders (and shareholders who are taxed in the same manner as a UK corporation tax payer) are in general currently exempt from tax on dividends that they receive from Osmetech. Such shareholders will also generally be exempt from tax on dividends that they receive from GenMark on their common shares.

Please refer to paragraph 6 of Part VI of this document for a more detailed description of the tax consequences for UK and US resident Osmetech Shareholders. For all other jurisdictions, or if you are in any doubt about your taxation position, you should consult your professional adviser.

19.	What if I hold Osmetech Options or Osmetech Warrants?

Osmetech Optionholders and Osmetech Warrantholders should read paragraph 10 of Part II of this document for further information in relation to how the Osmetech Options and Osmetech Warrants will be affected by the Scheme.

20.	What will GenMark’s dividend policy be?

To date, Osmetech has not paid a dividend to Osmetech Shareholders. There are currently no plans to pay a dividend but if GenMark does pay a dividend in the future, such dividends will be in US dollars.

21.	Will I be able to trade my Osmetech Shares during the time between the date of this document and the Effective Date of the Scheme?

You will be able to trade your Osmetech Shares during the time between the date of this document and the close of business on the day before the Suspension Date. The last date for dealings in Osmetech Shares is therefore expected to be 19 May 2010, although this date is subject to change.

Certificated Holders of Osmetech Shares should note, however, that, if they intend to trade their Osmetech Shares between the date of this document and the Suspension Date, they must ensure that the relevant trade has completed (i.e. settled) by no later than the Scheme Record Time, which is expected to be 6.00 p.m. on 24 May 2010, although this date is subject to change. If any trades in certificated Osmetech Shares have not settled by this time, the relevant Osmetech Shareholder will be required to make arrangements with his financial adviser and/or broker to ensure that the trade is satisfied by the transfer of GenMark Shares. Capita Registrars have indicated that in order to ensure that trades are completed by this time they must have received the documents necessary to effect the transfer by no later than 12.00 p.m. on the day of the Scheme Record Time.

If Certificated Holders of Osmetech Shares are in any doubt as to what action they should take, they should seek advice from their financial adviser and/or broker.

As noted above, Osmetech is applying to list the GenMark Shares to be issued under the Scheme on the NASDAQ Global Market, and it is expected that Osmetech Shareholders will be able to trade their GenMark Shares on the NASDAQ Global Market from shortly after 25 May 2010 onwards, although this date is subject to change.

The Effective Date is expected to be on or about 25 May 2010, although this date is subject to change.

22.	Will US regulation of GenMark be the same as for Osmetech?

Osmetech expects that although, as at the date of this document, it still qualifies as a “foreign private issuer” under the SEC’s rules it will cease to so qualify on 30 June 2010, the next date such status is tested, as the number of Osmetech Shares owned by US residents has increased to above 50 per cent. of Osmetech’s Shares. Accordingly, Osmetech would become subject to the US public company reporting requirements of the SEC even without the Proposal. Following the Proposal, GenMark and its insiders will become subject to the US reporting, disclosure and corporate governance requirements, including but not limited to:

•	quarterly and annual reporting on US forms;

•	proxy rules and disclosure;

•	current reporting on Form 8-K;

•	financial statements prepared in accordance with US GAAP;

•	insider reporting and short swing profit recovery rules;

•	board independence and other NASDAQ Global Market listing and government requirements; and

•	Regulation FD prohibition on selective disclosure of material, non-public information.

23.	Who will the directors of GenMark be?

From the Effective Date, the board of directors of GenMark will be Christopher Gleeson, Jon Faiz Kayyem, Daryl Faulkner and Kevin O’Boyle who are all based in the United States. David Sandilands will not be joining the Board of GenMark on account of the fact that following the Effective Date the Osmetech Group will have no material continuing association with the United Kingdom. In addition, Steven Kemper, John Bellano and Pankaj Singhal will be executive officers of GenMark. The duties of those directors of GenMark who are currently directors of Osmetech will remain unchanged in all material respects following implementation of the Scheme. There will be no material changes to the rights, including compensation and pension arrangements, of the Osmetech Group senior management arising from the Scheme.

24.	What is the GenMark Fundraising?

As explained in Part I of this document, as part of the Proposal, GenMark is proposing to raise further funds pursuant to the GenMark Fundraising. The GenMark Fundraising will be on a non pre-emptive basis, which means that the existing Osmetech Shareholders will not have an entitlement to participate in the GenMark Fundraising, although the Underwriters may approach some of the current Osmetech Shareholders as part of the GenMark Fundraising. If the GenMark Fundraising is not completed, it will not be possible for the NASDAQ Listing to become effective (and accordingly the GenMark Shares to be issued pursuant to the Scheme would not be listed on the NASDAQ Global Market). The Scheme must have become effective as a pre-condition for the NASDAQ Listing to take effect and for completion of the GenMark Fundraising. A structure is in place, so far as is reasonably practicable, to enable the Directors to not take the formal steps to bring the Scheme into effect if it appears that the GenMark Fundraising will not proceed and complete. In particular, the Court Order sanctioning the Scheme will not be delivered to the Registrar to be registered and for the Scheme to become effective until all of the conditions to closing (save for the condition relating to the Scheme becoming effective) under the Underwriting Agreement have been satisfied or waived. Similarly, to the extent that the GenMark Fundraising and the NASDAQ Listing is delayed, the implementation of the Scheme will be postponed accordingly.

25.	How do I transfer GenMark Shares following the Effective Date?

In order to sell the GenMark shares held in a DRS account, a former Osmetech Shareholder will need to have a brokerage account, which it may open (if the relevant former Osmetech Shareholder does not already have one) at a broker of their choosing that is eligible directly or through an affiliate relationship to trade shares on the Nasdaq Global Market (an “Eligible Broker”). If a former

Osmetech Shareholder wishes to transfer its shares to a brokerage account, whether or not it plans to sell shares, the former Osmetech Shareholder should contact its Eligible Broker and provide him or her with its DRS account information (which will appear on the DRS statement to be received from AST). The former Osmetech Shareholder’s Eligible Broker can then electronically initiate the transfer of the book-entry shares based on the Osmetech Shareholder’s instructions.

The GenMark Shares held by those former Osmetech Shareholders who are officers, directors or affiliates of GenMark (or otherwise subject to transfer restrictions (including those referred to in paragraph 7.2 of Part II of this document)) or who are subject to contractual transfer restrictions will not be placed in DRS and will continue to be held in book-entry form at AST. At the time these transfer restrictions are satisfied or lapse, the non-restricted GenMark Shares will be entered into DRS, and allowed to be transferred as outlined above.

The transaction costs of transferring GenMark Shares may be higher than the transaction costs applicable in relation to a transfer of Osmetech Shares.

26.	What if I still have questions?

Please call one of the helplines shown below. The helplines will not provide advice on the merits of the Proposal or give any financial, legal or taxation advice. For financial or taxation advice, you will need to consult an independent financial adviser.

FOR FURTHER INFORMATION

If you have any questions relating to this document (other than in relation to the transfer of the GenMark Shares issued pursuant to the Scheme), any of the Meetings and the completion and return of the Forms of Proxy, please telephone Capita Registrars between 9.00 a.m. and 5.00 p.m. (London time) Monday to Friday on 0871 664 0321 from within the UK or +44 20 8639 3399 if calling from outside the UK. Calls to the 0871 664 0321 number cost 10 pence per minute (including VAT) plus your service provider’s network extras. Calls to the Capita helpline from outside the UK will be charged at applicable international rates. Osmetech Shareholders who have any questions about the transfer of GenMark Shares issued pursuant to the Scheme should call AST, GenMark’s registrar and transfer agent, between 8.00 a.m. and 5.00 p.m. (Eastern time) Monday to Friday on 1-800-937-5449 or if telephoning from outside the US on +1-718-921-8124. Calls to AST’s 1-800-937-5449 number within the US are not subject to any charges (however your service provider’s network charges may apply). Calls to AST’s +1-718-921-8124 number from outside the US are charged at applicable international rates. Different charges may apply to calls from mobile telephones and calls may be recorded and randomly monitored for security and training purposes. The helplines cannot provide advice on the merits of the Proposals nor give any financial, legal or tax advice.

PART I

LETTER FROM THE CHAIRMAN OF OSMETECH

Osmetech plc

Registered Office c/o Ashurst LLP Broadwalk House 5 Appold Street London EC2A 2HA	Directors: Christopher Gleeson Jon Faiz Kayyem David Sandilands Daryl Faulkner Steven Kemper

31 March 2010

To the holders of Osmetech Shares and for information only to holders of Osmetech Options and Osmetech Warrants

Dear Osmetech Shareholders

Introduction

On 19 March 2010, the Board announced that it had approved a proposal to be put before Osmetech Shareholders to change the domicile of Osmetech to the United States, by reorganising the Osmetech Group such that Osmetech will become a wholly owned subsidiary of GenMark Diagnostics, Inc., a company recently incorporated in the State of Delaware in the United States, and existing Osmetech Shareholders will become stockholders of GenMark. It is proposed that GenMark Shares issued to the former Osmetech Shareholders will be traded on the NASDAQ Global Market, that Osmetech’s AIM Trading Facility will be cancelled and that GenMark will implement an equity fundraising through an initial US public offering.

This document contains a detailed explanation of the Proposal to be considered by Osmetech Shareholders. The Board unanimously recommends the Proposal and believes it to be in the best interests of the Company and Osmetech Shareholders taken as a whole. Accordingly, it is important that Shareholders vote in favour of the Proposal at the Shareholder Meetings.

Background to and reasons for the Proposal

The Board believes that the proposal to move to a US listing on the NASDAQ Global Market is in the best interests of Osmetech Shareholders. The Board believes that this is the natural next step in the evolution of the Company’s shareholder base which has seen a steady growth in US ownership since 2006, including a significant increase over the last two years with approximately 57 per cent. of Osmetech’s Ordinary Shares now being beneficially owned by US residents. The Proposal will align the place of listing with the business activities of the Osmetech Group, which are almost entirely based in the US, and where the Board expects the majority of the Osmetech Group’s future growth to take place. Currently over 95 per cent. of the Osmetech Group’s sales and net assets are in the US. The Board considers there to be a potentially larger pool of investors in the US than in the UK who are more familiar with the Osmetech Group’s business and have a better understanding of the US molecular diagnostics industry, which is the current focus of the Osmetech Group. The Board also believes that there is a general reluctance on the part of US investors to invest in UK companies of the size and profile of Osmetech unless they have a trading facility in the US. Furthermore, a significant number of emerging healthcare technology companies trade on the NASDAQ Global Market and the Directors believe that there is a greater knowledge and understanding of those companies in that market.

The Board believes that the NASDAQ Listing will raise the profile of the Group amongst the investor community in the US and with potential strategic partners and customers. They also believe that a trading facility on the NASDAQ Global Market may also ultimately provide greater liquidity for Osmetech Shareholders. In addition, the Board expects that the parent company of the Osmetech Group will benefit from its listing being amongst a more appropriate public company peer group.

GenMark is also proposing to raise approximately $40 million through the issuance of GenMark Shares pursuant to the GenMark Fundraising. The GenMark Fundraising will be on a non pre-emptive basis, which means the existing Osmetech Shareholders will not have an entitlement to participate in the GenMark Fundraising, although the Underwriters may approach some of the current Osmetech Shareholders as part of the GenMark Fundraising. As at the date of this document, the number and price at which the GenMark Shares will be issued pursuant to the GenMark Fundraising is not known, and will not be known before Osmetech Shareholders vote on the Scheme at the Shareholder Meetings. The number of GenMark Shares to be issued pursuant to the GenMark Fundraising, together with the price at which they will be issued, and accordingly the actual dilutive effect on Osmetech Shareholders as a consequence of the GenMark Fundraising will be announced on AIM when they have been determined. It is anticipated that the GenMark Fundraising will be completed at the same time as the Scheme becomes effective. By voting in favour of the Scheme at the Shareholder Meetings, Osmetech Shareholders will be giving the GenMark Directors discretion to determine the number of GenMark Shares and the price at which they are issued pursuant to the GenMark Fundraising. Whilst the GenMark Fundraising will have a dilutive effect on Osmetech Shareholders, the funds to be raised by the GenMark Fundraising will be available for the future development of the Osmetech Group for the benefit of all Osmetech Shareholders.

No assurance can be given that the GenMark Fundraising will be completed. If the GenMark Fundraising is not completed, it will not be possible for the NASDAQ Listing to become effective (and accordingly the GenMark Shares to be issued pursuant to the Scheme would not be listed on the NASDAQ Global Market). The Scheme must have become effective as a pre-condition for the NASDAQ Listing to take effect and for completion of the GenMark Fundraising. A structure is in place to enable the Directors, so far as is reasonably practicable, to not take the necessary formal steps to bring the Scheme into effect if it appears that the GenMark Fundraising will not proceed and complete. If the Directors believe (based on the facts known to them immediately prior to the Effective Date) that the GenMark Fundraising will not proceed and complete, the Directors will not take such steps and Osmetech will continue to be traded on AIM as the holding company of the Osmetech Group. In particular, the Court Order sanctioning the Scheme will not be delivered to the Registrar to be registered and for the Scheme to become effective until all of the conditions to closing (save for the condition relating to the Scheme becoming effective) under the Underwriting Agreement have been satisfied or waived. Similarly, to the extent that the GenMark Fundraising and the NASDAQ Listing is delayed, the implementation of the Scheme will be postponed accordingly. In the opinion of the Directors, the structure adopted eliminates any material and reasonably foreseeable risk that the Scheme would proceed but that the GenMark Fundraising and the NASDAQ Listing would not.

The net proceeds of the GenMark Fundraising will, if it is completed, be used to develop the Osmetech Group’s products, to fund sales and marketing initiatives and for general corporate purposes.

GenMark has filed a registration statement relating to the GenMark Fundraising with the SEC, but this registration statement has not yet become effective and is subject to amendment. The proposed GenMark Fundraising will be made only by means of a prospectus that is included as part of the registration statement. Once available, a preliminary prospectus relating to the proposed GenMark Fundraising may be obtained from Piper Jaffray & Co. at 800 Nicollet Mall, Suite 800, Minneapolis, MN 55402 or by calling + 1 800 747-3924.

Although Osmetech Shareholders will obtain GenMark Shares pursuant to the Scheme, Osmetech Shareholders will not be given the opportunity to approve the issue of GenMark Shares pursuant to the GenMark Fundraising as a GenMark Shareholder. Osmetech Shareholders’ only opportunity to support or oppose the GenMark Fundraising in practice, therefore, is by voting in respect of the Scheme. The Scheme cannot proceed without the approval of Scheme Shareholders and if the Scheme is not approved the GenMark Fundraising will not proceed.

The Proposal

On 19 March 2010, the Board announced that it had unanimously approved a number of inter-related proposals, namely:

•

to reorganise the Osmetech Group pursuant to a Court approved scheme of arrangement so that Osmetech becomes a wholly-owned subsidiary of GenMark, a new company incorporated in the State of Delaware, United States, and the existing Osmetech Shareholders become shareholders of GenMark;

•	to move the trading facility of the parent company of the Osmetech Group from AIM to the NASDAQ Global Market; and

•	to implement an equity fundraising in GenMark at the time the Scheme of Arrangement becomes effective.

The Scheme is conditional upon those matters set out in Part IV of this document, including the approval of Osmetech Shareholders at the Court Meeting and the passing of a special resolution at the Scheme GM. The proposed move of the trading facility from AIM to the NASDAQ Global Market and the GenMark Fundraising are each subject to the Scheme becoming effective in accordance with its terms.

If fully implemented, the Proposal will result in all Osmetech Shares being replaced by GenMark Shares, on the following basis:

one GenMark Share for every 230 Osmetech Shares held at the Scheme Record Time and so in proportion for any other number of Osmetech Shares then held.

Osmetech Shareholders will not have to pay anything for the GenMark Shares they receive through the Scheme.

Fractional entitlements to GenMark Shares will be rounded up and a single GenMark Share will be issued in respect of any Scheme Shareholder’s aggregate fractional entitlement to a GenMark Share.

Benefits of the Proposal

The Proposal is being proposed following a period of consultation with major shareholders. The Board believes that the Proposal is in the best interests of Osmetech and Osmetech Shareholders taken as a whole for the reasons set out below:

•

the Proposal will align the place of listing with the business activities of the Osmetech Group which are entirely based in the US and where the Board expects the majority of the Osmetech Group’s future growth to take place. Currently over 95 per cent. of the Osmetech Group’s sales and net assets are located in the US;

•

a US listing is the natural next step in the evolution of the Company’s shareholder base which has seen a steady growth in US ownership as outlined above, with approximately 57 per cent. of Osmetech’s ordinary shares being beneficially owned by US residents;

•

the Board considers there to be a potentially larger pool of investors in the US than in the UK who are more familiar with the Osmetech Group’s business model and have a better understanding of the molecular diagnostics industry;

•	the Board believes that there is a general reluctance on the part of US investors to invest in companies of the size and profile of Osmetech unless they have a trading facility in the US;

•	the Board believes that a trading facility on the NASDAQ Global Market may also ultimately provide greater liquidity for shareholders;

•	the Board expects that the parent company of the Osmetech Group would benefit from its listing being amongst a more appropriate public company peer group;

•

whilst the Exchange Ratio will reduce the number of issued shares of GenMark, shareholders will still own the same proportion of GenMark immediately after the Scheme of Arrangement becomes effective as they did of Osmetech immediately before the Scheme of Arrangement became effective, subject to fractional interests, if any, and any dilution as a result of the GenMark Fundraising; and

•

The GenMark Fundraising should enable the Osmetech Group to continue to develop its molecular diagnostics business. The net proceeds of the GenMark Fundraising will, if it is completed, be used to develop the Osmetech Group’s products, to fund sales and marketing initiatives and for general corporate purposes.

The Proposal is described in more detail in the various parts of this document. You are strongly urged to read this document in its entirety in order to gain a better understanding of the Proposal and the GenMark Fundraising and not to rely solely upon the information set out in this letter.

Management and employees

The current directors of Osmetech are Christopher Gleeson, Jon Faiz Kayyem, David Sandilands, Daryl Faulkner and Steven Kemper. From the Effective Date, the board of directors of GenMark will be Christopher Gleeson, Jon Faiz Kayyem, Daryl Faulkner and Kevin O’Boyle who are all based in the United States. David Sandilands will not be joining the Board of GenMark on account of the fact that following the Effective Date the Osmetech Group will have no material continuing association with the United Kingdom. In addition, Steven Kemper, John Bellano and Pankaj Singhal will be executive officers of GenMark. The duties of those directors of GenMark who are currently directors of Osmetech will remain unchanged in all material respects following implementation of the Scheme. There will be no material changes to the rights, including compensation and pension arrangements, of the Osmetech Group senior management arising from the Scheme.

It is not expected that there will be any material changes to the existing employment rights, including pension rights of employees of the Osmetech Group.

The Board has no intention to make any major changes in the business of Osmetech as a result of the Scheme becoming effective.

Admission and listing

The GenMark Shares are intended to be listed on the NASDAQ Global Market. The listing of the GenMark Shares on the NASDAQ Global Market is expected to become effective on the Effective Date and dealings in GenMark Shares on the NASDAQ Global Market are expected to commence at 2.30 p.m. (9.30 a.m. New York time) on 25 May 2010, being the expected Effective Date (although this date is subject to change). The Osmetech Shares are expected to be suspended from trading on AIM at 7.00 a.m. on 20 May 2010 and the cancellation of the AIM Trading Facility is expected to take effect from 7.00 a.m. on 26 May 2010 (although these dates may be subject to change).

Dividends

To date, Osmetech has not paid a dividend to Osmetech Shareholders. There are currently no plans to pay a dividend, but if GenMark does pay a dividend in the future, such dividends will be in US dollars.

Osmetech Options and Osmetech Warrants

Osmetech Optionholders and Osmetech Warrantholders should read paragraph 10 of Part II of this document for further information in relation to how the Osmetech Options and Osmetech Warrants will be affected by the Scheme.

Taxation

Please refer to paragraph 6 of Part VI of this document for a detailed description of the tax consequences for UK and US resident Osmetech Shareholders. For all other jurisdictions, or if you are in any doubt about your taxation position, you should consult your professional adviser.

Overseas Shareholders

If you are resident outside the United Kingdom or the United States, or a national or citizen of jurisdictions outside the United Kingdom or the United States, you should read paragraph 9 of Part II of this document and paragraph 3 of Part V of this document.

The Takeover Code

As a consequence of Osmetech being admitted to AIM, with a majority of its directors resident outside the UK, the Panel has confirmed that the Takeover Code does not currently apply to the Company. Following implementation of the Proposal, GenMark will be governed by the General Corporation Law of the State of Delaware and the Exchange Act of 1934, amongst other state and federal laws of the United States.

The Court Meeting and the Scheme GM

In order to seek your approval of the matters set out above and otherwise described in this document, Osmetech will hold two meetings of shareholders – a Court Meeting and a Scheme GM. The Court Meeting is a statutory requirement and is convened at the direction of the Court to seek the approval of the Scheme itself whereas the Scheme GM is a general meeting of the Company convened by the Company in order to pass a special resolution which is necessary to allow the Proposal (including the Scheme) to be implemented. The special resolution is being proposed for the purpose of giving effect to the Scheme, and in particular to:

(i)	authorise the Directors to take all such actions as they may consider necessary or appropriate for carrying the Scheme into effect;

(ii)	approve the cancellation of the Scheme Shares;

(iii)	approve:

(A)	the application of the reserve arising out of the cancellation of the Scheme Shares to pay up in full the number of new ordinary shares in Osmetech as shall be equal to the number of Scheme Shares cancelled pursuant to paragraph (ii) above; and

(B)	the allotment, pursuant to section 551 of the Companies Act, of such new shares;

(iv)	amend the Articles of Association to:

(A)	ensure that any Osmetech Shares issued after the date of such amendment to the Articles but on or before the Reduction Record Time are issued subject to the terms of the Scheme; and

(B)	provide that, subject to the Scheme becoming effective, any Osmetech Shares issued after the Reduction Record Time will automatically be transferred to GenMark in consideration of the issue to such holder by GenMark of GenMark Shares on the same terms as under the Scheme; and

(v)	conditional upon the Scheme becoming effective, approve the cancellation of the AIM Trading Facility.

The Shareholder Meetings are to be held at the offices of Ashurst LLP, Broadwalk House, 5 Appold Street, London EC2A 2HA from 11.30 a.m. on 20 April 2010. Formal notices of the meetings are set out on pages 72 to 79 of this document.

In the event that the resolution to be proposed at the Court Meeting and the special resolution to be proposed at the Scheme GM are not both passed by the requisite majority or the Court does not sanction the Scheme, none of the proposed redomiciliation, the listing of the GenMark Shares on the NASDAQ Global Market, the cancellation of the AIM Trading Facility or the GenMark Fundraising will take place. The Osmetech Group requires further funding to enable it to execute its business plan for the benefit of all Osmetech Shareholders. Accordingly, it is important that Shareholders vote in favour of the Proposal at the Shareholder Meetings.

Even if you intend to attend the Shareholder Meetings, you are strongly encouraged to vote by completing and returning the enclosed forms of proxy for the Court Meeting and Scheme GM in accordance with the instructions contained in this document and on the forms of proxy.

Action to be taken

Implementation of the Scheme will require the approval of Scheme Shareholders at the Court Meeting which has been convened by order of the Court and which is to be held at the offices of Ashurst LLP, Broadwalk House, 5 Appold Street, London EC2A 2HA at 11.30 a.m. on 20 April 2010. The Scheme will also require the Osmetech Shareholders to pass the special resolution to be proposed at the Scheme GM to be held at the same venue at 11.45 a.m. on the same day (or as soon thereafter as the Court Meeting shall have concluded or been adjourned).

If the Scheme becomes effective, it will be binding on all Scheme Shareholders, including any Scheme Shareholders who did not vote to approve the Scheme or who voted against the Scheme.

Osmetech Shareholders will find enclosed different coloured forms of proxy to be used in connection with the Court Meeting and the Scheme GM. Whether or not Osmetech Shareholders intend to attend these meetings, they are requested to complete and sign each form of proxy enclosed with this document and return them in accordance with the instructions printed thereon to Capita Registrars, PXS, 34 Beckenham Road, Beckenham, Kent BR3 4TU, so as to arrive as soon as possible and in any event at least 48 hours prior to the relevant meeting (or, if the meetings are adjourned, 48 hours before the time fixed for the adjourned meetings). If the BLUE forms of proxy relating to the Court Meeting are not lodged by then, they may be handed to the Company’s registrars, Capita Registrars, on behalf of the chairman of the Court Meeting before the taking of the poll at that meeting. However, in the case of the Scheme GM, unless the WHITE form of proxy is lodged so as to be received by the time mentioned in the instructions on that form of proxy, it will be invalid.

The completion and return of the BLUE form of proxy for the Court Meeting will not preclude Osmetech Shareholders from attending the Court Meeting and voting in person, if they so wish. The completion and return of the WHITE form of proxy will not preclude Osmetech Shareholders from attending the Scheme GM and voting in person, if they so wish.

It is important that, for the Court Meeting in particular, as many votes as possible are cast so that the Court may be satisfied that there is a fair representation of Scheme Shareholder opinion. You are therefore strongly urged to sign and return both forms of proxy as soon as possible.

If you are in any doubt as to the action to be taken, please contact the helpline numbers as set out on page 35 of this document.

Recommendation

The Board considers the terms of the Proposal to be fair and reasonable. The Board considers that the Proposal (including the passing of each of the resolutions to be proposed at the Court Meeting and Scheme GM) is in the best interests of Osmetech and Osmetech Shareholders taken as a whole and unanimously recommends that you support the Proposal by voting in favour of the resolutions to be proposed at the Court Meeting and the Scheme GM as the Directors intend to do in respect of their own legal and beneficial holdings, which amount in aggregate to 176,312,519 Osmetech Shares. This represents, as at close of business on 30 March 2010 (being the last practicable day before publication of this document), approximately 10.8 per cent. of the votes capable of being cast at the Court Meeting and Scheme GM.

General

If you should have questions after reading this document, helplines have been established to address your questions. Information regarding the helplines is set out in this document.

Yours faithfully

Christopher Gleeson

Chairman

Osmetech plc

PART II

EXPLANATORY STATEMENT

(in compliance with Part 26 of the Companies Act 2006)

Canaccord Adams Limited

Registered Office:

7th Floor

80 Victoria Street

London

SW1E 5JL

(Registered in England No. 2814897)

31 March 2010

To the holders of Osmetech Shares and for information only to holders of Osmetech Options and Osmetech Warrants

Dear Osmetech Shareholder

1.	Introduction

We are writing to you to explain the Proposal, including the Scheme and its effects.

On 19 March 2010, the Board of Directors of Osmetech announced that it had approved a number of inter-related proposals. The main proposals are:

•

to reorganise the Osmetech Group pursuant to a Court approved scheme of arrangement so that Osmetech becomes a wholly-owned subsidiary of GenMark, a company recently incorporated in the State of Delaware, United States, and existing Osmetech Shareholders become shareholders of GenMark;

•	to move the trading facility of the parent company of the Osmetech Group from AIM to the NASDAQ Global Market; and

•	to implement an equity fundraising in GenMark at the time the Scheme of Arrangement becomes effective.

Your attention is drawn to the letter from the Chairman of Osmetech set out in Part I of this document, which forms part of this Explanatory Statement. The letter contains, among other matters, information on the reasons for the Proposal and the unanimous recommendation by the Board to Osmetech Shareholders to vote in favour of the resolutions to be proposed at the Court Meeting and the Scheme GM.

The Directors intend to vote in favour of the resolutions to be proposed at the Court Meeting and the Scheme GM in respect of their own legal and beneficial holdings, which amount in aggregate to 176,312,519 Osmetech Shares. This represents, as at close of business on 30 March 2010 (being the last practicable day before publication of this document), approximately 10.8 per cent. of the votes capable of being cast at the Court Meeting and Scheme GM. The Directors have retained Canaccord Adams as financial advisers in connection with the Scheme. We have been authorised by the Directors to write to you to explain the Scheme, other components of the Proposal and to provide you with other relevant information. The Scheme is set out in full in Part V of this document. Your attention is also drawn to the information regarding Osmetech and GenMark contained in Parts III and VI of this document.

You are strongly urged to read this document in its entirety in order to gain a better understanding of the proposals set out herein.

2.	Summary of the terms of the Proposal

2.1	The Scheme

Under the Scheme, Osmetech is proposing to reorganise the Osmetech Group pursuant to a Court approved scheme of arrangement under Part 26 of the Companies Act so that Osmetech becomes a wholly and directly owned subsidiary of GenMark and former Osmetech Shareholders become stockholders of GenMark. Immediately following the Scheme becoming effective, former Osmetech Shareholders will (subject to any GenMark Shares issued pursuant to the GenMark Fundraising described at paragraph 2.3 of this Part II), hold 100 per cent. of the GenMark Shares in issue.

Osmetech Shareholders will not have to pay anything for the GenMark Shares.

The Scheme will be implemented by cancelling and extinguishing all of the Scheme Shares on the Effective Date, capitalising the reserve created by the cancellation and issuing New Osmetech Shares to GenMark. In return for GenMark’s receipt of New Osmetech Shares, Scheme Shareholders will receive one GenMark Share for every 230 Osmetech Shares held by them at the Scheme Record Time (which is currently expected to be 6.00 p.m. on 24 May 2010) and so in proportion for any other number of Osmetech Shares then held and otherwise on the terms and conditions set out in this document. Your attention is drawn to paragraph 3.1 of this Part II where the Scheme is explained in greater detail.

From the Effective Date, the board of directors of GenMark will be made up of Christopher Gleeson, Jon Faiz Kayyem, Daryl Faulkner and Kevin O’Boyle who are all based in the United States. David Sandilands will not be joining the Board of GenMark on account of the fact that following the Effective Date the Osmetech Group will have no material continuing association with the United Kingdom. In addition, Steven Kemper, John Bellano and Pankaj Singhal will be executive officers of GenMark. Immediately following the Effective Date GenMark will have no material assets other than the share capital of Osmetech.

2.2	Financial effects of the Proposal

Osmetech Shareholders will be exchanging their Osmetech Shares for GenMark Shares which currently have no listing, but it is intended that GenMark Shares will be traded on the NASDAQ Global Market. In these circumstances, no comparison of capital values can be made and it is therefore not possible to indicate the effects on capital values of implementation of the Proposal.

The attention of Osmetech Shareholders is however drawn to the following as results of the Proposals being implemented:

•	the existing business of the Osmetech Group will be unchanged; and

•	the NASDAQ Listing and the GenMark Fundraising will have been concluded, albeit on terms which have not presently been determined.

2.3	The GenMark Fundraising

GenMark is also proposing to raise approximately $40 million through the issuance of GenMark Shares pursuant to the GenMark Funding. The GenMark Fundraising will be on a non pre-emptive basis, which means the existing Osmetech Shareholders will not have an entitlement to participate in the GenMark Fundraising, although the Underwriters may approach some of the current Osmetech Shareholders as part of the GenMark Fundraising. As at the date of this document, the number and price at which the GenMark Shares will be issued pursuant to the GenMark Fundraising is not known, and will not be known before Osmetech Shareholders vote on the Scheme at the Shareholder Meetings. The number of GenMark Shares to be issued pursuant to the GenMark Fundraising, together with the price at which they will be issued, and accordingly the actual dilutive effect on Osmetech Shareholders as a consequence of the GenMark Fundraising will be announced on AIM when they have been determined. It is anticipated that the GenMark Fundraising will be completed at the same time as the Scheme becomes effective. By voting in favour of the Scheme at the Shareholder Meetings, Osmetech Shareholders will be giving the GenMark Directors discretion to determine the number of GenMark Shares and the price at which they are issued pursuant to the GenMark Fundraising. Whilst the GenMark Fundraising will have a dilutive effect on Osmetech Shareholders, the funds to be raised by the GenMark Fundraising will be available for the future development of the Osmetech Group for the benefit of all Osmetech Shareholders.

No assurance can be given that the GenMark Fundraising will be completed. If the GenMark Fundraising is not completed, it will not be possible for the NASDAQ Listing to become effective (and accordingly the GenMark Shares to be issued pursuant to the Scheme would not be listed on the NASDAQ Global Market). The Scheme must have become effective as a pre-condition for the NASDAQ Listing to take effect and for completion of the GenMark Fundraising. A structure is in place to enable the Directors, so far as is reasonably practicable, not to take the necessary formal steps to bring the Scheme into effect if it appears that the GenMark Fundraising will not proceed and complete. If the Directors believe (based on the facts known to them immediately prior to the Effective Date) that the GenMark Fundraising will not proceed and complete, the Directors will not take such steps and Osmetech will continue to be traded on AIM as the holding company of the Osmetech Group. In particular, the Court Order sanctioning the Scheme will not be delivered to the Registrar to be registered and for the Scheme to become effective until all of the conditions to closing (save for the condition relating to the Scheme becoming effective) under the Underwriting Agreement have been satisfied or waived. Similarly, to the extent that the GenMark Fundraising and the NASDAQ Listing is delayed, the implementation of the Scheme will be postponed accordingly. In the opinion of the Directors, the structure adopted eliminates any material and reasonably foreseeable risk that the Scheme would proceed but that the GenMark Fundraising and the NASDAQ Listing would not.

The net proceeds of the GenMark Fundraising will, if it is completed, be used to develop the Osmetech Group’s products, to fund sales and marketing initiatives and for general corporate purposes.

GenMark has filed a registration statement relating to the GenMark Fundraising with the SEC, but this registration statement has not yet become effective and is subject to amendment. The proposed GenMark Fundraising will be made only by means of a prospectus that is included as part of the registration statement. Once available, a preliminary prospectus relating to the proposed GenMark Fundraising may be obtained from Piper Jaffray & Co. at 800 Nicollet Mall, Suite 800, Minneapolis, MN 55402 or by calling + 1 800 747-3924.

Although Osmetech Shareholders will obtain GenMark Shares pursuant to the Scheme, Osmetech Shareholders will not be given the opportunity to approve the issue of GenMark Shares pursuant to the GenMark Fundraising as a GenMark Shareholder. Osmetech Shareholders’ only opportunity to support or oppose the GenMark Fundraising in practice, therefore, is by voting in respect of the Scheme. The Scheme cannot proceed without the approval of Scheme Shareholders and if the Scheme is not approved the GenMark Fundraising will not proceed.

If the GenMark Fundraising causes a delay to the timetable set out on page 3 of this document, the Company will give notice of the change by issuing an announcement through a Regulatory Information Service and by notice on the Company’s website.

2.4	Change in listing

It is intended that, once the Scheme becomes effective, the GenMark Shares will be listed on the NASDAQ Global Market and the existing AIM Trading Facility will be cancelled. The cancellation of the AIM Trading Facility as part of the Proposal is subject to the approval of Osmetech Shareholders at the Scheme GM.

3.	Structure of the Scheme

3.1	The Scheme

The Proposal is to be effected by way of a scheme of arrangement under Part 26 of the Companies Act, the provisions of which are set out in full in Part V of this document.

On the Scheme becoming effective, the entire issued ordinary share capital of Osmetech (other than share capital held or beneficially held by GenMark) will be cancelled and extinguished and the New Osmetech Shares will be issued by Osmetech to GenMark by a capitalisation of the reserves arising from such cancellation, so that Osmetech becomes a wholly-owned subsidiary of GenMark. The deferred share capital of Osmetech will be excluded from the Scheme.

Osmetech Shareholders who are on the register of Osmetech at the Scheme Record Time will receive:

one GenMark Share for every 230 Osmetech Shares

Fractional entitlements to GenMark Shares will be rounded up and a single GenMark Share will be issued in respect of any Scheme Shareholder’s aggregate fractional entitlement to GenMark Shares.

Osmetech Optionholders and Osmetech Warrantholders should read paragraph 10 of this Part II, which contains further important information which is relevant to them.

The Scheme authorises Osmetech to pay all costs and expenses incurred in relation to the negotiation, preparation, approval and implementation of the Scheme.

To become effective, the Scheme requires the approval of a majority in number of those Scheme Shareholders present and voting, either in person or by proxy at the Court Meeting representing 75 per cent. or more in value of the Scheme Shares, voted by those Scheme Shareholders. The Scheme also requires the sanction of the Court and the passing of the special resolution necessary to implement the Scheme at the Scheme GM, as well as satisfaction or waiver of the other conditions set out in part IV of this document.

If the Scheme becomes effective, it will be binding on all Scheme Shareholders, including any Scheme Shareholders who did not vote to approve the Scheme or who voted against the Scheme.

On the Effective Date, share certificates in respect of Osmetech Shares will cease to be valid and Osmetech Shareholders who hold their Osmetech Shares in certificated form should, if requested to do so by GenMark, send such certificates to GenMark for cancellation. In addition, on the Effective Date, entitlements to Osmetech Shares held within the CREST system will be cancelled.

3.2	Conditions

The Scheme is subject to a number of conditions set out in full in Part IV of this document.

The Scheme will require approval by the Scheme Shareholders at the Court Meeting and the special resolution will need to be passed by Osmetech Shareholders at the Scheme GM. The Shareholder Meetings and the nature of the approvals required to be given at each of them are described in more detail in paragraph 4 of this Part II. The hearing by the Court to sanction the Scheme is expected to be held on 20 May 2010 (although this date is subject to change). All Osmetech Shareholders are entitled to attend the Court Hearing in person or through counsel or other suitably qualified persons to support or oppose the sanction of the Scheme and if the expected date of the Court Hearing changes, the Company will give notice of the change by issuing an announcement through a Regulatory Information Service and by notice on the Company’s website.

The Scheme can only become effective if all conditions to the Scheme, including approvals at the Shareholder Meetings and the sanction of the Court, have been satisfied or, where appropriate, waived. Osmetech Shareholders are entitled to attend the Shareholder Meetings in person or by proxy to support or oppose the Scheme. The Scheme will become effective upon the delivery for registration to the Registrar of a copy of the Court Order, together with the Statement of Capital attached thereto. Unless the Scheme becomes effective by not later than 30 September 2010, or such later date as Osmetech and GenMark may agree and the Court may allow, the Scheme will lapse and will not proceed.

In addition, the Directors will not prior to or after the Court Hearing take the steps necessary to enable the Scheme to become effective unless, at the relevant time, they consider that the Scheme continues to be in the best interests of Osmetech Shareholders as a whole.

GenMark has agreed to be represented by Counsel at the Court Hearing to consent to the Scheme and to undertake to be bound by the terms of the Scheme. The Court Hearing is expected to be held on 20 May 2010.

If the Scheme is sanctioned by the Court and the conditions to the Scheme are satisfied or waived, it is expected that the Scheme will become effective on 25 May 2010, and that the AIM Trading Facility will be cancelled at 7.00 a.m. on 26 May 2010 and dealings in the GenMark Shares issued pursuant to the Scheme will commence on the NASDAQ Global Market at 2.30 p.m. (9.30 a.m. New York time) on 25 May 2010. These dates are however subject to change.

3.3	Modifications to the Scheme

The Scheme contains provisions for Osmetech and GenMark jointly to consent, on behalf of all persons affected, to any modification of or additions to the Scheme or to any condition approved or imposed by the Court. The Court would be unlikely to approve any modifications of or additions to, or impose a condition to the Scheme which might be materially adverse to the interests of Scheme Shareholders, unless Scheme Shareholders were informed of any such modification, addition or condition. It would be a matter for the Court to decide, in its discretion, whether or not a further meeting of Scheme Shareholders should be held in these circumstances. Similarly, if a modification, addition or condition is put forward which, in the opinion of the Directors, is of such a nature or importance that it requires the consent of Scheme Shareholders at a further meeting, the Directors will not take the necessary steps to enable the Scheme to become effective unless and until such consent is obtained.

3.4	Amendment to Osmetech’s Articles of Association

It is proposed, as part of the special resolution to be proposed at the Scheme GM, to amend Osmetech’s Articles of Association to ensure that any Osmetech Shares issued after the date of such amendment to the Articles but on or before the Reduction Record Time are issued subject to the terms of the Scheme. The amended Articles of Association will also provide that, subject to the Scheme becoming effective, any Osmetech Shares issued after the Reduction Record Time, for example, upon the exercise of Osmetech Options or Osmetech Warrants will automatically be transferred to GenMark in consideration of the issue to such holder by GenMark of GenMark Shares on the same terms as under the Scheme (provided that such GenMark Shares will not be issued until after the Effective Date). This will avoid any person other than GenMark or its nominee(s) holding Osmetech Shares after the Scheme becomes effective.

Save for the issue of New Osmetech Shares on the Effective Date pursuant to the Scheme, Osmetech will not issue any shares after the Reduction Record Time until after the Effective Date.

Paragraph 1.4 of the special resolution set out in the notice of Scheme GM at Part IX of this document seeks shareholder approval for such amendments.

3.5	Securities Act considerations

Osmetech has been advised that the GenMark Shares may be issued to Osmetech Shareholders without registration under the Securities Act in reliance on the exemption provided by Section 3(a)(10) of the Securities Act. Accordingly, the issuance of the GenMark Shares to be issued pursuant to the Scheme has not been and will not be registered with the SEC under the Securities Act of 1933, as amended. In reliance on the pre-emption of state securities laws attached to a NASDAQ Global Market quotation of the GenMark Shares, the issuance of the GenMark Shares to be issued pursuant to the Scheme has not been and will not be registered under the securities laws of any state or other jurisdiction of the United States. Osmetech will advise the Court that its sanctioning of the Scheme will be relied on by Osmetech and GenMark as a court approval of the Scheme for the purpose of qualifying for the exemption from registration under the Securities Act provided by Section 3(a)(10) thereof.

From the Effective Date, GenMark Shares will be freely transferable without restriction under the Securities Act, other than by persons who are officers, directors or “affiliates” of GenMark, as described in paragraph 7.2 below, immediately following the Effective Date.

4.	Shareholder Meetings

The Scheme will require the approval of Scheme Shareholders at the Court Meeting and of Osmetech Shareholders at the Scheme GM. Both such meetings are expected to be held on 20 April 2010.

Notices of the Court Meeting and the Scheme GM are set out on pages 72 to 79 of this document. Entitlement to attend and vote at these meetings and the number of votes which may be cast thereat will be determined by reference to the register of members of Osmetech at 6.00 p.m. on 18 April 2010 which is two days before the date of the Shareholder Meetings (or, in the event that the Shareholder Meetings are adjourned, by reference to the register of members of Osmetech at 6.00 p.m. on the day that is two days before the adjourned Shareholder Meetings).

4.1	Court Meeting

The Court Meeting has been convened by the Court for 11.30 a.m. on 20 April 2010 in accordance with the direction of the Court to enable the Scheme Shareholders to consider and, if thought fit, approve the Scheme. In relation to the Court Meeting, voting will be by way of poll and each Scheme Shareholder present in person or by proxy will be entitled to one vote for every Scheme Share they hold as at the Voting Record Time.

4.2	Scheme General Meeting

The Scheme GM has been convened by the Company for 11.45 a.m. on 20 April 2010 (or as soon thereafter as the Court Meeting shall have concluded or been adjourned) to enable Osmetech Shareholders to consider and, if thought fit, pass a special resolution which requires a vote in favour of not less than 75 per cent. of the votes cast. The special resolution is necessary to allow the Proposal (including the Scheme) to be implemented. The special resolution is being proposed for the purpose of giving effect to the Scheme, and in particular to:

(i)	authorise the Directors to take all such actions as they may consider necessary or appropriate for carrying the Scheme into effect;

(ii)	approve the cancellation of the Scheme Shares;

(iii)	approve:

(A)	the application of the reserve arising out of the cancellation of the Scheme Shares to pay up in full the number of new shares in Osmetech as shall be equal to the number of Scheme Shares cancelled pursuant to paragraph (ii) above; and

(B)	the allotment pursuant to section 551 of the Companies Act 2006 of such new shares;

(iv)	amend the Articles of Association (the proposed amendments are described in more detail in paragraph 3.4 of this Part II); and

(v)	conditional upon the Scheme becoming effective, approve the cancellation of the AIM Trading Facility.

4.3	Voting at each Shareholder Meeting

The approval required at the Court Meeting is a majority in number of those Scheme Shareholders present and voting, either in person or by proxy, at the Court Meeting representing 75 per cent. or more in value of the Scheme Shares voted by those Scheme Shareholders.

All Osmetech Shareholders (save for GenMark in respect of any Osmetech Shares held by GenMark in Osmetech) who hold Osmetech Shares as at the Voting Record Time are entitled to vote at the Court Meeting. All Osmetech Shareholders who hold Osmetech Shares as at the Voting Record Time are entitled to vote at the Scheme GM. It is anticipated that GenMark will acquire one Osmetech Share prior to the Reduction Record Time.

At the Court Meeting, voting will be by way of poll and therefore each Osmetech Shareholder present in person or by proxy will be entitled to one vote for each Osmetech Share held. At the Scheme GM Voting will be on a show of hands unless a poll is validly demanded.

If you are a Osmetech Shareholder a BLUE form of proxy for use at the Court Meeting and a WHITE form of proxy for use at the Scheme GM are enclosed with this document. Any proxy given may be revoked at any time up to 48 hours before the start of the relevant meeting (or any adjournment thereof) by notifying Capita Registrars in writing of such revocation at the address set out on the proxy form. Alternatively, if the relevant Osmetech Shareholder attends and votes in person at the meeting or any adjournment thereof, the proxy will be disregarded.

At the Court Meeting, Osmetech Shares may be voted either “for” or “against” with respect to the Scheme and Osmetech Shares that are not voted “for” or “against” will not be considered present at such meeting and will therefore not have an effect on the outcome of the vote.

At the Scheme GM, Osmetech Shares may be voted either “for”, “against” or “vote withheld” with respect to the resolutions that are put to vote. Osmetech Shares that are not voted “for”, “against” or “vote withheld” in respect of such resolutions will not be considered present at such meeting and, as a result, such shares will not have an effect on the outcome of the vote. Shares voted “withheld” will not be a vote in law and will not count in the calculation of the proportion of the votes cast for and against the resolutions.

Duly executed forms of proxy will be voted in accordance with the instructions provided therein. In the case of the Scheme GM, to the extent no instructions are given the shares may be voted (or withheld from voting) at the meeting as the proxy thinks fit. At the Scheme GM and Court Meeting, if no alternative proxy is indicated, the chairman of the meeting will act as the proxy, which, in the case of the Scheme GM only, in the absence of any instruction, will be voted in accordance with the recommendations of the Board as described in this document.

Osmetech Shareholders are entitled to appoint a proxy in respect of some or all of their Osmetech Shares at the Court Meeting and the Scheme GM. Osmetech Shareholders are also entitled to appoint more than one proxy provided each proxy is appointed to exercise rights attached to different shares. A space has been included in both forms of proxy to allow Osmetech Shareholders to specify the number of Osmetech Shares in relation to which that proxy is appointed.

Osmetech Shareholders who wish to appoint more than one proxy in respect of their shareholding should complete a separate form of proxy for each proxy appointed. Such Osmetech Shareholders should read the notes in respect of the appointment of multiple proxies as set out in the Notice of the Scheme GM set out in Part IX of this document. Further copies of the forms of proxy can be obtained from Capita Registrars or photocopies of the forms of proxy may be taken.

5.	The Osmetech Directors and the effect of the Scheme on their interests

Details of the interests of the Directors (including any interests in Osmetech Options and Osmetech Warrants) are set out in paragraph 5 of Part VI of this document. Osmetech Shares held by the Directors will be subject to the Scheme.

Save as set out in this document, the effect of the Scheme on the interests of the Directors of Osmetech does not differ from its effect on the like interests of any other person. The Directors, in common with the other Osmetech Optionholders and any other Osmetech Warrantholders, will be able to exercise (to the extent permitted under the relevant plan rules, option arrangements or warrant instrument) their Osmetech Options and Osmetech Warrants or exchange their Osmetech Options and Osmetech Warrants for options and warrants over GenMark Shares as described in paragraph 10 below.

6.	The Panel and the Takeover Code

As a consequence of Osmetech being admitted to AIM, with a majority of its directors resident outside the UK, the Panel has confirmed that the Takeover Code does not currently apply to the Company. Following implementation of the Proposal, GenMark will be governed by the General Corporation Law of the State of Delaware and the Exchange Act of 1934, amongst other state and federal laws of the United States.

7.	Listings, dealings and settlement

7.1	Listings

The GenMark Shares (including the GenMark Fundraising Shares) are intended to be listed on the NASDAQ Global Market. The listing of the GenMark Shares (including the GenMark Fundraising Shares) on the NASDAQ Global Market is expected to become effective on the Effective Date (after the Scheme has become effective) and dealings in GenMark Shares on the NASDAQ Global Market are expected to commence at 2.30 p.m. (9.30 a.m. New York time) on 25 May 2010, being the expected Effective Date. The Osmetech Shares are expected to be suspended from trading on AIM at 7.00 a.m. on 20 May 2010 and the cancellation of the AIM Trading Facility of Osmetech Shares is expected to take effect from 7.00 a.m. on 26 May 2010 (although these dates may be subject to change).

The GenMark Directors have decided not to seek an AIM quotation for the GenMark Shares on account of:

(i)	the additional costs involved in obtaining and maintaining an AIM quotation in the UK;

(ii)	the fact that following the GenMark Fundraising it is anticipated that a very significant majority of the issued share capital of GenMark will be held by residents in the US and the fact that the entire operations of GenMark will be based in the US; and

(iii)	the belief that AIM is a less liquid market than the NASDAQ Global Market for a company such as Osmetech.

7.2	Transfer Restrictions

The issuance of GenMark Shares will not be registered under the Securities Act of 1933, as amended, in reliance upon the exemption from the registration requirements of the Securities Act provided by section 3(a)(10) thereof. In reliance on the pre-emption of state securities laws attached to a NASDAQ Global Market quotation of the GenMark Shares, the issuance of GenMark Shares to be issued pursuant to the Scheme will not be registered under the securities laws of any state or other jurisdiction of the United States.

From the Effective Date, GenMark Shares will be freely transferable without restriction under the Securities Act, other than by persons who are officers, directors or “affiliates” of GenMark, as described below, immediately following the Effective Date.

An “affiliate” of, or a person “affiliated” with, an issuer is defined (under Rule 144A of the Securities Act) to mean a “person that, directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with” the issuer.

Persons who are “affiliates” of GenMark after the Effective Date will be subject to certain transfer restrictions relating to the GenMark Shares that they receive under the Scheme. Such GenMark Shares may not be sold in the United States without registration, except pursuant to the applicable resale conditions of the exemptive safe harbour set forth in Rule 144 under the Securities Act or in a transaction that otherwise is not subject to registration (including but not limited to a transaction that satisfies the applicable requirements for resales outside the United States pursuant to Regulation S under the Securities Act).

A Scheme Shareholder who believes that he or she may be an affiliate of GenMark after the Effective Date should consult his or her own legal advisers prior to any sales of GenMark Shares.

For the purpose of qualifying for the exemption from the registration under the Securities Act provided by Section 3(a)(10) thereof with respect to the GenMark Shares to be issued pursuant to the Scheme, Osmetech will advise the Court that Osmetech and GenMark will rely on the Section 3(a)(10) exemption based on the Court’s sanctioning of the Scheme and will view the Court’s sanctioning of the Scheme as a court approval of the Scheme following a hearing on its fairness to Osmetech Shareholders, at which hearing all such Osmetech Shareholders are entitled to attend in person or by counsel to support or oppose the sanctioning of the Scheme and with respect to which adequate notification has been given to all such Osmetech Shareholders.

7.3	Dealings

The last day of dealings in, and for registration of transfers of, Osmetech Shares is expected to be 19 May 2010, being the last business day prior to the expected Suspension Date. An application will be made to the London Stock Exchange for the Osmetech Shares to cease to be admitted to trading on AIM such that the cancellation of the AIM Trading Facility takes effect at 7.00 a.m. on 26 May 2010, being the expected business day following the Effective Date, although this date is subject to change.

Holders of certificated Osmetech Shares should note that any dealings in certificated Osmetech Shares must have completed (i.e. settled) by the Scheme Record Time, which is expected to be 6.00 p.m. on 24 May 2010. If any trades in certificated Osmetech Shares have not settled by this time, the relevant Osmetech Shareholder will need to make arrangements with his financial adviser and/or broker to ensure that the trade is satisfied by the transfer of GenMark Shares. Capita Registrars have indicated that in order to ensure that trades are completed by this time, they must have received the documents necessary to effect the transfer by no later than 12.00 p.m. on the day of the Scheme Record Time (currently expected to be 24 May 2010, although this date is subject to change).

If Certificated Holders are in any doubt as to what action they should take, they should seek the advice of their financial adviser and/or broker.

GenMark is applying to list the GenMark Shares (and the GenMark Fundraising Shares) on the NASDAQ Global Market. The application is expected to become effective and trading in the GenMark Shares is expected to commence on the NASDAQ Global Market at 2.30 p.m. (9.30 a.m. New York time) on the Effective Date, which is expected to be 25 May 2010 (although this date is subject to change).

Accordingly, after the Effective Date, should GenMark Shareholders wish to trade their shares they will need to contact an Eligible Broker.

7.4	Settlement and transfers of GenMark Shares

Subject to the Scheme becoming effective (and except as provided in paragraph 9 of this Part II in relation to certain non-UK/US Osmetech Shareholders), settlement of the GenMark Shares to which any Scheme Shareholder is entitled under the Scheme will be effected in the manner set out in this paragraph 7.4.

(a)	Transfer Agent: AST

GenMark has retained American Stock Transfer & Trust Company LLC to serve as its transfer agent and registrar for GenMark Shares. Upon the Effective Date of the Scheme, Capita Registrars, the transfer agent and registrar for Osmetech, will transfer to AST all information in its possession related to the Osmetech Shareholders as of the Scheme Record Time, including the names, addresses and share holding amounts of each Osmetech Shareholder. The current nominee details (including the account in which Osmetech Shares are currently held) will be replicated by AST. As a result, if Osmetech Shares are held by a nominee on the Scheme Record Time, GenMark Shares will be recorded by AST in the name of the relevant nominee. Those shareholders who hold Osmetech Shares in a nominee account are advised, to the extent permitted by applicable law or regulation, to contact the relevant nominee.

AST will set up an account for each of the Osmetech Shareholders or their respective nominees (as outlined above) following the Effective Date and process all future changes to GenMark’s stock records. All GenMark Shares will be held in book-entry form, and no physical stock certificates will be issued. No distinction is made between those former Osmetech Shareholders who currently hold Osmetech Shares in certificated form and those who hold in uncertificated form. Any share certificates issued in respect of Osmetech Shares will not need to be returned to AST or to GenMark (although GenMark reserves the right to request former Osmetech Shareholders who hold their Osmetech Shares in certificated form to send such certificates to GenMark (or its agent) for cancellation). As of the Effective Date, share certificates for Osmetech Shares will be cancelled and will no longer be valid.

The GenMark Shares issued to the former Osmetech Shareholders will not be registered under the Securities Act, but will be issued in reliance upon an exemption from the US registration requirements. The GenMark Shares will be transferable by the Osmetech Shareholders following the Scheme, subject to certain transfer restrictions placed on the officers, directors and affiliates of GenMark under US securities laws (for further information in relation to transfer restrictions please see paragraph 7.2 above) and any contractual transfer restrictions agreed to by an Osmetech Shareholder.

(b)	DRS: DRS eligible holders and transfers within DRS

To help facilitate transfers or sales of the GenMark Shares by the former Osmetech Shareholders, GenMark has elected to use the Direct Registration System implemented by the Depository Trust Company for book-entry shares. DRS facilitates transfers by allowing the GenMark Shares to be electronically transferred between AST and an Eligible Broker selected by a former Osmetech Shareholder. All of the GenMark Shares held by the former Osmetech Shareholders will be automatically placed in DRS, except for those GenMark Shares that are held by officers, directors or affiliates of GenMark under US securities laws or otherwise subject to contractual transfer restrictions.

Within 30 days from the Effective Date, each former Osmetech Shareholder will receive information from AST that details their account information and the number of GenMark Shares that are held in book-entry form at AST for such former Osmetech Shareholder. For GenMark Shares placed in DRS, this information will also be contained in a DRS Statement. This information (being the DRS statement and DRS questions and answer document) will be sent by US airmail in prepaid envelopes addressed to the persons respectively entitled thereto at their respective addresses as appearing in the register of members of Osmetech at the Scheme Record Time or, in the case of joint holders, at the address of that one of the joint holders whose name stands first in such register at the Scheme Record Time (except, in either case, as otherwise directed in writing) or in accordance with any special instructions regarding communications, and none of GenMark, Osmetech, AST or the Holding Period Trustee shall be responsible for any loss or delay in the transmission of any notifications, statements or certificates sent in accordance with this document, which shall be sent at the risk of the persons entitled thereto. The information a former Osmetech Shareholder receives from AST, including the DRS Statement, are not negotiable instruments nor a security, and delivery of this information does not itself confer any rights upon the recipient. Nevertheless, this information should be kept with important documents as a record of ownership of these securities.

In order to sell the GenMark Shares held in a DRS account, a former Osmetech Shareholder will need to have a brokerage account, which it may open (if the relevant former Osmetech Shareholder does not already have one) at a broker of their choosing that is eligible directly or through an affiliate relationship to trade shares on the Nasdaq Global Market. If a former Osmetech Shareholder wishes to transfer its shares to a brokerage account, whether or not it plans to sell shares, the former Osmetech Shareholder should contact its Eligible Broker and provide him or her with its DRS account information (which will appear on the DRS statement to be received from AST). The former Osmetech Shareholder’s Eligible Broker can then electronically initiate the transfer of the book-entry shares based on the Osmetech Shareholder’s instructions. Pending receipt of such DRS statements, the information needed to transfer the GenMark Shares via an Eligible Broker may be obtained by contacting AST directly (see below).

(c)	Non DRS eligible holders

The GenMark Shares held by those former Osmetech Shareholders who are officers, directors or affiliates of GenMark or who are subject to contractual transfer restrictions will not be placed in DRS but will continue to be held in book-entry form at AST. At the time these transfer restrictions are satisfied or lapse, the non-restricted GenMark Shares will be entered into DRS, and will be permitted to be transferred as outlined above.

(d)	Transaction costs and timing

The transaction costs of transferring GenMark Shares may be higher than the transaction costs applicable in relation to a transfer of Osmetech Shares.

Shareholders should note that no transfers of GenMark Shares will be capable of being processed (and accordingly transfers will not be perfected at law) until after AST has established an account for the relevant GenMark Shareholder (this account being separate and distinct from the DRS account). In view of the number of Osmetech Shareholders, AST has advised that it may not have established accounts for all former Osmetech Shareholders until three business days after the Effective Date. Accordingly, transfers executed immediately following the Effective Date may only be processed and settled three business days after the Effective Date.

(e)	Transfer outside DRS

Transfers of GenMark Shares may be made outside DRS by former Osmetech Shareholders (subject to any applicable transfer restrictions) by contacting AST (whose contact details are set out below). In order to process any such transfers GenMark Shareholders who have not yet received a DRS Statement will need to provide AST with an executed stock power with a medallion guarantee stamp and instruction letter detailing the registration information for the transferee. A medallion guarantee stamp may be obtained from an authorised financial institution such as a US Bank, domestic credit union or a US registered brokerage firm (an “Authorised Medallion Guarantee Provider”). The medallion guarantee stamp will guarantee that the individual signing the stock power is the securities rightful owner, or authorised legal representative with capacity to sign on behalf of its owner. An authorised officer will sign the medallion stamp with their name and title printed beneath their signature. The type of medallion guarantee required is determined by the value of the transaction. Depending upon the circumstances and to protect against fraudulent signatures, the GenMark Shareholder will be required to produce certain legal documentation to the Authorised Medallion Guarantee Provider (not AST) that will be providing the medallion guarantee stamp before the Authorised Medallion Guarantee Provider will assume liability. A GenMark Shareholder wishing to transfer GenMark Shares prior to receipt of the DRS Statement is advised to contact an Authorised Medallion Guarantee Provider to ascertain what legal documentation they will require in order to provide the appropriate medallion guarantee stamp. AST is required to reject transfers that do not have an original medallion guarantee stamp. Photocopies or faxes of this stamp are not acceptable.

Osmetech Shareholders who have any questions about the transfer of GenMark Shares issued pursuant to the Scheme should call AST, GenMark’s registrar and transfer agent, between 8.00 a.m. and 5.00 p.m. (Eastern time) Monday to Friday on 1-800-937-5449 or if telephoning from outside the

US on +1-718-921-8124. Calls to AST’s 1-800-937-5449 number within the US are not subject to any charges in principle (however your service provider’s network charges may apply). Calls to AST’s +1-718-921-8124 number from outside the US are charged at applicable international rates.

8.	Dividends and dividend policy

To date, Osmetech has not paid a dividend to Osmetech Shareholders. There are currently no plans to pay a dividend, but if GenMark does pay a dividend in the future, such dividends will be in US dollars.

9.	Non UK/US Osmetech Shareholders

As regards Overseas Shareholders, the Proposal, including the Scheme, may be affected by the laws of the relevant jurisdictions. Such Overseas Shareholders should inform themselves about and observe any applicable legal requirements. It is the responsibility of Overseas Shareholders to satisfy themselves as to the full observance of the laws of the relevant jurisdiction in connection therewith, including the obtaining of any governmental, exchange control or other consents which may be required, or the compliance with other necessary formalities which are required to be observed and the payment of any issue, transfer or other taxes due in such jurisdiction.

If the issue of GenMark Shares to any Scheme Shareholder resident outside the United Kingdom or the United States is, in the jurisdictions in which such person is resident, either unlawful or would or may require Osmetech or GenMark to obtain or observe any governmental or other consent or any registration, filing or other formality (including ongoing requirements) with which Osmetech or GenMark is unable to comply or which Osmetech or GenMark reasonably regards as unduly onerous, GenMark will instruct AST not to set up an account in respect of such Scheme Shareholder. Instead, such Scheme Shareholder’s entitlement to GenMark Shares shall be held on trust in accordance with the provisions of paragraph 3 of Part V (Scheme of Arrangement).

THIS DOCUMENT DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF ANY OFFER TO BUY ANY SECURITY. NONE OF THE SECURITIES REFERRED TO IN THIS DOCUMENT SHALL BE SOLD, ISSUED OR TRANSFERRED IN ANY JURISDICTION IN CONTRAVENTION OF APPLICABLE LAW.

Overseas Shareholders should consult their own legal advisers with respect to the legal consequences of the Scheme.

10.	Osmetech Options and Osmetech Warrants

All Osmetech Shares issued on the exercise of options or warrants on or prior to the Reduction Record Time will be subject to the Scheme. An amendment to the articles of association of the Company is to be proposed at the General Meeting (details of which are set out in the Notice of General Meeting set out in Part IX of this document) to the effect that Osmetech Shares issued after the Reduction Record Time will be automatically acquired by GenMark in consideration for the equivalent number of GenMark Shares as such Osmetech Shareholder would have been entitled to had those Osmetech Shares been cancelled under the Scheme.

10.1	US Plan Options

US Plan Options will not be affected by the Scheme and will continue to subsist over Osmetech Shares subject to the terms on which they were granted. It is intended that US Plan Optionholders will be given the opportunity to surrender their US Plan Options in exchange for the grant of new options over GenMark Shares under the new share incentive plan to be adopted by GenMark. The Company will write to US Plan Optionholders separately setting out details of this proposal.

10.2	Non-US Plan Options

Some of the Non-US Plan Options are already exercisable, and the effect of the Scheme is to cause such options to lapse after a short period following the Court’s sanction of the Scheme. There are Non-US Plan Options granted to two individuals which have not yet vested, and the effect of the Scheme is to cause these options to vest and become exercisable in full on the

Court’s sanction of the Scheme for a short period following which they shall lapse. There are Non-US Plan Options granted to three individuals which will not be affected by the Scheme and will continue to be exercisable following the Scheme pursuant to the terms on which they were granted.

For those Non-US Plan Optionholders who choose not to exercise their Non-US Plan Options, it is intended that Non-US Plan Optionholders will be given the opportunity to surrender their Non-US Plan Options in exchange for the grant of new options over GenMark Shares under the new share incentive plan to be adopted by GenMark. The Company will write to Non-US Plan Optionholders separately setting out details of such proposals.

10.3	Osmetech Warrants

Osmetech Warrants will not be affected by the Scheme. However, it is intended that the Osmetech Warrantholders will exchange their Osmetech Warrants for warrants over GenMark Shares. All Osmetech Shares issued on the exercise of Osmetech Warrants on or prior to the Reduction Record Time will be subject to the Scheme.

10.4	General

The tax consequences of the Scheme, for Osmetech Optionholders and Osmetech Warrantholders will be governed by the country in which such holder is tax resident. Osmetech Optionholders and Osmetech Warrantholders are recommended to consult with their personal tax adviser with respect to the tax consequences in their country of residence, as well as any other federal, foreign, state, provincial and local tax consequences that may be applicable to them.

11.	Action to be taken

Implementation of the Scheme will require the approval of Scheme Shareholders at the Court Meeting which has been convened by order of the Court and which is to be held at the offices of Ashurst LLP, Broadwalk House, 5 Appold Street, London EC2A 2HA at 11.30 a.m. on 20 April 2010. The Scheme will also require the Osmetech Shareholders to pass the special resolution to be proposed at the Scheme GM to be also held at the offices of Ashurst LLP, Broadwalk House, 5 Appold Street, London EC2A 2HA at 11.45 a.m. on the same day (or as soon thereafter as the Court Meeting shall have concluded or been adjourned). If the Scheme becomes effective, it will be binding on all Scheme Shareholders, including any Scheme Shareholders who did not vote to approve the Scheme or who voted against the Scheme.

Osmetech Shareholders will find enclosed different coloured forms of proxy to be used in connection with the Court Meeting and the Scheme GM. Whether or not Osmetech Shareholders intend to attend these meetings, they are requested to complete and sign each form of proxy enclosed with this document and return them in accordance with the instructions printed thereon to Capita Registrars, PXS, 34 Beckenham Road, Beckenham, Kent BR3 4TU, so as to arrive as soon as possible and in any event at least 48 hours prior to the relevant meeting. If the BLUE forms of proxy relating to the Court Meeting are not lodged by then, they may be handed to the Company’s registrars, Capita Registrars, on behalf of the chairman of the Court Meeting before the taking of the poll at that meeting. However, in the case of the Scheme GM, unless the WHITE form of proxy is lodged so as to be received by the time mentioned in the instructions on that form of proxy, it will be invalid.

The completion and return of the BLUE form of proxy for the Court Meeting will not preclude Osmetech Shareholders from attending the Court Meeting and voting in person, if they so wish. The completion and return of the WHITE form of proxy will not preclude Osmetech Shareholders from attending the Scheme GM and voting in person, if they so wish.

It is important that, for the Court Meeting in particular, as many votes as possible are cast so that the Court may be satisfied that there is a fair representation of Scheme Shareholder opinion. You are therefore strongly urged to sign and return both forms of proxy as soon as possible.

If you are in any doubt as to the action to be taken, please contact one of the helplines shown below.

For callers dialling from within the UK, the helpline number is 0871 664 0321.

For callers dialling from outside the UK, the helpline number is +44 208 639 33 99.

Calls to the Capita Registrars’ 0871 664 0321 number are charged at 10 pence per minute (including VAT) plus any of your service provider’s network extras. Calls to the Capita Registrars’ +44 208 639 3399 number from outside the UK are charged at applicable international rates. The Capita helpline is available between 9.00 a.m. and 5.00 p.m. (London time) Monday to Friday (excluding public holidays). A helpline has also been established to deal with queries relating to the GenMark Shares to be issued pursuant to the Scheme and the subsequent transfer of such GenMark Shares. Osmetech Shareholders who have any questions about the transfer of GenMark Shares issued pursuant to the Scheme should call AST, GenMark’s registrar and transfer agent, between 8.00 a.m. and 5.00 p.m. (Eastern time) Monday to Friday on 1-800-937-5449 or if telephoning from outside the US on +1-718-921-8124. Calls to AST’s 1-800-937-5449 number within the US are not subject to any charges (however your service provider’s network charges may apply). Calls to AST’s +1-718-921-8124 number from outside the US are charged at applicable international rates. Different charges may apply to calls made from mobile telephones and calls may be recorded and monitored randomly for security and training purposes. Neither Capita Registrars nor AST can provide advice on the merits of the Proposal or the GenMark Fundraising nor give any financial, legal or tax advice.

12.	Further information

The text of the Scheme is set out in full in Part V of this document. Details of documents available for inspection are given in paragraph 11 of Part VI of this document.

Yours faithfully,

Robert Finlay

Managing Director

Canaccord Adams Limited

PART III

CHANGES IN THE RIGHTS OF OSMETECH SHAREHOLDERS AND LEGAL CONSEQUENCES

As a result of the Scheme, Osmetech Shareholders will be entitled to receive GenMark Shares. GenMark is incorporated in the State of Delaware, United States and Osmetech plc is incorporated under the laws of England and Wales. The following is a summary comparison of material differences between the rights of a GenMark Shareholder and an Osmetech Shareholder arising from the differences between the corporate laws of the State of Delaware, United States and those of England and Wales, the governing instruments of the two companies, and the securities laws and regulations governing Osmetech plc, and, upon completion of the Scheme, governing GenMark. The summary of GenMark’s governing instruments is of those instruments as they are expected to be amended and/or restated prior to the Effective Date. This summary is not a complete description of the laws of the State of Delaware, United States or of England and Wales, the other rules or laws referred to in this summary, the GenMark certificate of incorporation, the GenMark By-laws or the Osmetech memorandum and articles of association.

Copies of the Osmetech plc memorandum of association, the GenMark certificate of incorporation and GenMark By-laws in the forms to be effective immediately following the Scheme becoming effective are available for inspection at the offices of Ashurst LLP, Broadwalk House, 5 Appold Street, London, EC2A 2HA. The descriptions of Osmetech plc’s memorandum and articles of association, the GenMark certificate of incorporation and GenMark By-laws contained herein are qualified by reference to the actual documents.

Unless the context otherwise requires, references to “shareholder” or “shareholders” or “stockholder” or “stockholders” means the person(s) whose name(s) appears on a company’s register of members or stockholders and who are the legal owners of the shares concerned.

PROVISIONS CURRENTLY APPLICABLE TO OSMETECH SHAREHOLDERS	PROVISIONS THAT WILL BE APPLICABLE TO OSMETECH STOCKHOLDERS

Voting Rights

Under the Articles, a shareholder who is present in person or by proxy and entitled to vote at a shareholders’ meeting is entitled to one vote on a show of hands regardless of the number of shares he or she holds. On a poll, each shareholder having the right to vote, including proxies for shareholders, is entitled to one vote for each ordinary share held.

Under the Articles, three shareholders present in person or proxy and entitled to vote on the business to be transacted constitute a quorum for the purposes of a general meeting.

The Articles provide that resolutions put to a vote at a shareholders’ meeting will be decided on a show of hands, unless a poll is demanded by:

(1)    the chairman of the meeting;

(2)    not less than three shareholders present in person or by proxy that have the right to vote;

(3)    a shareholder or shareholders representing not less than one-tenth of the total voting rights of all the members having the right to vote at the meeting; or

Under Delaware law, each stockholder is entitled to one vote for each share of capital stock held by the stockholder unless the certificate of incorporation provides otherwise. GenMark’s certificate of incorporation does not alter the voting rights of holders of GenMark Shares.

The GenMark By-laws provide that the presence of the holders of a majority in voting power of the issued and outstanding stock entitled to vote constitutes a quorum for the transaction of business at a stockholders meeting.

Under Delaware law, a certificate of incorporation may provide that in elections of directors, stockholders are entitled to cumulate votes. The GenMark certificate of incorporation does not provide for cumulative voting for the election of directors.

PROVISIONS CURRENTLY APPLICABLE TO OSMETECH SHAREHOLDERS	PROVISIONS THAT WILL BE APPLICABLE TO OSMETECH STOCKHOLDERS

(4)    any shareholder or shareholders present in person or by proxy and holding shares conferring a right to vote at the meeting being on which an aggregate sum has been paid equal to not less than one-tenth of the total sum paid on all the shares conferring that right.

Ordinary resolutions are, in the first instance, decided on a show of hands. Ordinary resolutions must be approved by at least a majority of the votes cast by shareholders present in person or by proxy. If a poll is demanded, the ordinary resolution conducted on a poll must be approved by shareholders representing at least a majority of the total voting rights of shareholders present in person or by proxy who vote on the resolution. Special resolutions, if decided on a show of hands, require the affirmative vote of at least 75 per cent. of the votes cast by shareholders present in person or by proxy. If a poll is demanded, a special resolution conducted on a poll must be approved by shareholders representing at least 75 per cent. of the total voting rights of shareholders present in person or by proxy who vote on the resolution.

Under the Articles, proxies of shareholders are entitled to attend shareholders’ meetings and to demand or to join in demanding a poll, and vote at shareholders’ meetings on a poll or on a show of hands.

Action by Written Consent

Under English law, shareholders of a public company such as Osmetech plc are not permitted to pass resolutions by written consent.	Under Delaware law, unless otherwise provided in the certificate of incorporation, stockholders may take any action which may be taken at a stockholders meeting without a meeting if the action is consented to in writing by stockholders holding not less than the number of votes that would be required to authorise or take that action at a meeting at which all stockholders were present and voted. The certificate of incorporation of GenMark states that any action required or permitted to be taken by the stockholders may be taken at a meeting, without prior notice and without a vote, if a unanimous consent in writing is signed by all stockholders.

Shareholder Proposals and Shareholder Nominations of Directors

Under English law, shareholders of a public limited company may demand that a resolution be voted on at an annual general meeting if the demand is made: (1) by shareholders holding at least 5 per cent. of the total voting power of shares having a right to vote on a resolution (excluding any voting rights attached to any	Under the GenMark’s By-laws, any stockholder may nominate candidates for election to the board of directors at an annual or special meeting or bring other business before an annual meeting if the stockholder gives timely notice in writing of the proposals or nominations to be brought before the meeting

PROVISIONS CURRENTLY APPLICABLE TO OSMETECH SHAREHOLDERS	PROVISIONS THAT WILL BE APPLICABLE TO OSMETECH STOCKHOLDERS

treasury shares), or (2) by at least 100 shareholders holding shares on which there has been paid up to an average sum per shareholder of at least £100. The only shareholders who count towards these thresholds are those having at the date of the requisition a right to vote at the annual general meeting to which the resolution relates. The shareholders must deposit the demand at the Company’s registered office at least six weeks before the annual general meeting to which it relates or, if later, at the time at which notice is given of the annual general meeting. English law also provides that shareholders may require the directors to call a general meeting to vote on a particular resolution if the demand is made by shareholders holding at least ten per cent. of the paid up capital of the company as carries the right of voting at general meetings of the company (excluding any paid-up capital held by the company as treasury shares). In general, resolutions to appoint directors must be put to shareholders on the basis of one resolution for each nominated director. A resolution including more than one director may be presented to be voted upon at a general meeting only if the shareholders have first unanimously approved so doing.	in the form set forth in GenMark’s By-laws. In the case of an annual meeting, to be timely, a stockholder’s notice must be received by the secretary of GenMark not less than 90 days or more than 120 days prior to the first anniversary of the preceding year’s annual meeting. If the date of the annual meeting is advanced more than 30 days or delayed more than 70 days from the first anniversary of the preceding year’s annual meeting, the notice must be received no earlier than 120 days prior to the annual meeting and no later than the close of business on the earlier of the 90th day prior to the annual meeting, or if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which notice or public disclosure of the date of the annual meeting was mailed or made. In the case of a special meeting, provided that GenMark’s board of directors has determined that directors will be elected at the meeting, to be timely, a stockholder’s notice must be received by the secretary of GenMark no earlier than 120 days prior to the special meeting and no later than the close of business on the later of the 90th day prior to the special meeting, or if the first public announcement of the date of such special meeting is less than 100 days prior to the date of such special meeting, the 10th day following the day on which notice or public disclosure of the date of the special meeting was mailed or made.

Sources and Payment of Dividends

Subject to the prior rights of holders of any preferred shares, an English company may pay dividends on its ordinary shares only out of its distributable profits, defined as accumulated, realised profits less accumulated, realised losses, and not out of share capital, which includes share premiums (being the excess of the consideration for the issue of shares over the aggregate nominal amount of such shares). Amounts credited to the share premium account, however, may be used to pay up unissued shares that may then be distributed to shareholders in proportion to their holdings. In addition, under English law, Osmetech plc would not be permitted to make a distribution if, at the time, the amount of its net assets is less than the aggregate of its issued and paid-up share capital and undistributable reserves or if the distribution would result in the amount of its net assets being less than that aggregate. The shareholders may, by ordinary resolution, declare final dividends, but no dividend may be declared	Under Delaware law, subject to any restriction in the corporation’s certificate of incorporation, the board of directors may declare and pay dividends out of (1) surplus of the corporation which is defined as net assets less statutory capital, or (2) if no surplus exists, out of the net profits of the corporation for the year in which the dividend is declared and/or the preceding year; provided, however, that if the capital of the corporation has been diminished to an amount less than the aggregate amount of capital represented by the issued and outstanding stock of all classes having preference upon the distribution of assets, the board of directors may not declare and pay dividends out of the corporation’s net profits until the deficiency in the capital has been repaired. GenMark’s certificate of incorporation contains no provisions restricting the payment of dividends on GenMark Shares.

PROVISIONS CURRENTLY APPLICABLE TO OSMETECH SHAREHOLDERS	PROVISIONS THAT WILL BE APPLICABLE TO OSMETECH STOCKHOLDERS

by shareholders in excess of an amount recommended by the Board. The Board has the power under the Articles to pay interim dividends without the approval of shareholders to the extent the financial position of the Company justifies a dividend.

Rights of Purchase and Redemption

Under English law, a company may issue redeemable shares, subject to any conditions stated in its articles of association. The Articles permit the issuance of redeemable shares. A company may purchase its own shares, if in the case of an open-market purchase, authority to make the market purchase has been given by an ordinary resolution of its shareholders.

A company may redeem or repurchase shares only if the shares are fully paid and, in the case of public companies, only out of: (1) distributable profits; or (2), subject to certain exceptions, the proceeds of a new issue of shares made for the purpose of the repurchase or redemption.

Under Delaware law, any corporation may purchase, redeem and dispose of its own shares, except that it may not purchase or redeem these shares if the capital of the corporation is impaired or would become impaired as a result of the redemption, purchase or disposition.

Meetings of Shareholders

Under the Articles, all general meetings of shareholders will be held at the time and place determined by the directors; unless the meeting is on the requisition of the shareholders (see below), in which case it will be held within a prescribed period.	GenMark’s By-laws provide that annual meetings of stockholders may be held at any place designated by the GenMark board of directors.

Special Meetings of Shareholders

Delaware law provides that special meetings of stockholders may be called by (1) the board of directors, or (2) any person or persons authorised by the corporation’s certificate of incorporation or By-laws.

Under English law, a general meeting of shareholders may be called upon: (1) by the board of directors; or (2) on the requisition of shareholders holding at least 10 per cent. of the paid-up capital of the company carrying voting rights at the general meeting (excluding any paid-up capital held by the Company as treasury shares).	GenMark’s certificate of incorporation provides that special meetings of stockholders may be called only by (1) the board of directors, (2) the chairman of the board of directors or, (3) the chief executive officer. GenMark’s By-laws provide that, except as otherwise provided by law, stockholders entitled to receive notice of a special meeting must receive notice of the meeting not less than 10 days and not more than 60 days prior to the date of the meeting. This notice must identify the purpose of the special meeting. GenMark’s By-laws provide that the business permitted to be conducted at any special meeting is limited to matters relating to the purpose or purposes specified in the notice of the special meeting.

PROVISIONS CURRENTLY APPLICABLE TO OSMETECH SHAREHOLDERS	PROVISIONS THAT WILL BE APPLICABLE TO OSMETECH STOCKHOLDERS

Under the Articles, the notice requires for general meetings are as follows: (1) in the case of an annual general meeting not less than 21 days’ notice; and

(2)    in any other case not less than 14 days’ notice.

The notice is exclusive of the day on which it is served or deemed to be served and of the day for which it is given.

The Articles provide that documents sent by first class mail are deemed received 24 hours after mailing, and, if sent by second class mail, 48 hours after mailing.

In addition, general meetings may be called upon shorter notice if: (1) in the case of an annual general meeting, all the shareholders who are permitted to attend and vote agree to the shorter notice; or (2) in the case of a general meeting, a majority of the shareholders having a right to attend and vote at the meeting and who hold at least 95 per cent. by nominal value of the shares which can be voted at the meeting so agree.

Appraisal Rights

While English law does not generally provide for appraisal rights, a shareholder may apply to a court and the court may specify terms for the acquisition that it considers appropriate as described under “Shareholders’ Votes on Certain Transactions” below.	Under Delaware law, stockholders of a corporation that is a constituent in a merger generally have the right to demand and receive payment of the fair value of their stock in lieu of receiving the merger consideration. However, appraisal rights are not available to holders of shares:

(1) listed on a national securities exchange; or

(2) held of record by more than 2,000 stockholders;

unless holders of stock are required to accept in the merger anything other than any combination of:

(1) shares of stock or depositary receipts of the surviving corporation in the merger;

(2) shares of stock or depositary receipts of another corporation that, at the effective date of the merger, will be either:

(a) listed on a national securities exchange; or

(b) held of record by more than 2,000 stockholders;

(3) cash in lieu of fractional shares of the stock or Depositary receipts received; or

(4) any combination of (1), (2) and (3).

In addition, appraisal rights are not available to the holders of shares of the surviving corporation in the merger, if the merger does not require the approval of the stockholders of that corporation.

PROVISIONS CURRENTLY APPLICABLE TO OSMETECH SHAREHOLDERS	PROVISIONS THAT WILL BE APPLICABLE TO OSMETECH STOCKHOLDERS

Pre-emptive Rights

Under English law, the issuance for cash of (1) equity securities, being those which, with respect to dividends or capital, carry a right to participate beyond a specified amount, or (2) rights to subscribe for or convert into equity securities, must be offered first to the existing equity shareholders in proportion to the respective nominal values of their holdings, unless a special resolution to the contrary has been passed by shareholders in a general meeting.	Under Delaware law, a stockholder is not entitled to pre-emptive rights to subscribe for additional issuances of stock or any security convertible into stock unless they are specifically granted in the certificate of incorporation. GenMark’s certificate of incorporation does not provide for pre-emptive rights.

Amendment of Governing Instruments

Under English law, shareholders have the power to amend any provisions of the company’s articles of association by special resolution.	Under Delaware law, unless the certificate of incorporation requires a greater vote, an amendment to the certificate of incorporation requires (1) the approval and recommendation of the board of directors, (2) the affirmative vote of a majority of the outstanding stock entitled to vote on the amendment, and (3) the affirmative vote of a majority of the outstanding stock of each class entitled to vote on the amendment as a class.

Under English law, the board of directors is not authorised to change the articles of association. See “Share Class Rights” below.	Under Delaware law, stockholders have the power to adopt, amend or repeal bylaws by the affirmative vote of a majority of the outstanding stock entitled to vote at a meeting of stockholders unless the certificate of incorporation or the bylaws specify another percentage.

Amendments affecting the rights of the holders of any class of shares may, depending on the rights attached to the class and the nature of the amendments, also require approval by a special resolution of the classes affected in separate class meetings. See “Share Class Rights” below.	Under GenMark’s certificate of incorporation and GenMark By-laws, the affirmative vote of the holders of at least a majority in voting power of the issued and outstanding stock entitled to vote is required to adopt, amend or repeal the bylaws, provided however that certain provisions of the bylaws may be amended by the vote of at least 80 per cent. of the shares or capital stock entitled to vote.

Under Delaware law, if provided by the certificate of incorporation, the board of directors has the power to adopt, amend or repeal the bylaws of a company. The GenMark certificate of incorporation and GenMark bylaws authorise the GenMark board of directors to adopt, amend or repeal the GenMark bylaws.

Preference Stock and Deferred Shares

Subject to the rights of any existing shareholders, the Articles permit Osmetech to issue new shares with any rights granted to holders of such shares, including rights of priority over the Osmetech Shares. Osmetech currently has only issued	The GenMark certificate of incorporation authorises the GenMark board of directors (1) to provide for the issuance of one or more series of preferred stock, (2) to issue up to 5,000,000 shares of preferred stock, (3) to fix the number

PROVISIONS CURRENTLY APPLICABLE TO OSMETECH SHAREHOLDERS	PROVISIONS THAT WILL BE APPLICABLE TO OSMETECH STOCKHOLDERS

ordinary shares and issued deferred shares. The deferred shares have no value.	of the shares constituting each series of preferred stock, and (4) to fix for each series, its voting powers, designations, preferences and relative participating, optional or other special rights, and the qualifications, limitations and restrictions thereof.

Share Class Rights

The Articles provide that:

(1)    the rights of any class of shares may only be changed with the consent in writing of holders of 75 per cent. of the nominal amount of the issued shares of that class or by a special resolution passed at a separate class meeting of the holders of the relevant class of shares;

(2)    the quorum required for the separate class meetings is at least two people who hold, or act as proxies for, at least one third of the nominal value of the issued shares of the class, except that at any adjournment of a class meeting one shareholder constitutes a quorum, regardless of the number of shares that person holds;

Under Delaware law, any change to the rights of holders of GenMark Shares or preferred stock would require an amendment to the GenMark certificate of incorporation. Holders of shares of a class are entitled to vote as a class upon a proposed amendment to the certificate of incorporation if the amendment will (1) increase or decrease the authorised number of shares of the class, (2) increase or decrease the par value of the shares of the class, or (3) alter or change the powers, preferences or special rights of the shares of the class so as to affect them adversely.

(3) every holder of shares of a class having a separate class meeting is entitled, on a poll, to one vote in respect of each share held; and

(4) a poll may be demanded at a separate class meeting by any person present in person or by proxy and entitled to vote.

Shareholders’ Votes on Certain Transactions

The Companies Act provides for schemes of arrangement, which are arrangements or compromises between a company and any class of shareholders or creditors and used in certain types of reconstructions, amalgamations, capital reorganisations or takeovers. These arrangements require the approval of: (1) a majority in number of each class of shareholders or creditors present and voting in person or by proxy at special meetings convened by order of the Court representing 75 per cent. in value of the capital or debt voted by that class of shareholder or creditor and (2) the Court.	Generally, under Delaware law, unless the certificate of incorporation provides for the vote of a larger portion of the stock, completion of a merger or consolidation or sale of substantially all of a corporation’s assets or dissolution requires (1) the approval of the board of directors, and (2) approvals by the holders of a majority in voting power of the issued and outstanding stock entitled to vote on that matter.

Once approved, sanctioned and becoming effective, all shareholders and creditors of the relevant class and the company are bound by the terms of the scheme, and a dissenting shareholder would have no rights comparable to appraisal rights provided under Delaware law.

Under the AIM rules for companies, shareholder approval:

(1) is usually required for an acquisition by an AIM company if, generally, the size of the company or business to be acquired represents 100 per cent.

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or more of the assets, profits, turnover or gross capital of the AIM company or if the consideration to be paid represents 100 per cent. or more of the aggregate market value of the AIM company’s equity shares; and

(2) may also be required for a disposal if the size of the company or business being disposed of represents 75 per cent. or more of the assets, profits, turnover or gross capital of the AIM company or if the consideration to be paid represents 75 per cent. or more of the aggregate market value of the AIM company’s equity shares.

The Companies Act also provides (1) that where a takeover offer is made for the shares of a company incorporated under the Companies Act, and (2) within four months of the date of the offer, the offeror has acquired or contracted to acquire at least 90 per cent. in value of the shares of any class to which the offer relates, the offeror may, within two months of reaching the 90 per cent. level, require shareholders who do not accept the offer to transfer their shares on the terms of the offer. A dissenting shareholder may object to the transfer or its proposed terms by applying to the court within six weeks of the date on which notice of the transfer was given. In the absence of fraud or oppression, the court is unlikely to order that the acquisition shall not take effect, but it may specify terms of the transfer that it finds appropriate. A minority shareholder is also entitled in these circumstances, in the alternative, to require the offeror to acquire his shares on the terms of the offer.

Rights of Inspection

The register and index of names of shareholders of an English company may be inspected during business hours (1) for free, by its shareholders, and (2) for a fee by any other person.

In both cases, the documents may be copied for a fee.

The shareholders of an English company may also inspect, without charge, during business hours (1) minutes of meetings of the shareholders and obtain copies of the minutes for a fee, and (2) service contracts of the company’s directors.

In addition, the published annual accounts are required to be available for shareholders and a shareholder is entitled to a copy of these accounts.

The shareholders of Osmetech do not have rights to inspect the accounting records of Osmetech or minutes of meetings of its directors.

Delaware law allows any stockholder during normal business hours:

(1)    to inspect and to make copies or extracts of:

(a)    the corporation’s stock ledger;

(b)    a list of its stockholders; and

(c)    its other books and records;

(2)    provided that:

(a)    the stockholder makes a written request under oath stating the purpose of his inspection; and

(b)    the inspection is for a purpose reasonably related to the person’s interest as a stockholder.

PROVISIONS CURRENTLY APPLICABLE TO OSMETECH SHAREHOLDERS	PROVISIONS THAT WILL BE APPLICABLE TO OSMETECH STOCKHOLDERS

Standard of Conduct for Directors

Under English law, a director has a fiduciary duty to act in a company’s best interest. This duty includes obligations:

(1) not to create an actual or potential conflict between his duty to the company and duties to any other person or his personal interests;

(2) not to make a profit out of his position as a director unless the company permits him to do so;

(3) to act bona fide in what they consider is in the interests of the company as a whole;

(4) to exercise his powers only in accordance with the memorandum and articles of association of the company; and

Delaware law does not contain any specific provisions setting forth the standard of conduct of a director. The scope of the fiduciary duties of GenMark’s board of directors is thus determined by the courts of the State of Delaware. In general, directors have a duty to act without self-interest, on an informed basis, in good faith, and in a manner they believe to be in the best interests of the stockholders.

Immediately following the Effective Time, the GenMark board of directors is expected to consist of 4 members, one of whom will be an executive officer of GenMark.

(5) to exercise independent judgement.

In addition, a director must exercise reasonable care and skill in the performance of his duties. The precise scope of this duty is not defined, but the test generally is both subjective (i.e., was the director’s conduct that of a reasonably diligent person who has the knowledge and experience of the director) and objective (i.e., was the director’s conduct that of a reasonably diligent person having the knowledge and experience that a director holding that position should have).

In addition, directors are also required to disclose to the company of which they are a director certain information, including personal interests in contracts or arrangements with the company that may not be apparent.

Classification of the Board of Directors

While English law permits a company to provide for terms of different length for its directors, the Articles do not provide for any such differentiation. The Articles provide that at each annual general meeting one-third of the directors shall retire from office. The directors to retire shall be those who wish to retire and not offer themselves for re-election and, to the extent that the number of such directors is insufficient to satisfy the one-third requirement, such of the directors, who have been longest in office as are necessary to meet such number. These retired directors will be eligible for re-election at that annual general meeting.	Delaware law permits the certificate of incorporation or a stockholder-adopted bylaw to provide that directors be divided into one, two or three classes, with the term of office of one class of directors to expire each year. GenMark’s certificate of incorporation provides that, subject to the rights of any series of preferred stock to elect directors, the GenMark board of directors will be divided into three classes of directors with each class elected to serve for a term of three years beginning upon its initial re-election.

Removal of Directors

Under the Companies Act, shareholders may remove a director without cause by ordinary resolution, irrespective of any provisions of the company’s articles of association or service	Delaware law provides that a director may be removed with or without cause by the holders of a majority in voting power of the issued and outstanding stock entitled to vote, except that

PROVISIONS CURRENTLY APPLICABLE TO OSMETECH SHAREHOLDERS	PROVISIONS THAT WILL BE APPLICABLE TO OSMETECH STOCKHOLDERS

contract the director has with the company, provided that 28 clear days’ notice of the resolution is given to the company. See “Classification of the Board of Directors” above.	(1) members of a classified board of directors may be removed only for cause, unless the certificate of incorporation provides otherwise, and (2) in the case of a corporation having cumulative voting, directors may not be removed in certain situations without satisfying certain stockholder approval requirements.

Under GenMark’s By-laws, subject to the rights of holders of any series of preferred stock, directors of GenMark may be removed only for cause by the affirmative vote of the holders of a majority of the shares entitled to vote.

Vacancies on the Board of Directors

Under English law, shareholders may by ordinary resolution, at a meeting at which any director retires, appoint a person to be a director:

(1) to fill a vacancy; or

(2) to become an additional director,

subject to any maximum provided in the company’s articles of association.

Under Delaware law, unless otherwise provided in the certificate of incorporation or the bylaws, (1) vacancies on a board of directors, and (2) newly created directorships resulting from an increase in the number of directors may be filled by a majority of the directors in office. In the case of a classified board of directors, directors elected to fill vacancies or newly created directorships will hold office until the next election of the class for which the directors have been chosen.

The board of directors has the power to appoint a director to serve until the next annual general meeting of the company, whereupon the director concerned is required to retire but will be eligible for election.	GenMark’s by-laws provide that any newly created directorships resulting from any increase in the authorised number of directors will be filled by a majority of the directors then in office, provided a majority of the whole of the board or a quorum is present subject to certain limited exceptions. GenMark’s certificate of incorporation also provides that a director elected to fill a vacancy will hold office until the next election of the class for which the director has been chosen, subject to the election and qualification of a successor and to the director’s earlier death, resignation or removal.

Liability of Directors and Officers

English law does not permit a company to exempt any director or officer of the company or any person employed by the company as an auditor from any liability arising from negligence, default, breach of duty or breach of trust against the company. English law does provide for liability limitation agreements which may be entered into between the Company and auditor.	Delaware law permits a corporation’s certificate of incorporation to include a provision granting to a corporation the power to exempt a director from personal liability to the corporation and its stockholders for monetary damages arising from a breach of fiduciary duty as a director. However, no provision can limit the liability of a director for:

(1) any breach of his duty of loyalty to the corporation or its stockholders;

(2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

PROVISIONS CURRENTLY APPLICABLE TO OSMETECH SHAREHOLDERS	PROVISIONS THAT WILL BE APPLICABLE TO OSMETECH STOCKHOLDERS

(3) intentional or negligent payment of unlawful dividends or stock purchases or redemptions; or

(4) any transaction from which he derives an improper personal benefit.

GenMark’s certificate of incorporation provides that a director of GenMark will not be personally liable to GenMark or its stockholders for monetary damages, for breach of fiduciary duty as a director subject to the limitations set forth above.

Indemnification of Directors and Officers

English law does not permit a company to indemnify:

(1) a director or officer of the company; or

(2) any person employed by the company as an auditor

against any liability arising from negligence, default, breach of duty or breach of trust against the company, except that indemnification is allowed for liabilities in connection with:

(1) defending any proceeding in which judgment is entered in favour of the director or officer or the director or officer is acquitted; or

(2) proceedings in which the director or officer is held liable, but the court finds that he acted honestly and reasonably and that relief should be granted.

The Articles provide that to the extent permitted by the Companies Act, every director or other officer is to be indemnified against liabilities he incurs in the actual or purported discharge of his duties or exercise of his power.

The Companies Act enables companies to purchase and maintain insurance for directors, officers and auditors against any liability arising from negligence, default, breach of duty or breach of trust against the company.

Osmetech maintains directors’ and officers’ insurance.

Delaware law generally provides that a corporation may indemnify any officer, director, employee or agent who is made a party to any third party suit or proceeding on account of being a director, officer, employee or agent of the corporation against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action if the officer, director, employee or agent:

(1) acted in good faith and in a manner he reasonably believed to be in and not opposed to the best interests of the corporation; and

(2) in a criminal proceeding, had no reasonable cause to believe his conduct was unlawful.

GenMark’s certificate of incorporation provides that it will indemnify its current and former directors and officers to the fullest extent permitted by law.

Delaware law permits corporations to purchase and maintain insurance for directors, officers, employees and agents against any liability asserted against the person whether or not the corporation would have the power to indemnify the person under Delaware law.

GenMark maintains directors’ and officers’ insurance.

Shareholders’ Suits

While English law only permits a shareholder to initiate a lawsuit on behalf of the company in limited circumstances, the Companies Act permits a shareholder whose name is on the register of shareholders of the company to apply for a court order (1) when the company’s affairs are being or	Under Delaware law, a stockholder may initiate a derivative action to enforce a right of a corporation if the corporation wrongfully fails to enforce the right itself. An individual may also commence a class action suit on behalf of himself and other similarly situated

PROVISIONS CURRENTLY APPLICABLE TO OSMETECH SHAREHOLDERS	PROVISIONS THAT WILL BE APPLICABLE TO OSMETECH STOCKHOLDERS

have been conducted in a manner unfairly prejudicial to the interests of all or some shareholders, including the shareholder making the claim, or (2) when any actual or proposed act or omission of the company is or would be so prejudicial.

A court has wide discretion in granting relief, and may authorise civil proceedings to be brought in the name of the company by a shareholder on terms that the court directs. Except in these limited circumstances, English law does not generally permit class action lawsuits by shareholders on behalf of the company or on behalf of other shareholders.

stockholders to enforce an obligation owed to the stockholders directly where the requirements for maintaining a class action under Delaware law have been met. The complaint must:

(1) state that the plaintiff was a stockholder at the time of the transaction of which the plaintiff complains or that the plaintiff’s shares thereafter devolved on the plaintiff by operation of law; and

(2) with respect to a derivative action:

(a) allege with particularity the efforts made by the plaintiff to obtain the action the plaintiff desires from the directors; or

(b) allege with particularity that such effort would have been futile.

Additionally, the plaintiff must remain a stockholder through the duration of the suit. The action will not be dismissed or compromised without the approval of the Delaware Court of Chancery.

Provisions Relating to Share Acquisitions

Takeovers of public companies considered to be resident in the UK are regulated by the Takeover Code, which is administered by the Takeover Panel, a body consisting of representatives of the City of London financial and professional institutions, which oversees the conduct of takeovers.

The Takeover Code provides that when (1) any person acquires, whether by a series of transactions over a period of time or not, shares which, together with shares held or acquired by persons acting in concert with him, represent 30 per cent. or more of the voting rights of a public company, or (2) any person, together with persons acting in concert with him, holds not less than 30 per cent. but not more than 50 per cent. of the voting rights and that person, or any person acting in concert with him, acquires any additional voting shares, the person must generally make an offer for all of the equity shares of the company, whether voting or non-voting, and any class of voting non-equity shares of the company held by that person or any person acting in concert with him, for cash, or accompanied by a cash alternative, at not less than the highest price paid by the persons or these persons for the relevant shares during the 12 months preceding the date of the announcement of the offer.

In view of the fact that Osmetech is an AIM Company with a majority of its directors residents

Section 203 of the General Corporation Law of the State of Delaware prohibits “business combinations,” including mergers, consolidations, sales and leases of assets, issuances of securities and similar transactions, by a corporation or a subsidiary with an “interested stockholder” who beneficially owns 15 per cent. or more of a corporation’s voting stock, for three years after the person or entity becomes an interested stockholder, unless:

(1) prior to the time that the stockholder became an interested stockholder, the board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

(2) after completion of the transaction in which the stockholder became an interested stockholder, the interested stockholder holds at least 85 per cent. of the voting stock of the corporation not including:

(a) shares held by directors who are also officers; and

(b) shares granted under certain employee benefit plans; or

(3) after the stockholder becomes an interested stockholder, the business combination is approved by the board of directors and the holders of at least 66 2 /3 per cent. in voting power of the issued and outstanding stock

PROVISIONS CURRENTLY APPLICABLE TO OSMETECH SHAREHOLDERS	PROVISIONS THAT WILL BE APPLICABLE TO OSMETECH STOCKHOLDERS

outside the UK, the Takeover Panel have confirmed that the Takeover Code does not currently apply to Osmetech.	entitled to vote, excluding shares held by the interested stockholder. The Scheme is not subject to the restrictions on business combinations set forth in Section 203.

Takeover Related Provisions

Under English law, directors of a company have a fiduciary duty to take only those actions that are in the interests of the company as a whole.

Under Delaware law, directors generally have a duty to act without self-interest, on an informed basis, in good faith, and in a manner they reasonably believe to be in the best interests of the stockholders. Nevertheless, a Delaware court will generally apply a policy of judicial deference to board of director decisions to adopt anti-takeover measures in the face of a potential takeover where the directors are able to show that:

(1) they had reasonable grounds for believing that there was a danger to corporate policy and effectiveness from an acquisition proposal; and

(2) the board of directors action taken was neither preclusive nor coercive and was reasonable in relation to the threat posed.

GenMark does not maintain a stockholder rights plan.

Disclosure of Interests

The Companies Act provides that anyone who acquires a material interest or becomes aware that he has acquired a material interest in 3 per cent. or more of any class of shares of a public company’s issued share capital carrying rights to vote at general shareholder meetings must notify that company in writing of his interest within two days. Thereafter, any increase or decrease of a whole percentage point or decrease that reduces the interest to below 3 per cent. must be notified in writing to the company.	Acquirors of GenMark Shares are subject to disclosure requirements under Section 13(d)(1) of the Exchange Act and Rule 13d-1 thereunder, which provide that any person who becomes the beneficial owner of more than 5 per cent. of the outstanding GenMark Shares must, within 10 days after such acquisition, (1) file a Schedule 13D with the SEC disclosing specified information, and (2) send a copy of the Schedule 13D to GenMark and to each securities exchange on which GenMark Shares are traded.

This requirement applies to holders of Osmetech Shares.

In addition, the Companies Act provides that a public company may, by notice in writing, require a person whom the company knows or reasonably believes to be or to have been within the three preceding years, interested in the company’s issued voting share capital to (1) confirm whether this is or is not the case, and (2) if this is the case, to give further information that the company requires relating to his interest or any other interest in the company’s shares of which he is aware.

GenMark is required by the rules of the SEC to disclose in the proxy statement relating to its annual meeting of stockholders the identity and number of GenMark Shares beneficially owned by:

(1) each of its directors;

(2) its chief executive officer;

(3) each of its four most highly compensated executive officers other than its chief executive officer;

(4) all of its directors and executive officers as a group; and

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The disclosure must be made within a reasonable period as specified in the relevant notice (which may be as short as one or two days).	(5) any beneficial owner of 5 per cent. or more of the outstanding GenMark Shares.

When the notice is served by a company on a person who is or was interested in shares of the company and that person fails to give the company any information required by the notice within the time specified in the notice, the company may apply to the court for an order directing that the shares in question be subject to restrictions prohibiting, among other things:

(1) any transfer of the shares;

(2) the exercise of voting rights;

(3) the issue of further shares; and

(4) other than in a liquidation, dividends and other payments.

Subject to exceptions in limited circumstances, any agreement to transfer shares which are subject to restriction (1) above is void. In respect of an interest in shares that is less than 0.25 per cent. of the relevant class of shares in a company whose shares are traded on the London Stock Exchange, the restrictions extend only to prohibition on attending and voting at shareholders’ meetings.

The Articles provide that the Osmetech board of directors may impose the restrictions on shareholders set forth in the above paragraph, which restrictions are normally imposed by the court in the event a notice is served.

Osmetech is required to disclose in its annual report the identity and share interests of its directors and any persons connected with them, as defined in the Companies Act, and of any person with an interest of 3 per cent. or more of its ordinary shares.

Limitation on Enforceability of Civil Liabilities under US Federal Securities Laws

Ability to Bring Suits, Enforce Judgments and Enforce US Law

Osmetech is an English company listed on AIM. Certain of the directors and officers of Osmetech are residents of the United Kingdom and not the United States.	GenMark is a company incorporated under the laws of the State of Delaware, United States and following the Scheme will be the holding company of the Osmetech Group and as a result will have substantial assets located in the United States. As a result, investors generally can initiate lawsuits in the United States against GenMark and its subsidiaries, and its directors and officers and can enforce lawsuits based on US federal securities laws in US courts.

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As a result, US investors may find it difficult in a lawsuit based on the civil liability provisions of the US federal securities laws:

(1) to effect service within the United States upon Osmetech and the directors and officers of Osmetech located outside the United States;

(2) to enforce in US courts, or outside the United States, judgments obtained against those persons in the US courts;

(3) to enforce in US courts judgments obtained against those persons in courts in jurisdictions outside the United States; and

(4) to enforce against those persons in the United Kingdom, whether in original actions or in actions for the enforcement of judgments of US courts, civil liabilities based solely upon the US federal securities laws.

Short Swing Profits

Directors and officers of Osmetech are not subject to the Exchange Act’s “short swing” profit rules because Osmetech is a foreign private issuer under the Exchange Act. However, directors of Osmetech are subject to applicable UK legislation prohibiting insider dealing and market abuse. The directors and certain employees are also prohibited from dealing in securities during a close period (as defined in the AIM Rules for companies).	Directors and officers and certain stockholders of GenMark are governed by rules promulgated under the Exchange Act of 1934, that will require directors and officers to forfeit to GenMark any “short swing” profits realised from purchases and sales, as determined under the Exchange Act and the rules thereunder, of GenMark equity securities.

In addition, the Model Code of the UK Listing Authority on directors’ dealings has been adopted by Osmetech. The Model Code provides that the considerations to be taken into account by directors when deciding whether or not to deal in shares of the company of which they are a director must not be of a short-term nature.

Proxy Statements and Reports

Notices and Reports to Shareholders

As a foreign private issuer, Osmetech will not be governed by the proxy rules under the Exchange Act.

However, Osmetech will be governed by the Companies Act regulating notices of shareholder meetings.

Under the Exchange Act proxy rules, GenMark must comply with notice and disclosure requirements relating to the solicitation of proxies for stockholder meetings.

In addition, Osmetech sends Osmetech Shareholders a copy of its annual report and accounts.

In addition, under the AIM rules for Companies, Osmetech will, depending on their size and importance, be required to send to shareholders details relating to certain acquisitions or dispositions.

PROVISIONS CURRENTLY APPLICABLE TO OSMETECH SHAREHOLDERS	PROVISIONS THAT WILL BE APPLICABLE TO OSMETECH STOCKHOLDERS

Reporting Requirements

As a foreign private issuer and registered under Section 12 of the Exchange Act, Osmetech is required to publicly file with the SEC annual reports on Form 20-F within six months after the end of each fiscal year and to furnish to the SEC reports on Form 6-K any material which Osmetech (1) makes or is required to make public under English law; (2) files or is required to file with the London Stock Exchange; or (3) distributes to its shareholders.

Osmetech is required to notify the market via regulatory information service of inter alia:

(1) substantial transactions;

(2) related party transactions;

(3) notifications received by it from persons holding an interest in 3 per cent. or more of any class of the company’s share capital;

(4) its annual accounts and half yearly reports;

(5) dealings by directors;

(6) admission to or cancellation from trading of any securities of the Company; and

(7) resignations, dismissals and appointments of directors.

As a United States company with a class of stock registered under the Exchange Act, GenMark must file with the SEC, among other reports and notices:

(1) an annual report on Form 10-K within 90 days after the end of the fiscal year covered by the report;

(2) a quarterly report on Form 10-Q within 45 days after the end of each fiscal quarter; and

(3) current reports on Form 8-K upon the occurrence of important corporate events.

PART IV

CONDITIONS TO THE IMPLEMENTATION OF THE SCHEME

1.	The Scheme will be conditional upon:

(a)	approval of the Scheme by a majority in number of those Scheme Shareholders who are present and vote either in person or by proxy at the Court Meeting representing 75 per cent. or more in value of the Scheme Shares voted by those Scheme Shareholders at the Court Meeting;

(b)	the special resolution of the Company set out in the notice of the Scheme GM at Part IX of this document, being duly passed by the requisite majority at the Scheme GM. This special resolution includes that, for the purposes of the Scheme:

(i)	the Directors be authorised to take all such actions as they may consider necessary or appropriate for carrying the Scheme into effect;

(ii)	the share capital of the Company be reduced by cancelling and extinguishing all of the Scheme Shares;

(iii)	upon such Capital Reduction taking effect, the reserve arising in the books of account of the Company as a result of such Capital Reduction be capitalised and applied in paying up at par the number of new ordinary shares in Osmetech as shall be equal to the number of Scheme Shares cancelled pursuant to paragraph (ii) above. These new Osmetech Shares are to be issued to GenMark;

(iv)	the Directors be authorised to make the allotments referred to above;

(v)	the Articles of Association be amended to ensure that any Osmetech Shares issued after the Scheme GM are compulsorily brought within the provisions of the Scheme or, if issued after the Reduction Record Time, are, subject to the Scheme becoming effective, compulsorily transferred to GenMark in consideration for and conditionally upon GenMark allotting and issuing to such transferor such number of GenMark Shares as that transferor would have been entitled to had each such Osmetech Share been a Scheme Share; and

(vi)	that conditional upon the Scheme becoming effective, the AIM Trading Facility be cancelled;

(c)	the sanction (with or without modification agreed by the Company and GenMark) of the Scheme and the confirmation of the Capital Reduction involved therein by the Court and an office copy of the Court Order (together with the Statement of Capital attached thereto) being delivered for registration to the Registrar;

(d)	all necessary approvals or consents for the implementation of the Scheme from all relevant authorities having been obtained by the Company, GenMark and other Osmetech Group companies (as relevant); and

(e)	the Underwriting Agreement having been signed by all the parties thereto and the conditions to the Underwriting Agreement having been satisfied (or been waived) other than the condition relating to the Scheme becoming effective.

2.	The Company and GenMark have both agreed that the Directors will not take the necessary formal steps to bring the Scheme into effect unless (i) prior to the Court Hearing the listing of the GenMark Shares and the GenMark Fundraising Shares on the NASDAQ Global Market has been approved, subject to notice of issuance and SEC declaration of the effectiveness of the registration of the GenMark Shares and the GenMark Fundraising Shares under the Securities Act and (ii) the Directors believe that the GenMark Fundraising will proceed and complete.

PART V

SCHEME OF ARRANGEMENT

IN THE HIGH COURT OF JUSTICE CHANCERY DIVISION COMPANIES COURT	No. 2535 of 2010

IN THE MATTER OF OSMETECH PLC

and

IN THE MATTER OF THE COMPANIES ACT 2006

SCHEME OF ARRANGEMENT

(under Part 26 of the Companies Act 2006)

between

OSMETECH PLC

and

THE HOLDERS OF SCHEME SHARES

(as hereinafter defined)

PRELIMINARY

(A)	In this Scheme, unless inconsistent with the subject or context, the following expressions bear the following meanings:

Articles	the articles of association of the Company

AST	American Stock Transfer and Trust Company LLC being the entity retained by GenMark to serve as its transfer agent and registrar for GenMark Shares

business day	a day on which London Stock Exchange plc is open for the transaction of business

Capital Reduction	the reduction of the share capital of the Company pursuant to section 641 of the Companies Act by cancelling and extinguishing the Scheme Shares in accordance with clause 1 of this Scheme

Capita Registrars	Capita Registrars (a trading name of Capita Registrars Limited)

Companies Act	the Companies Act 2006

Company	Osmetech plc, a public limited company incorporated in England and Wales with registered number 2849544

Court	the High Court of Justice in England and Wales

Court Hearing	the hearing of the Court for the sanction of the Scheme and confirmation of the Capital Reduction

Court Meeting	the meeting of the Scheme Shareholders to be convened by order of the Court under section 896 of the Companies Act to consider and, if thought fit, approve the Scheme, notice of which is set out at Part VIII of the Scheme Circular, including any adjournment of such meeting

Court Order	the order of the Court sanctioning the Scheme under section 899 of the Companies Act and confirming the Capital Reduction under section 648 of the Companies Act

CREST	the system for the paperless settlement of trades in securities and the holding of uncertificated securities operated by Euroclear UK in accordance with the CREST Regulations

CREST Regulations	the Uncertificated Securities Regulations 2001 (SI 2001 No. 3755) as amended from time to time

DRS	the Direct Registration System implemented by the Depositary Trust Company and Clearing Corporation

DRS Statement	the statement of interests held within DRS

Effective Date	the date on which this Scheme becomes effective in accordance with its terms

Euroclear UK	Euroclear UK & Ireland Limited, the central securities depositary for the United Kingdom, Republic of Ireland, Isle of Man, Jersey and Guernsey

GenMark	GenMark Diagnostics, Inc., a Delaware US Corporation

GenMark By-laws	the new By-laws of GenMark

GenMark Shares	common shares of par value $0.0001 each in the capital of GenMark

GenMark Share Entitlement	the aggregate entitlement of each Scheme Shareholder to be issued GenMark Shares under the Scheme

GenMark Trust	the trust over any GenMark Trust Securities which may be constituted pursuant to clause 3 of this Scheme

GenMark Trust Beneficiaries	the beneficiaries of the GenMark Trust

GenMark Trust Securities	has the meaning set out in clause 3.2 of the Scheme

holder	a registered holder, including any person(s) entitled by transmission

Holding Period	has the meaning set out in clause 3.2 of the Scheme

Holding Period Trustee	GenMark, or any additional or replacement trustee over the GenMark Trust Securities at any time that is appointed in accordance with clause 3.3 of the Scheme

New Osmetech Shares	the new ordinary shares of 0.10 pence each in the capital of the Company to be issued credited as fully paid to GenMark in accordance with the terms of this Scheme

Osmetech Shareholders	persons registered in the Company’s register of members as holders of Osmetech Shares

Osmetech Shares	ordinary shares of 0.10 pence each in the capital of the Company

Overseas Shareholders	Osmetech Shareholders resident in, or citizens or nationals of, or who have a registered address in, jurisdictions other than the United Kingdom or United States

Permitted Jurisdiction	the United Kingdom or the United States or any other jurisdiction in respect of which the Company, GenMark and the Holding Period Trustee are advised that any proposed transfer of GenMark Shares out of the GenMark Trust (i) would not infringe the laws of such jurisdiction or (ii) would not require the Company or GenMark to comply with any governmental or other consent or any registration, filing or other formality with which the Company or GenMark is unable to comply with or compliance with which the Company or GenMark regards as unduly onerous

Reduction Record Time	6.00 p.m. on the business day immediately prior to the date of the Court Hearing

Registrar	the Registrar of Companies in England and Wales

Relevant Holders	Scheme Shareholders appearing in the register of members of the Company at the Scheme Record Time

Scheme	this scheme of arrangement in its present form or with or subject to any modification, addition or condition approved or imposed by the Court and agreed by the Company and GenMark

Scheme Circular	the document dated 31 March 2010 containing, inter alia, details of this Scheme, the notice of the Court Meeting and the notice of a general meeting of the Company to approve a special resolution in connection with the Scheme

Scheme Record Time	6.00 p.m. on the business day immediately prior to the Effective Date

Scheme Shareholders	the holders of Scheme Shares

Scheme Shares

(i)     the Osmetech Shares in issue at the date of the Scheme Circular;

(ii)    any Osmetech Shares issued after the date of the Scheme Circular and before the Voting Record Time; and

(iii)   any Osmetech Shares issued at or after the Voting Record Time and on or before the Reduction Record Time either on terms that the original or any subsequent holders of such shares are to be bound by the Scheme, or in respect of which the holders are, or have agreed in writing to be, bound by the Scheme but excluding any Osmetech Shares registered in the name of or beneficially owned by GenMark

Statement of Capital	the statement of capital showing, as altered by the Court Order, the information required by section 649 of the Companies Act with respect to Osmetech’s share capital

uncertificated or in uncertificated form	a share or other security recorded on the relevant register as being held in uncertificated form in CREST and the title of which may be transferred by means of CREST

UK or United Kingdom	the United Kingdom of Great Britain and Northern Ireland

US or United States	the United States of America, each state of the United States and the District of Columbia, its territories and possessions

Voting Record Time	6.00 p.m. on the day which is two days before the date of the Court Meeting or, if the Court Meeting is adjourned, 6.00 p.m. on the day which is two days before the date of such adjourned meeting and references to clauses and sub-clauses are to clauses and sub-clauses of this Scheme.

(B)	At the date of the Scheme Circular, the Company has an issued share capital of £8,462,846.59 divided into 1,637,011,420 ordinary shares of 0.10 pence each and 689,478,300 deferred shares of 0.99 pence each. 14,500,000 of the issued deferred shares are unpaid. The remaining issued ordinary shares and issued deferred shares are credited as fully paid.

(C)	GenMark was incorporated in February 2010 under the laws of the State of Delaware, USA under the name GenMark Diagnostics, Inc.. The authorised capital stock of GenMark at the date of this document is 105,000,000 divided into 100,000,000 common shares par value $0.0001 per share and 5,000,000 preferred shares par value $0.0001 per share. No common shares have, at the date of this Scheme, been issued to any person.

(D)	As at the date of the Scheme Circular GenMark does not hold any Osmetech Shares. It is proposed that GenMark acquires one Osmetech Share prior to the Reduction Record Time.

(E)	The purpose of this Scheme is to provide for the cancelling and extinguishing of the Scheme Shares and the issue of the New Osmetech Shares by the Company, in consideration for the issue by GenMark of GenMark Shares to Scheme Shareholders on the register of the Company as at the Scheme Record Time.

(F)	GenMark has agreed to appear by Counsel at the Court Hearing and to be bound by, and to undertake to the Court to be bound by, the provisions of this Scheme and to execute and do or procure to be executed and done all such documents, acts and things as may be necessary or desirable to be executed or done by it for the purpose of giving effect to this Scheme.

THE SCHEME

1.	Cancellation of the Scheme Shares

1.1	The capital of the Company shall be reduced by cancelling and extinguishing the Scheme Shares.

1.2	Forthwith and contingently upon the said Capital Reduction referred to in sub-clause 1.1 taking effect (and notwithstanding anything to the contrary in the Articles) the reserve arising in the books of account of the Company as a result of the said Capital Reduction shall be capitalised and applied in paying up in full at par such number of New Osmetech Shares as shall be equal to the number of the Scheme Shares cancelled pursuant to paragraph 1.1 above, which shall be allotted and issued credited as fully paid (free from all liens, charges, encumbrances, rights of pre-emption and any third party rights whatsoever) to GenMark and/or its nominee(s) in consideration for the allotment and issue of GenMark Shares as set out in clause 2.

2.	Consideration for cancellation of the Scheme Shares

2.1	In consideration for the cancellation of the Scheme Shares and the allotment and issue of the New Osmetech Shares to GenMark or its nominee(s) as provided in clause 1, GenMark shall (subject as hereinafter provided) allot and issue to Scheme Shareholders (as appearing in the register of members of the Company at the Scheme Record Time) one GenMark Share, credited as fully paid, for every 230 Scheme Shares held by them at the Scheme Record Time, provided that no fractional shares of GenMark shall be issued to any Relevant Holders and if, but for this provision, any such Relevant Holders would be entitled to a fractional share of GenMark those fractional entitlements will be rounded up and a single GenMark Share shall be issued to each such Relevant Holder in respect of such Relevant Holder’s aggregate fractional entitlement.

2.2	The GenMark Shares to be issued pursuant to sub-clause 2.1 of this Scheme shall rank pari passu in all respects with all other GenMark Shares in issue at the Effective Date and will be entitled to all dividends or distributions made, paid or declared after the Effective Date, in accordance with the GenMark By-laws, on the share capital of GenMark. GenMark Shares issued pursuant to sub-clause 2.1 of this Scheme shall be issued with the rights and subject to the restrictions set out in the GenMark By-laws.

3.	Overseas Shareholders

3.1	GenMark Shares will not be issued to any Scheme Shareholder where:

(i)	to do so would, or may, in the reasonable opinion of GenMark, be contrary to any prohibition or condition imposed by law; or

(ii)	without prejudice to the generality of (i) above, such Scheme Shareholder is (or the Company or GenMark reasonably believes to be) an Overseas Shareholder and the Company or GenMark reasonably believes or is advised that the allotment and/or issue of GenMark Shares pursuant to clause 2 would or might infringe the laws of any jurisdiction outside the United Kingdom or the United States or would or might require the Company or GenMark to comply with any governmental or other consent or any registration, filing or other formality with which the Company or GenMark is unable to comply with or compliance with which the Company or GenMark regards as unduly onerous.

3.2

If clause 3.1 of this Scheme applies, the applicable Scheme Shareholders’ GenMark Share Entitlement will be issued to the Holding Period Trustee who will hold the GenMark Shares on trust for the relevant Scheme Shareholder (the “GenMark Trust Securities”) (i) for a period of 15 years commencing on the Effective Date or (ii) until written notification is received by the Holding Period Trustee from the then directors of GenMark directing the trustees to sell the GenMark Trust Securities (the “Holding Period”). If a Scheme Shareholder whose GenMark Share Entitlement has been issued to the Holding Period Trustee under this clause 3.2 does not request the Holding Period Trustee in writing to transfer the relevant GenMark Trust Securities to an entity with a registered address in a Permitted Jurisdiction within the Holding Period, as soon as reasonably practicable following the expiry of the Holding Period the Holding Period Trustee shall issue instructions for the GenMark Trust Securities to be sold in the market (subject to such terms as it may, in its absolute discretion, determine/agree) and the net proceeds of sale distributed to GenMark Trust Beneficiaries pro rata to their respective GenMark Share Entitlements as at such time. The Holding Period Trustee will not be obliged to convert any such proceeds into any currency and shall be entitled to remit the proceeds in whatever currency is received by it.

3.3	The Holding Period Trustee, being GenMark at the date of this Scheme, hereby declares that it has the power to appoint an additional or replacement trustee over the GenMark Trust Securities at any time, subject to any additional or replacement trustee agreeing to be bound by the terms of this Scheme.

3.4	The trust constituted by this clause 3 shall be governed by US law.

4.	Allotment and issue of GenMark common shares

4.1	As soon as reasonably practicable after the Effective Date, but in any event no later than 30 days thereafter, GenMark shall issue such shares of GenMark as are required to be issued by it to give effect to this Scheme to the persons respectively entitled thereto (subject to paragraph 3 above), such consideration to be settled as set out in clause 4.2.

4.2	Settlement of the consideration shall be effected in accordance with the following provisions:

(a)	all GenMark Shares shall be issued and held in uncertificated form. AST has been retained by GenMark to act as the transfer agent and registrar for GenMark Shares. On the Effective Date the Company will instruct Capita Registrars to transfer to AST all of the information in relation to Relevant Holders contained in the register of members of the Company at the Scheme Record Time. GenMark will instruct AST, on receiving this information on the Effective Date following the Effective Date, to set up an account for each Relevant Holder in relation to the GenMark Shares held by such Relevant Holder. From the Effective Date all GenMark Shares will be held in book-entry form and no stock certificates will be issued. All GenMark Shares held by Relevant Holders other than Relevant Holders who are officers, directors or affiliates (as defined in Rule 144 A of the US Securities Act 1933 (as amended)) of GenMark at the Effective Date under US securities laws (or who hold GenMark Shares on behalf of such persons) or who are or hold GenMark Shares on behalf of persons who are subject to contractual transfer restrictions, shall (on the Effective Date) be placed in DRS. GenMark will instruct AST to despatch to each Relevant Holder, as soon as practicable after the Effective Date and, in any event, no later than 30 days from the Effective Date details of their account information and the number of GenMark Shares that are held in book-entry form at AST including, if relevant, a DRS Statement. Relevant shareholders will not be able to effect a transfer of any GenMark Shares they hold until AST has set up an account for them.

(b)	all deliveries of notifications, statements or certificates shall be effected by sending the same by US airmail in prepaid envelopes addressed to the persons respectively entitled thereto at their respective addresses as appearing in the register of members of the Company at the Scheme Record Time or, in the case of joint holders, at the address of that one of the joint holders whose name stands first in such register at the Scheme Record Time (except, in either case, as otherwise directed in writing) or in accordance with any special instructions regarding communications, and none of GenMark, the Company, AST or the Holding Period Trustee shall be responsible for any loss or delay in the transmission of any notifications, statements, or certificates sent in accordance with this sub-clause 4.2(b), which shall be sent at the risk of the persons entitled thereto.

(c)	the provisions of this clause 4 shall be subject to any prohibition or condition imposed by law and the provisions of clause 3.

5.	Certificates and cancellations

With effect from and including the Effective Date:

5.1	all certificates representing Scheme Shares shall cease to have effect as documents of title to the Scheme Shares comprised therein and every Scheme Shareholder shall be bound at the request of GenMark to deliver up the same to GenMark or as it may direct or to destroy the same; and

5.2	Euroclear UK shall be instructed to cancel the entitlements to Scheme Shares of Scheme Shareholders in uncertificated form.

6.	Mandates and other instructions

All instructions to the Company in force at the Scheme Record Time relating to the Scheme Shares shall, and unless and until otherwise revoked or amended, be deemed as from the Effective Date to be valid and effective mandates and instructions to GenMark in relation to the GenMark Shares issued in respect thereof.

7.	Effective Date

7.1	This Scheme shall become effective as soon as an office copy of the Court Order (together with the Statement of Capital attached thereto) shall have been delivered to the Registrar for registration.

7.2	Unless this Scheme shall become effective on or before 30 September 2010, or such later date, if any, as the Company and GenMark may agree and the Court may allow, this Scheme shall never become effective.

8.	Costs

The Company is authorised and permitted to pay all the costs and expenses relating to the negotiation, preparation, approval and implementation of this Scheme.

9.	Modification

The Company and GenMark may jointly consent on behalf of all concerned to any modification of, or addition to, this Scheme or to any condition which the Court may approve or impose.

Dated 31 March 2010

PART VI

ADDITIONAL INFORMATION

1.	Responsibility

The Directors, whose names are set out in paragraph 2 of this Part VI, each accept responsibility for the information contained in this document. To the best of the knowledge and belief of the Directors (who have taken all reasonable care to ensure that such is the case), the information contained in this document is in accordance with the facts and does not omit anything likely to affect the important of such information.

2.	Names of Directors

The Directors, and their respective positions, as at the date of this document, are as follows:

Name	Position Held
Christopher Gleeson	Non-executive Chairman

Jon Faiz Kayyem	Chief Executive Officer

Steven Kemper	Chief Financial Officer

David Sandilands	Non-executive Director

Daryl Faulkner	Non-executive Director

The business address of each of the Directors is at Osmetech’s registered office. Osmetech, whose registered number is 02849544, has its registered office c/o Ashurst LLP, Broadwalk House, 5 Appold Street, London EC2A 2HA.

3.	Incorporation of Osmetech

Osmetech was incorporated on 1 September 1993 as a private limited company with the name Steadyextra Trading Limited. Osmetech’s name was changed to Odourmapper Limited on 29 October 1993. Osmetech was re-registered as a public limited company with the name AromaScan Plc on 6 April 1994. Osmetech’s name was changed to its current name on 14 June 1999.

Osmetech is registered for VAT with VAT Registration Number GB 588 6826 67.

4.	Incorporation of GenMark

GenMark was incorporated under the laws of Delaware in February 2010. GenMark’s corporate headquarters is located at 757 South Raymond Avenue, Pasadena, CA 91105, US.

5.	Directors’ and other interests

5.1	The following tables set forth certain information with respect to interests in Osmetech Shares that are entitled to vote at the Shareholder Meetings for: each person or entity who Osmetech knows is, directly or indirectly, interested in more than 3 per cent. of Osmetech’s Shares and each of the Directors.

5.2	The percentage of issued share capital of Osmetech that each of the following Osmetech Shareholders is interested in is based on 1,637,011,420 Osmetech Shares in issue as of 30 March (being the latest practicable date prior to publication of this document). It is anticipated that each Osmetech Shareholder shall maintain the same percentage ownership in GenMark as it had in Osmetech at the Scheme Record Time subject to the impact of fractional entitlements and any GenMark Shares issued pursuant to the GenMark Fundraising.

5.3	The interests of the Directors, and their immediate families, in the Osmetech Shares (all of which, unless otherwise stated, are beneficial), on 30 March 2010 (being the latest practicable date prior to the publication of this document) are as follows:

Director	Number	Per cent. of total voting rights in Osmetech
Christopher Gleeson	59,895,835	3.7
Jon Faiz Kayyem	116,355,087	7.1
David Sandilands	61,597	0.0
Daryl Faulkner	—	—
Steven Kemper	—	—

5.4	The following Directors hold the following Osmetech Options and Osmetech Warrants:

Director	Number of Osmetech Shares	Exercise price	Date from which exercisable	Expiry Date
Christopher Gleeson	5,768,213	2.085p	1 July 2010	25 September 2019
	30,469,226	2p	25 September 2009	30 June 2012
	20,312,817	3p	25 September 2009	30 June 2012
	5,768,213	1.95p	1 July 2010	23 December 2019
	1,108,647	1.95p	23 December 2009	23 December 2019
Total	63,427,116
Jon Faiz Kayyem	57,170,517	1.95p	1 July 2010	23 December 2019
Total	57,170,517
David Sandilands	788,229	0.1p	17 July 2008	2 September 2015
	114,283	0.1p	17 July 2008	30 January 2017
	493,822	0.1p	10 July 2009	2 September 2015
	16,334,434	1.95p	20 January 2010	23 December 2019
Total	17,730,768
Daryl Faulkner	5,768,213	2.085p	20 January 2010	25 September 2019
	1,330,377	1.95p	23 December 2009	23 December 2019
Total	7,098,590
Steven Kemper Total	19,601,320 19,601,320	1.95p	25% of the options are exercisable after 7 December 2010 and the remainder vest over the following 3 year period (with all options having vested by 7 December 2013)	23 December 2019
Aggregate Total	165,028,311

5.5	Insofar as is known to the Company, the name of each person who, directly or indirectly, has an interest in three per cent. or more in the Osmetech Shares (excluding the interests of the Directors) and the amount of such person’s interest, as at 30 March 2010 (being the latest practicable date prior to the publication of this document) are as follows:

Name	Number of Osmetech Shares	Percentage of total voting rights in Osmetech
Gartmore	304,580,846	18.6
Efficacy Biotech Master Fund	201,915,914	12.3
Fidelity	147,133,039	9.0
Schroders	142,974,873	8.7
John Stafford III & Ronin Trading U.K. LLP	120,964,287	7.4
LaunchEquity Acquisition Partners LLC	58,853,216	3.6
Jeffrey Taylor	55,819,243	3.4
Bradshaw Asset Management	49,538,148	3.0

5.6	Save as set out in this paragraph 5, no Director (nor any person connected with them within the meaning of section 252 of the Companies Act) has any interest (beneficial or non-beneficial) in the Osmetech Shares or holds any securities in any subsidiary undertaking of Osmetech or in GenMark.

5.7	Save as disclosed in this paragraph 5, the Directors are not aware of any holdings of voting rights (within the meaning of Chapter 5 of the Disclosure and Transparency Rules) which will represent 3 per cent. or more of the total voting rights in respect of the Osmetech Shares.

5.8	There are no arrangements under which any of the Directors has waived or agreed to waive future emoluments or under which the total emoluments of any Directors will be varied in consequence of the Proposal.

5.9	No Director has had any interest, direct or indirect, in any transaction which is unusual in its nature or conditions or significant in relation to the business of the Osmetech Group and which was effected during the current or immediately preceding financial year or which was effected during any earlier financial year and which remains in any respect outstanding or unperformed.

6.	UK/US shareholder taxation

The following are brief and general summaries of the United Kingdom and United States taxation treatment of the Proposal. The summaries are based on existing law, including statutes, regulations, administrative rulings and court decisions, and what is understood to be current HMRC and IRS practice, all as in effect on the date of this document. Future legislative, judicial or administrative changes or interpretations could alter or modify statements and conclusions set forth below, and these changes or interpretations could be retroactive and could affect the tax consequences of the Proposal to Osmetech Shareholders. The summaries do not consider the consequences of the Proposal under tax laws of countries other than the United Kingdom and the United States (or any US laws other than those pertaining to federal income tax), nor do the summaries consider any alternative minimum tax or state or local consequences of the Proposal.

The summaries provide general guidance to persons resident, ordinarily resident and domiciled for tax purposes in the UK who hold Osmetech Shares (and who also subsequently hold GenMark Shares) as an investment, and to US holders (as defined below) who hold Osmetech Shares (and who also subsequently hold GenMark Shares) as capital assets (within the meaning of section 1221 of the US Code), and not to any holders who are taxable in the UK on a remittance basis or who are subject to special tax rules, such as banks, financial institutions, broker-dealers, persons subject to mark-to-market treatment, UK resident individuals who hold their Osmetech Shares (or who subsequently hold GenMark Shares) under a personal equity plan, persons that hold their Osmetech Shares (or who subsequently hold GenMark Shares) as a position in part of a straddle, conversion transaction, constructive sale or other integrated investment, US holders whose “functional currency” is not the US dollar, persons who received their Osmetech Shares (or who subsequently receive GenMark Shares) by exercising employee stock options or otherwise as compensation, persons who have acquired their Osmetech Shares (or who subsequently acquire GenMark Shares) by virtue of any office or employment, S corporations or other pass-through entities (or investors in S corporations or other pass-through entities), mutual funds, insurance companies, exempt organisations, US holders subject to the alternative minimum tax, and certain expatriates or former long-term residents of the US.

The summaries are not intended to provide specific advice and no action should be taken or omitted to be taken in reliance upon it. If you are in any doubt about your taxation position, or if you are ordinarily resident or domiciled outside the United Kingdom or resident or otherwise subject to taxation in a jurisdiction outside the United Kingdom or the United States, you should consult your own professional advisers immediately. To ensure compliance with United States Treasury Department Circular 230, US holders of Osmetech Shares (and who also subsequently hold GenMark Shares) are hereby notified that: (a) any discussion of United States federal tax issues in this Proposal is not intended or written to be relied upon, and cannot be relied upon, for the purpose of avoiding penalties that may be imposed on such holders under United States federal tax law; (b) such discussion is included herein in connection with the description of the Proposal and cannot be used for the purpose of promoting, marketing or recommending to another person any matter addressed herein; and (c) holders should consult their own professional advisers to seek tax advice based on their particular circumstances.

6.1	US taxation of GenMark shareholders

(a)	Tax residence of GenMark and certain US federal income tax considerations of holding GenMark Shares

GenMark is a US corporation and will be subject to United States federal income tax on its worldwide income. Certain US federal income tax considerations to a non-US holder of holding GenMark Shares as capital assets (within the meaning of Section 1221 of the US Code) are discussed below. As used in this discussion, the term “non-US holder” means a beneficial owner of GenMark Shares that is not, for US federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation (including any entity treated as a corporation for US federal income tax purposes) created or organized in or under the laws of the United States or any political subdivision thereof;

•	a partnership (including any entity treated as a partnership for US federal income tax purposes);

•	an estate the income of which is includible in gross income for US federal income tax purposes regardless of its source; or

•

a trust (1) if a US court is able to exercise primary supervision over the administration of the trust and one or more US persons have authority to control all substantial decisions of the trust or (2) that has made a valid election to be treated as a US person for such purposes.

(b)	Dividends

If distributions are made on GenMark Shares, those payments will constitute dividends for US federal income tax purposes to the extent paid from current or accumulated earnings and profits, as determined under US federal income tax principles. To the extent those distributions exceed current and accumulated earnings and profits, the distributions will constitute a return of capital and first reduce the non-US holder’s adjusted tax basis, but not below zero, and then will be treated as gain from the sale of stock, as described below.

A dividend paid to a non-US holder generally will be subject to withholding of US federal income tax at a 30% rate, or a lower rate under an applicable income tax treaty, unless the dividend is effectively connected with the conduct of a trade or business of the non-US holder within the US (and, if an applicable income tax treaty so requires, is attributable to a permanent establishment of the non-US holder within the US). Non-US holders (generally on a properly executed IRS Form W-8 BEN) will be required to satisfy certain certification and disclosure requirements in order to claim a reduced rate of withholding pursuant to an applicable income tax treaty. These forms must be periodically updated. Non-US holders should consult their tax advisors regarding their entitlement to benefits under a relevant income tax treaty. Special rules apply in the case of GenMark Shares held by certain non-US holders that are entities rather than individuals.

Dividends that are effectively connected with a non-US holder’s conduct of a trade or business in the United States and, if an applicable income tax treaty so requires, attributable to a permanent establishment in the United States, will be taxed on a net income basis at the regular graduated US federal income tax rates in the same manner as if the non-US holder were a resident of the United States. In such cases, GenMark will not have to withhold US federal income tax if the non-US holder complies with applicable certification and disclosure requirements. In addition, a “branch profits tax” may be imposed at a 30% rate, or a lower rate under an applicable income tax treaty, on dividends received by a foreign corporation that are effectively connected with the conduct of a trade or business in the United States.

A non-US holder may obtain a refund or credit of any excess amounts withheld by filing an appropriate claim for a refund together with the required information with the IRS.

(c)	Gain on Disposition of GenMark Shares

A non-US holder generally will not be subject to US federal income tax with respect to gain realized on a sale or other disposition of GenMark Shares unless one of the following applies:

•

the gain is effectively connected with the non-US holder’s conduct of a trade or business in the US or, if an applicable income tax treaty so requires, is attributable to a permanent establishment maintained by the non-US holder in the United States; in these cases, the non-US holder generally will be taxed on its net gain derived from the disposition at the regular graduated rates and in the manner applicable to United States persons and, if the non-US holder is a foreign corporation, the “branch profits tax” described above may also apply;

•

the non-US holder is an individual present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met; in this case, the non-US holder will be subject to a 30% tax on the amount by which the gain derived from the sale or other disposition of our common stock and any other US-source capital gains realized by the non-US holder in the same taxable year exceed the US-source capital losses realized by the non-US holder in that taxable year unless an applicable income tax treaty provides an exemption or a lower rate; or

•

GenMark is or has been a “US real property holding corporation” for US federal income tax purposes at any time within the shorter of the five year period ending on the date of disposition or the period that the non-US holder held GenMark Shares. We do not believe that GenMark is, or will become, a US real property holding corporation, although there can be no assurance in this regard. If GenMark were to become a US real property holding corporation at any time during the applicable period, however, any gain recognized on a disposition of GenMark Shares by a non-US holder that did not own (directly, indirectly or constructively) more than 5% of GenMark common stock during the applicable period generally would not be subject to US federal income tax, provided that GenMark common stock is “regularly traded on an established securities market” (within the meaning of Section 897(c)(3) of the US Code).

(d)	Information Reporting and Backup Withholding Tax

Dividends and proceeds from the sale or other taxable disposition of GenMark Shares are potentially subject to backup withholding. In general, backup withholding will not apply to dividends on GenMark Shares paid by GenMark or its paying agents to a non-US holder if the holder has provided the required certification that it is a non-US holder.

Generally, GenMark must report to the IRS the amount of dividends paid, the name and address of the recipient, and the amount, if any, of tax withheld. Pursuant to income tax treaties or some other agreements, the IRS may make its reports available to tax authorities in the recipient’s country of residence.

In general, backup withholding and information reporting will not apply to proceeds from the disposition of GenMark Shares paid to a non-US holder within the United States or conducted through certain US-related financial intermediaries if the holder has provided the required certification that it is a non-US holder.

Backup withholding is not an additional tax. Any amount withheld may be refunded or credited against the holder’s US federal income tax liability, if any, provided that the required information is furnished to the IRS in a timely manner.

Non-US holders should consult their tax advisors regarding the application of the information reporting and backup withholding rules to them.

Non-US holders of GenMark Shares should consult their tax advisors with respect to the particular tax consequences to them of owning and disposing of GenMark Shares, including the consequences under the laws of any state, local or foreign jurisdiction or under any applicable tax treaty.

6.2	UK taxation of shareholders

(a)	Chargeable gains

This paragraph 6.2(a) applies to UK resident or ordinarily resident Osmetech Shareholders or GenMark Shareholders who (in either case) are domiciled in the UK and are the absolute beneficial owners of the Osmetech Shares and/or the GenMark Shares.

(i)	Implementation of the Scheme

For the purposes of UK taxation of chargeable gains, reconstruction relief should be available to Osmetech Shareholders in respect of the cancellation of their Osmetech Shares and the issue to them of GenMark Shares, provided that the issue of GenMark Shares (after any rounding up) to Osmetech Shareholders is treated as being as nearly as may be in proportion to their holdings of Osmetech Shares. Accordingly, such Osmetech Shareholders should not be treated as making a disposal of their Osmetech Shares for the purposes of UK taxation of chargeable gains, and the GenMark shares should be treated as the same asset and as having been acquired at the same time as the Osmetech Shares. The GenMark Shares will therefore have the same base cost as the Osmetech Shares they replace. However, Osmetech Shareholders are referred to the statements in the Risk Factors section of this document.

Osmetech Shareholders who, either alone, or together with persons connected with them, hold more than 5 per cent. of the shares in Osmetech are advised that clearance under section 138 Taxation of Chargeable Gains Act 1992 has been granted by HMRC in respect of the Scheme. Accordingly HMRC has confirmed that it is satisfied that the Scheme is effected for bona fide commercial reasons and does not form part of a scheme or arrangement of which the main purpose, or one of the main purposes, is an avoidance of liability to capital gains tax or corporation tax. This is a pre-condition to the availability of reconstruction relief for such shareholders.

(ii)	Future disposals of GenMark Shares

A subsequent disposal or deemed disposal of GenMark Shares may, depending on individual circumstances (including the availability of exemptions or allowable losses), give rise to a liability to (or an allowable loss for the purposes of) UK taxation of chargeable gains.

Any chargeable gain or allowable loss on a disposal of GenMark Shares should be calculated taking into account the allowable cost to the holder of acquiring his GenMark Shares. In the case of a GenMark Shareholder subject to UK corporation tax, indexation allowance should be added to the allowable cost when calculating a chargeable gain (but not an allowable loss).

(b)	Taxation of dividends on GenMark Shares

An individual GenMark Shareholder, who is resident in the UK for tax purposes and who receives a dividend from the shares will be entitled to a non-payable dividend tax credit currently at a rate of 1/9th of the cash dividend paid (or ten per cent. of the aggregate of the net dividend and the related tax credit). Where a UK resident individual Osmetech Shareholder is entitled to a tax credit in respect of a dividend received from the Company such tax credit will be added to the dividend for taxation purposes and offset against the tax arising thereon. In the case of basic rate taxpayers the tax credit should cover the tax liability in respect of the dividend. In the case of higher rate taxpayers the effective net tax paid will be 25 per cent. of the dividend received. With effect from 6 April 2010, for individuals with an income in excess of £150,000, the top effective net rate of tax for such an individual on a dividend on which he is entitled to a tax credit will become 36 1/9 per cent. of the dividend received.

No repayment of the dividend tax credit in respect of dividends paid by the GenMark can be claimed by a United Kingdom resident shareholder (including pension funds and charities).

A corporate shareholder resident in the United Kingdom for tax purposes will generally not be subject to corporation tax on dividends received from the Company.

(c)	Stamp Duty and Stamp Duty Reserve Tax (or SDRT)

(i)	The Scheme

No UK stamp duty or SDRT should be payable by Osmetech Shareholders as a result of the cancellation of the Osmetech Shares or the issue of GenMark Shares under the Scheme.

(ii)	Transfers of GenMark Shares

In practice, UK stamp duty should generally not need to be paid on an instrument transferring GenMark Shares. No SDRT will generally be payable in respect of any agreement to transfer GenMark Shares. The statements in this paragraph summarise the current position on stamp duty and SDRT and are intended as a general guide only. They assume that GenMark will not be managed and controlled in the UK and that the GenMark Shares will not be registered in a register kept in the UK by or on behalf of GenMark.

(d)	Transactions in Securities

In certain circumstance, section 703 of the Income and Corporation Taxes Act 1988 and Chapter 1 Part 13 of the Income Tax Act 2007 may apply where a person obtains a tax advantage as a consequence of a “transaction in securities”. Osmetech Shareholders should note that a clearance has been granted by HMRC under section 707 of the Income and Corporation Taxes Act 1988 and section 701 of the Income Tax Act 2007 that these provisions should not apply as the Scheme is being carried out for bona fide commercial reasons and does not have a main object of enabling corporation tax or income tax advantages to be obtained.

6.3	US taxation of Osmetech shareholders

The following is a summary of certain US federal income tax consequences to US Holders of Osmetech Shares expected to result from the Scheme, and is intended only as general guidance. The term “US Holder” means a beneficial owner of Osmetech Shares that is a citizen or individual resident of the US, a corporation (or any other entity treated as a corporation for US federal income tax purposes) created or organised in or under the laws of the US, or an estate or trust (other than a “foreign estate” or a “foreign trust”, each as defined in the US Internal Revenue Code of 1986).

Osmetech believes that the exchange of Osmetech Shares for GenMark Shares pursuant to the Scheme should be a tax-free transaction for US federal income tax purposes. If so, US Holders should not recognise any gain or loss on such exchange, the US Holder’s tax basis in the GenMark Shares should be equal to the US Holder’s tax basis in the exchanged Osmetech Shares, the holding period for the GenMark Shares should include the holding period of the Osmetech Shares exchanged thereof, and none of the GenMark Shares should constitute “section 306 stock” (the sale or other disposition of which under certain circumstances has adverse US federal income tax consequences). GenMark and US holders are required to timely file certain information under applicable US income tax regulations with their respective US federal income tax returns for the taxable year which includes the Effective Date.

In addition, the exchange should not constitute a disposition by US Holders of any Osmetech Shares that they may have acquired by the exercise of incentive stock options. Accordingly, the exchange will not result in a disqualifying disposition of such Osmetech Shares, no taxable income will be recognised by such US Holders for federal income tax purposes by reason of the exchange, the GenMark Shares received in exchange for such Osmetech Shares will be treated for federal income tax purposes as having been transferred to such US Holders on their exercise of incentive stock options with the same basis and holding period they had in such Osmetech Shares, and the holding periods required to avoid a disqualifying disposition of such Osmetech Shares will continue to apply to dispositions of the GenMark Shares.

The paragraphs above are not intended for holders that are not resident in the US or do not hold their Osmetech Shares as an investment or for holders that are subject to special treatment under US federal income tax law. Each holder of Osmetech Shares is strongly encouraged to consult its own tax advised as the particular tax consequences to it of the Scheme under US federal, state, local, foreign or other tax laws.

7.	Accounting treatment

The Scheme is not considered an acquisition or disposal for accounting purposes and as a result the assets and liabilities of the Osmetech Group will not materially be affected by the Scheme. The proportional interest of Osmetech Shareholders in GenMark will, following the Scheme, be the same as their previous interest in Osmetech, subject to fractional interests arising and any dilution resulting from the GenMark Fundraising.

8.	Costs and expenses of transaction

The total costs and expenses (exclusive of VAT) payable by the Company in connection with the Proposal and the GenMark Fundraising (excluding underwriting Commissions) are estimated to be approximately $2.1 million. Given the interrelationship between the Scheme, the cancellation of the Osmetech Shares from AIM, the listing of the GenMark Shares and the GenMark Fundraising Shares on the NASDAQ Global Market, it is not practicable to separate the costs attributable solely to the Scheme from the remaining elements of the Proposal.

9.	Consent

Canaccord Adams Limited has given and not withdrawn its written consent to the issue of this document with the inclusion of its letter and the references to its name in the form and context in which it appears.

10.	Time

In this document, references to time are references to London time unless otherwise expressly stated.

11.	Documents available for inspection

Copies of the following documents may be inspected at the offices of Ashurst LLP, Broadwalk House, 5 Appold Street, London, EC2A 2HA during usual business hours on any weekday (Saturdays, Sundays, public holidays excepted) from the date of this document until the Effective Date:

11.1	the memorandum of association of Osmetech and the Articles and the full terms of the proposed amendments to the Articles;

11.2	the GenMark By-laws;

11.3	the audited consolidated accounts of Osmetech for the financial period ended 31 December 2008;

11.4	the written consent referred to in paragraph 9 of this Part VI; and

11.5	this document.

31 March 2010

PART VII

DEFINITIONS

The following definitions apply throughout this document (other than Part V of this document and in the notices of the Shareholder Meetings in Parts VIII and IX of this document), unless the context otherwise requires:

£ or pounds sterling	the lawful currency of the UK being pounds sterling and “p” or “pence” shall mean one-hundredth of one pound sterling

AIM	the AIM market of the London Stock Exchange

AIM Rules for Companies	the AIM Rules for Companies published by the London Stock Exchange (as amended from time to time)

AIM Trading Facility	the current quotation of the Osmetech Shares on AIM

Articles or Articles of Association	the articles of association of Osmetech

AST	American Stock Transfer and Trust Company LLC

Authorised Medallion Guarantee Provider	the meaning given to it in paragraph 7.4 of Part II of this document

Board or Directors	the board of directors of Osmetech

business day	a day on which the London Stock Exchange is open for the transaction of business

Canaccord Adams	Canaccord Adams Limited

Capita Registrars	Capita Registrars (a trading name of Capita Registrars Limited)

Capital Reduction	the proposed reduction of share capital of Osmetech pursuant to section 641 of the Companies Act provided for by the Scheme

Certificated or in certificated form	not in uncertificated form (that is, not in CREST)

Certificated Holder	an Osmetech Shareholder who holds Osmetech Shares in certificated form

Companies Act	the Companies Act 2006

Company or Osmetech	Osmetech plc, a public limited company incorporated in England and Wales with registered number 2849544

Court	the High Court of Justice in England and Wales

Court Hearing	the hearing of the Court for the sanction of the Scheme and confirmation of the Capital Reduction

Court Meeting	the meeting of the Scheme Shareholders to be convened by order of the Court under section 896 of the Companies Act to consider and, if thought fit, approve the Scheme, notice of which is set out at Part VIII of this document including any adjournment of such meeting

Court Order	the order of the Court sanctioning the Scheme under section 899 of the Companies Act and confirming the Capital Reduction under section 648 of the Companies Act

CREST	the system for the paperless settlement of trades in securities and the holding of uncertificated securities operated by Euroclear UK in accordance with the CREST Regulations

CREST Regulations	the Uncertificated Securities Regulations 2001 (SI 2001 No. 3755) (as amended from time to time)

Director or Directors	a director or the directors of the Company

Disclosure and Transparency Rules	the disclosure and transparency rules made under Part 6 of the FSMA

Dollars	The lawful currency of the United States

DRS	the Direct Registration System implemented by DTC

DRS Statement	the statement of interests held within DRS

DTC	the Depositary Trust Company and Clearing Corporation

Effective Date	the date on which the Scheme becomes effective in accordance with its terms

Eligible Broker	a broker that is eligible directly or through an affiliate relationship to trade shares on the NASDAQ Global Market

Euroclear UK	Euroclear UK & Ireland Limited, the central securities depositary for the United Kingdom, Republic of Ireland, Isle of Man, Jersey and Guernsey

Exchange Act	the US Securities Exchange Act of 1934, as amended

Exchange Ratio	the basis upon which Scheme Shareholders will, pursuant to the Scheme, exchange their Osmetech Shares for shares in GenMark being one GenMark Share for every 230 Osmetech Shares

FSA	the Financial Services Authority (United Kingdom)

FSMA	the Financial Services and Markets Act 2000 of the United Kingdom, as amended

GenMark	GenMark, Diagnostics Inc., a Delaware corporation

GenMark By-laws	the By-laws of GenMark

GenMark Directors	the board of directors of GenMark

GenMark Fundraising	a proposed issue of GenMark Shares to raise further working capital for the Osmetech Group

GenMark Fundraising Shares	the GenMark Shares to be issued pursuant to the GenMark Fundraising

GenMark Shareholders	holders of GenMark Shares

GenMark Shares	common shares of par value $0.0001 each in the capital of GenMark including where the context admits, the GenMark Fundraising Shares

GenMark Trust	the trust over any GenMark Trust Securities which may be constituted pursuant to paragraph 3 of the Scheme

GenMark Trust Beneficiaries	the beneficiaries of the GenMark Trust

GenMark Trust Securities	has the meaning set out in clause 3.2 of the Scheme

HMRC	Her Majesty’s Revenue & Customs

holder(s)	a registered holder, including any person(s) entitled by transmission

Holding Period	has the meaning set out in clause 3.2 of the Scheme

Holding Period Trustee	GenMark, or any additional or replacement trustee over the GenMark Trust Securities at any time that is appointed in accordance with clause 3.3 of the Scheme

IRS	the US Internal Revenue Service

London Stock Exchange	London Stock Exchange plc

NASDAQ or NASDAQ Global Market	the NASDAQ Global Market

NASDAQ Listing	the listing of the GenMark Shares on the NASDAQ Global Market having become effective

New Osmetech Shares	the ordinary shares of 0.10 pence each in the capital of Osmetech to be issued credited as fully paid to GenMark in accordance with the terms of the Scheme

Non-US Plan Optionholders	holders of Non-US Plan Options

Non-US Plan Options	options over Osmetech Shares granted pursuant to various individual option agreements

Official List	the official list of the UK listed securities maintained by the UK Listing Authority pursuant to the FSMA

Osmetech Group	Osmetech and its subsidiaries and subsidiary undertakings and, after the Scheme becomes effective, GenMark and its subsidiaries and subsidiary undertakings (as the context requires)

Osmetech Optionholders	holders of Osmetech Options

Osmetech Options	options over Osmetech Shares granted pursuant to the US Plan and various individual option agreements

Osmetech Shareholders	persons registered in Osmetech’s register of members as holders of Osmetech Shares

Osmetech Shares	ordinary shares of 0.10 pence each in the capital of Osmetech

Osmetech Warrantholders	holders of Osmetech Warrants

Osmetech Warrants	warrants over Osmetech Shares

Overseas Shareholders	Osmetech Shareholders resident in, or citizens or nationals of, or who have a registered address in, jurisdictions other than the United Kingdom or the United States

Panel	the Panel on Takeovers and Mergers

Proposal	the proposed Scheme of Arrangement, the cancellation of the Osmetech Shares from AIM and the listing of the GenMark Shares on the NASDAQ Global Market

Prospectus Directive	Directive 2003/71/EC, implemented in the UK by the Prospectus Rules

Prospectus Rules	the rules made by the FSA under Part VI of FSMA in relation to offers of transferable securities to the public and Admission of transferable securities to trading on a regulated market

Reduction Record Time	6.00 p.m. on the business day immediately prior to the date of the Court Hearing

Registrar	the Registrar of Companies in England and Wales

Registration Statement	the GenMark Form S-1 registration statement filed with the SEC in connection with the GenMark Fundraising, as amended from time to time

Regulatory Information Service	has the meaning given to it in the AIM Rules for Companies

Scheme or Scheme of Arrangement	the scheme of arrangement proposed to be made under Part 26 of the Companies Act between Osmetech and the holders of the Scheme Shares as set out in Part V of this document, with or subject to any modification, addition or condition approved or imposed by the Court and agreed by Osmetech and GenMark

Scheme GM	the general meeting of Osmetech, notice of which is set out at Part IX of this document, and any adjournment thereof

Scheme Record Time	6.00 p.m. on the business day immediately prior to the Effective Date

Scheme Shareholders	the holders of Scheme Shares

Scheme Shares	(i) the Osmetech Shares in issue at the date of this document; (ii) any Osmetech Shares issued after the date of this document and before the Voting Record Time in respect of the Court Meeting; and

(iii)   any Osmetech Shares issued at or after the Voting Record Time in respect of the Court Meeting and on or before the Reduction Record Time either on terms that the original or any subsequent holders of such shares are to be bound by the Scheme, or in respect of which the holders are, or have agreed in writing to be, bound by the Scheme but excluding any Osmetech Shares registered in the name of or beneficially owned by GenMark

SDRT	stamp duty reserve tax

Securities Act	the US Securities Act of 1933, as amended

SEC	the US Securities and Exchange Commission

Shareholder Meetings	the Court Meeting and the Scheme GM and “Shareholder Meeting” shall mean either of them as the context dictates

Statement of Capital	the statement of capital showing, as altered by the Court Order, the information required by section 649 of the Companies Act with respect to Osmetech’s share capital

Subsidiary undertaking	a subsidiary undertaking as that term is defined in section 1162(2) of the Companies Act

Suspension Date	the date on which the Osmetech Shares are expected to be suspended from trading on AIM, which, as at the date of this document, is expected to be 20 May 2010

Takeover Code	the City Code on Takeovers and Mergers

UK Listing Authority	the FSA acting in its capacity as the competent authority for listing in the United Kingdom under Part VI of the FSMA

uncertificated or in uncertificated form	a share or other security recorded on the relevant register as being held in uncertificated form in CREST and the title of which may be transferred by means of CREST

Underwriters	the underwriters who it is proposed will underwrite the GenMark Fundraising

Underwriting Agreement	means the underwriting agreement to be entered into between GenMark and the Underwriters in relation to the GenMark Fundraising

United Kingdom or UK	the United Kingdom of Great Britain and Northern Ireland

United States or US	the United States of America, each state of the United States and the District of Columbia, its territories and possessions

US Code	the United States Internal Revenue Code of 1986 (as amended)

US GAAP	the generally accepted accounting principles in the US

US Plan	the Osmetech plc 2003 US Equity Compensation Plan

US Plan Optionholders	holders of US Plan Options

US Plan Options	options over Osmetech Shares granted pursuant to the US Plan

US$, US dollars and $	United States dollars and “US cent” shall mean one one-hundredth of one US dollar

Voting Record Time	6.00 p.m. on the date that is two days before the Court Meeting and the Scheme GM or, if the Court Meeting or Scheme GM is adjourned, 6.00 p.m. on the day which is two days before the date of such adjourned meeting

PART VIII

NOTICE OF COURT MEETING

IN THE HIGH COURT OF JUSTICE	No. 2535 of 2010

CHANCERY DIVISION

COMPANIES COURT

REGISTRAR DERRETT

IN THE MATTER OF OSMETECH PLC

- and -

IN THE MATTER OF THE COMPANIES ACT 2006

NOTICE IS HEREBY GIVEN that by an Order dated 30 March 2010 made in the above matters the Court has directed a meeting to be convened of the holders of Scheme Shares (as defined in the Scheme of Arrangement referred to below) for the purpose of considering and, if thought fit, approving (with or without modification) a scheme of arrangement (the “Scheme of Arrangement”) proposed to be made between Osmetech plc (the “Company”) and the holders of Scheme Shares and that such meeting will be held at the offices of Ashurst LLP, Broadwalk House, 5 Appold Street, London EC2A 2HA on 20 April 2010 at 11.30 a.m., at which place and time all holders of Scheme Shares are requested to attend.

A copy of the said Scheme of Arrangement and a copy of the explanatory statement required to be furnished pursuant to section 897 of the Companies Act 2006 are incorporated in the document of which this notice forms part.

Holders of Scheme Shares may vote in person at the said meeting or they may appoint another person, whether a member of the Company or not, as their proxy to attend and vote in their stead. A BLUE form of proxy for use in connection with the meeting is enclosed with this notice. Completion and return of the BLUE form of proxy will not prevent a holder of Scheme Shares who is otherwise entitled to attend and vote at the meeting from attending and voting in person at the meeting, or at any adjournment thereof.

Holders of Scheme Shares who hold their Scheme Shares through CREST may appoint a proxy electronically by making a CREST electronic proxy appointment. Such holders should read the notes in respect of making a CREST electronic proxy appointment as set out in the Notice of General Meeting, set out in Part IX of this document of which this notice forms part.

Holders of Scheme Shares are entitled to appoint a proxy in respect of some or all of their Scheme Shares. A space has been included in the BLUE form of proxy to allow holders of Scheme Shares to specify the number of Scheme Shares in respect of which that proxy is appointed. Holders of Scheme Shares who return the BLUE form of proxy duly executed but leave this space blank will be deemed to have appointed the proxy in respect of all of their Scheme Shares.

Holders of Scheme Shares are also entitled to appoint more than one proxy. Holders of Scheme Shares who wish to appoint more than one proxy in respect of their shareholding should contact the Company’s registrar, Capita Registrars, for further BLUE forms of proxy or photocopy the BLUE form of proxy as required. Such holders of Scheme Shares should also read the notes in respect of the appointment of multiple proxies set out in the Notice of General Meeting set out in Part IX of the document of which this notice forms part.

It is requested that the BLUE form of proxy (together with any power of attorney or other authority under which it is signed, or a notarially certified copy of such power or authority) be lodged with the Company’s registrar, Capita Registrars, PXS, 34 Beckenham Road, Beckenham, Kent BR3 4TU not less than 48 hours before the time appointed for the said meeting but, if forms are not so lodged they may be handed to the Company’s registrars, Capita Registrars, on behalf of the chairman of the meeting before the start of the meeting.

In the case of joint holders of Scheme Shares, the vote of the senior who tenders a vote, whether in person or by proxy, will be accepted to the exclusion of the vote(s) of the other joint holder(s) and, for this purpose, seniority will be determined by the order in which the names stand in the register of members of the Company in respect of the joint holding.

Entitlement to attend and vote at the meeting or any adjournment thereof and the number of votes which may be cast thereat will be determined by reference to the register of members of the Company at 6.00 p.m. on the day which is two days before the date of the meeting or adjourned meeting (as the case may be). In each case, changes to the register of members of the Company after such time shall be disregarded.

By the said Order, the Court has appointed Jon Faiz Kayyem or, failing him David Sandilands, or, failing him Steven Kemper, to act as chairman of the said meeting and has directed the chairman to report the results thereof to the Court.

The said Scheme of Arrangement will be subject to the subsequent sanction of the Court.

Dated 31 March 2010

Ashurst LLP
Broadwalk House
5 Appold Street
London EC2A 2HA

Solicitors to the Company

PART IX

NOTICE OF GENERAL MEETING

Osmetech plc

(the “Company”)

(Registered in England and Wales with registered no. 2849544)

NOTICE IS HEREBY GIVEN that a general meeting of the Company will be held at the offices of Ashurst LLP, Broadwalk House, 5 Appold Street, London EC2A 2HA on 20 April 2010 at 11.45 a.m. (or as soon thereafter as the Court Meeting (as defined in the document of which this Notice forms part) shall have concluded or been adjourned) for the purpose of considering and, if thought fit, passing the following special resolution:

SPECIAL RESOLUTION

1.	THAT for the purpose of giving effect to the scheme of arrangement dated 31 March 2010 between the Company and the holders of Scheme Shares (as defined in the said scheme of arrangement), a print of which has been produced to this meeting and for the purpose of identification signed by the chairman of the meeting, in its original form or subject to any modification, addition or condition approved or imposed by the Court and agreed to by the Company and GenMark Diagnostics, Inc. (the “Scheme”):

1.1	the directors of the Company be authorised to take all such actions as they may consider necessary or appropriate for carrying the Scheme into effect;

1.2	the share capital of the Company be reduced by cancelling and extinguishing all the Scheme Shares;

1.3	subject to, and forthwith upon the said reduction of capital (the “Capital Reduction”) taking effect and notwithstanding anything to the contrary in the articles of association of the Company:

(a)	the reserve arising in the books of account of the Company as a result of the Capital Reduction be capitalised and applied in paying up in full at par, such number of new ordinary shares of 0.10 pence each (“New Osmetech Shares”) as shall be equal to the number of the Scheme Shares cancelled pursuant to paragraph 1.2 above, such New Osmetech Shares to be allotted and issued credited as fully paid to GenMark Diagnostics, Inc. (“GenMark”) and/or its nominee(s);

(b)	the directors of the Company be generally and unconditionally authorised for the purposes of section 551 of the Companies Act 2006 to exercise all the powers of the Company to allot the new ordinary shares referred to in sub-paragraph 1.3(a) above, provided that: (1) the maximum aggregate nominal amount of shares which may be allotted under this authority shall be the aggregate nominal amount of the new ordinary shares created pursuant to sub-paragraph 1.3(a) above; (2) this authority shall expire (unless previously revoked, varied or renewed) on 31 December 2010; and (3) this authority shall be in addition and without prejudice to any other authority under the said section 551 previously granted and in force on the date on which this resolution is passed; and

(c)	for the purposes of section 570 of the Companies Act 2006 the directors of the Company be and are hereby unconditionally empowered to allot equity securities (as defined in section 560 of the Companies Act 2006) for cash as if section 561 of the Companies Act 2006 did not apply to any such allotment provided that (1) the maximum aggregate nominal amount of shares which may be allotted under this power shall be the aggregate nominal amount of the new ordinary shares created pursuant to sub-paragraph 1.3(a) above; (2) this power shall expire (unless previously revoked, varied or renewed) on 31 December 2010; and (3) this power shall be in addition and without prejudice to any other power under the said section 570 previously granted and in force on the date on which this resolution is passed;

1.4	with effect from the passing of this resolution, the articles of association of the Company be amended by the inclusion of the following new article 3.3:

“3.3 Scheme of Arrangement

(A)	In this Article 3.3, the “Scheme” means the scheme of arrangement dated 31 March 2010 between the Company and the holders of Scheme Shares (as defined in the Scheme) under Part 26 of the Companies Act in its original form or with or subject to any modification, addition or condition approved or imposed by the Court and agreed by the Company and GenMark Diagnostics, Inc., a company incorporated in the State of Delaware, United States (“GenMark”) and (save as defined in this Article) expressions defined in the Scheme shall have the same meanings in this Article.

(B)	Notwithstanding any other provision of these Articles, if the Company allots and issues any Osmetech Shares (other than to GenMark or its nominee(s)) after the adoption of this Article and on or before the Reduction Record Time, such shares shall be allotted and issued subject to the terms of the Scheme and shall be Scheme Shares for the purposes thereof and the holders of such shares and any subsequent holder shall, upon the Scheme becoming effective, be bound by the terms of the Scheme.

(C)	Notwithstanding any other provision of these Articles and subject to the Scheme becoming effective and paragraph (D) of this Article, if the Company allots and issues any ordinary shares in the capital of the Company to any person (a “New Member”) other than under the Scheme or to GenMark or its nominee(s) after the Reduction Record Time (the “Post-Scheme Shares”), all such Post-Scheme Shares will, conditional upon the Scheme becoming effective, be transferred to GenMark (or as it may direct) in consideration for and conditionally upon (subject as hereinafter provided) GenMark allotting and issuing to such New Member such number of GenMark Shares as that New Member would have been entitled to had each Post Scheme Share been a Scheme Share (provided that no such GenMark Shares shall be allotted or issued prior to the Effective Date).

(D)	The GenMark Shares allotted and issued to a New Member pursuant to paragraph (C) of this Article shall be credited as fully paid and shall rank pari passu in all respects with all other GenMark Shares in issue at that time (other than as regards any dividend or other distribution payable by reference to a record date preceding the date of allotment) and shall be subject to the Certificate of Incorporation and By-laws of GenMark.

(E)	The amount of GenMark Shares to be allotted and issued to a New Member pursuant to paragraph (C) of this Article may be adjusted by the Directors, in such manner as the auditors of the Company may determine to take account of any reorganisation of or material alteration (including, without limitation, any subdivision or consolidation) to the share capital of either the Company or GenMark effected after the Effective Date.

(F)	To give effect to any transfer required by paragraph (C) of this Article, the Company may appoint any person as attorney and/or agent for the New Member to transfer the Post-Scheme Shares to GenMark or its nominee(s) and do all such other things and execute and deliver all such documents as may in the opinion of the attorney and/or agent be necessary or desirable to vest the Post-Scheme Shares in GenMark or its nominee(s) and, pending such vesting to exercise all such rights attaching to the Post-Scheme Shares as GenMark may direct. If an attorney and/or agent is so appointed, the New Member shall not thereafter (except to the extent that the attorney and/or agent fails to act in accordance with the directions of GenMark) be entitled to exercise any rights attaching to the Post-Scheme Shares unless so agreed by GenMark. The attorney and/or agent shall be empowered to exercise and deliver as transferor a form of transfer or instructions of transfer on behalf of the New Member (or any subsequent holder) in favour of GenMark and the Company may give a good receipt for the consideration for the Post-Scheme Shares and may register GenMark as holder thereof and issue to it certificates for the same. The Company shall not be obliged to issue a certificate to the New Member for the Post-Scheme Shares.”; and

1.5	conditional upon the Scheme becoming effective, the quotation of the ordinary shares of 0.10p in the Company on AIM, a market of the London Stock Exchange, be cancelled.

BY ORDER OF THE BOARD

31 March 2010

Registered Office:
c/o Ashurst LLP	Sally Craig
Broadwalk House	Company Secretary
5 Appold Street
London EC2A 2HA

Registered in England and Wales

with registered number 2849544

NOTES TO THE NOTICE OF SCHEME GM

1.	A member of the Company entitled to attend and vote at this meeting is entitled to appoint one or more proxies to attend and vote instead of him or her. A proxy need not be a member of the Company but must attend the meeting in person.

2.	A white form of proxy is enclosed with this notice for members who are unable or who do not wish to attend the meeting in person. Instructions for use are shown on the form. Lodging a form of proxy will not prevent the shareholder from attending and voting in person. The Company will give effect to the intention of members and include votes wherever and to the fullest extent possible. Any amendments you make to any form of proxy must be initialled by you.

3.	To be valid, the form of proxy (together with any power of attorney or authority under which it is signed, or a notarially certified copy of such power or authority) must be received at the offices of the Company’s registrar, Capita Registrars, PXS, 34 Beckenham Road, Beckenham, Kent BR3 4TU, no later than 48 hours before the time for holding the meeting or any adjournment thereof or (in the case of a poll taken otherwise than at the meeting or any adjournment thereof) for the taking of the poll at which it is to be used.

4.	You may appoint more than one proxy provided that each proxy is appointed to exercise rights attaching to different shares.

5.	If you wish to appoint multiple proxies, you may: (a) photocopy the form of proxy, fill in each copy in respect of different shares and send the multiple forms together to Capita Registrars at the address above; or alternatively (b) call Capita Registrars on the number in paragraph 21 below who will then issue you with multiple forms of proxy. In each case, please ensure that all of the multiple forms of proxy in respect of one registered holding are sent in the same envelope if possible.

6.	Where a form of proxy does not state the number of shares to which it applies (a “blank proxy”) then subject to the following principles where more than one proxy is appointed that proxy is deemed to have been appointed in relation to the total number of shares registered in the name of the appointing member (the “member’s entire holding”). In the event of a conflict between a blank proxy and a proxy which does state the number of shares to which it applies (a “specific proxy”), the specific proxy shall be counted first, regardless of the time it was sent or received (on the basis that as far as possible, the conflicting forms of proxy should be judged to be in respect of different shares) and remaining shares will be apportioned to the blank proxy (pro rata if there is more than one).

7.	Where there is more than one proxy appointed and the total number of shares in respect of which proxies are appointed is no greater than the member’s entire holding, it is assumed that proxies are appointed in relation to different shares, rather than that conflicting appointments have been made in relation to the same shares. That is there is only assumed to be a conflict where the aggregate number of shares in respect of which proxies have been appointed exceeds the member’s entire holding.

8.	When considering conflicting proxies, later proxies will prevail over earlier proxies, and which proxy is later will be determined on the basis of which proxy is last sent (or, if the Company is unable to determine which is last sent, last received). Proxies in the same envelope will be treated as sent and received at the same time, to minimise the number of conflicting proxies.

9.	If conflicting proxies are sent or received at the same time or if the Company is unable to determine which was sent or received last in respect of (or deemed to be in respect of) an entire holding, none of them shall be treated as valid.

10.	Where the aggregate number of shares in respect of which proxies are appointed exceeds a member’s entire holding and it is not possible to determine the order in which they were sent or received (or they were all sent or received at the same time), the number of votes attributed to each proxy will be reduced pro rata.

11.	Where the application of paragraph 10 above gives rise to fractions of shares, such fractions will be rounded down.

12.

If a member appoints a proxy or proxies and then decides to attend the Scheme GM in person and vote on a poll using his poll card, then the vote in person will override the proxy vote(s). If the vote in person is in respect of the member’s entire holding then all proxy votes will be disregarded. If, however, the member votes at the meeting in respect of less than the member’s entire holding, and the member indicates on his polling card that all proxies are to be disregarded, that shall be the case; but if the member does not specifically revoke proxies, then the vote in person will be treated in the same way as if it were the last received proxy and earlier proxies will only be disregarded to the extent that to count them would result in the number of votes being cast exceeding the member’s entire holding.

13.	CREST members who wish to appoint a proxy or proxies through the CREST electronic proxy appointment service may do so by using the procedures described in the CREST manual. CREST personal members or other CREST sponsored members, and those CREST members who have appointed a voting service provider(s), should refer to their CREST sponsor or voting service provider(s), who will be able to take the appropriate action on their behalf.

14.	In order for a proxy appointment or instruction made using the CREST service to be valid, the appropriate CREST message (a CREST Proxy Instruction) must be properly authenticated in accordance with Euroclear’s specifications and must contain the information required for such instructions, as described in the CREST manual. The message, regardless of whether it constitutes the appointment of a proxy or an amendment in the instruction given to a previously appointed proxy, must, in order to be valid, be transmitted so as to be received by the issuer’s agent (ID RA10) by the latest time(s) for receipt of proxy appointments specified in the notice of meeting. For this purpose, the time of receipt will be taken to be the time (as determined by the timestamp applied to the message by the CREST Applications Host) from which the issuer’s agent is able to retrieve the message by enquiry to CREST in the manner prescribed by CREST. After this time any change of instructions to proxies appointed through CREST should be communicated to the appointee through other means.

15.	CREST members and, where applicable, their CREST sponsors or voting service providers should note that Euroclear does not make available special procedures in CREST for any particular messages. Normal system timings and limitations will therefore apply in relation to the input of CREST Proxy Instructions. It is the responsibility of the CREST member concerned to take (or, if the CREST member is a CREST personal member or sponsored member or has appointed a voting service provider(s), to procure that his CREST sponsor or voting service provider(s) take(s)) such action as shall be necessary to ensure that a message is transmitted by means of the CREST system by any particular time. In this connection, CREST members and, where applicable, their CREST sponsors or voting service providers are referred, in particular, to those sections of the CREST manual concerning practical limitations of the CREST system and timings.

16.	The Company may treat as invalid a CREST Proxy Instruction in the circumstances set out in Regulation 35(5)(a) of the Uncertificated Securities Regulations 2001.

17.	To be entitled to attend and vote at the meeting (and for the purpose of the determination by the Company of the number of votes that can be cast), members must be entered on the Company’s register of members at 6.00 p.m. on 18 April 2010. If the meeting is adjourned then, to be so entitled, members must be entered on the Company’s register of members at 6.00 p.m. on the day which is two days before the date fixed for the adjourned meeting or, if the Company gives notice of this adjourned meeting and an entitlement time is specified in that notice, at the time specified in that notice.

18.	A shareholder which is a company (a corporation) and which wishes to be represented at the meeting by a person with authority to speak, vote on a show of hands and vote on a poll (a corporate representative) must appoint such a person by resolution of its directors. A corporate representative has the same powers on behalf of the corporation he/she represents as that corporation could exercise if it were an individual member of the Company.

19.	Any corporation which is a member can appoint one or more corporate representatives who may exercise on its behalf all of its powers as a member provided that they do so in relation to the same shares.

20.	In the case of joint holders, the vote of the senior who tenders a vote, whether in person or by proxy, will be accepted to the exclusion of the votes of other joint holders. For this purpose, seniority will be determined by the order in which the names stand in the Company’s register of members in respect of the joint holding.

21.	If you are in any doubt about completing the form of proxy please telephone Capita Registrars between 9.00 a.m. and 5.00 p.m. (London time) Monday to Friday on 0871 664 0321 (from within the UK) and +44 208 639 3399 (from outside the UK). Calls to the Capita Registrars’ 0871 664 0321 number are charged at 10 pence per minute (including VAT) plus any of your service provider’s network extras. Calls to the Capita Registrars’ +44 208 639 3399 number from outside the UK are charged at applicable international rates. Different charges may apply to calls made from mobile telephones and calls may be recorded and monitored randomly for security and training purposes. Capita Registrars cannot provide advice on the merits of the Proposal nor give any financial, legal or tax advice.

22.	Any question relevant to the business of the meeting may be asked at the meeting by anyone permitted to speak at the meeting.

23.	Copies of the Company’s articles of association as proposed to be amended by the first resolution set out in the notice of meeting are available for inspection at the offices of Ashurst LLP, Broadwalk House, 5 Appold Street, London EC2A 2HA during normal business hours on a weekday until the opening of business on the day on which the meeting is held and will also be available for inspection at the place of the meeting for at least fifteen minutes before and during the meeting.